                                                                  EXHIBIT 10.13

                                CONTRACT BETWEEN

                   THE OFFICE OF MEDICAID POLICY AND PLANNING,

             THE OFFICE OF THE CHILDREN'S HEALTH INSURANCE PROGRAM

                                       AND

                      HARMONY HEALTH PLAN OF ILLINOIS, INC.

      This Contract is made and entered into by and between the State of Indiana (hereinafter "State" or "State of Indiana"), through the Office of Medicaid Policy and Planning and the Office of Children's Health Insurance Program (hereinafter "the Offices"), of the Indiana Family and Social Services Administration, 402 West Washington Street, W382, Indianapolis, Indiana, and Harmony Health Plan of Illinois, Inc., 125 South Wacker Drive, Suite 2900, Chicago, Illinois, doing business as Harmony Health Plan of Indiana, (hereinafter "Contractor").

      WHEREAS, I.C. 12-15-30-1 and I.C. 12-17.6 authorize the Offices to enter into contracts to assist in the administration of the Indiana Medicaid and the Indiana Children's Health Insurance Program (CHIP), respectively;

      WHEREAS, the State of Indiana desires to contract for services to arrange for and to administer a risk-based managed care program (RBMC) for certain Hoosier Healthwise enrollees in Packages A, B and C as procured through BAA 01 -28;

      WHEREAS this Contract contains the payment rates under which the Contractor shall be paid and that these rates have been determined to be actuarially sound and not in excess of the fee-for-service upper payment limit (FFS-UPL) specified for risk contracts in 42 CFR 447.361;

      WHEREAS, the Contractor is willing and able to perform the desired services for Hoosier Healthwise Packages A, B and C;

      THEREFORE, the parties to this Contract agree that the terms and conditions specified below will apply to services in connection with this contract, and such terms and conditions are as follows:

                           I. TERM AND RENEWAL OPTION

      This Contract is effective from January 1, 2001 through December 31, 2002. At the discretion of the Offices the term may be extended for up to two additional years. In no event shall the term exceed December 31, 2004.



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                                 II. DEFINITIONS

      For the purposes of this contract, terms no defined herein shall be defined as they are in the documents incorporated in and attached to this document, subject to the order of precedence spelled out in Section V of this document.

"Contract" means this document and all documents or standards incorporated herein, expressly including but not limited to the following documents appended hereto and listed in chronological order and to be given precedence as described in Section V of this document, entitled "Order of Precedence":

      Attachment 1 - BAA 01 -28,released July 31, 2000;

      Attachment 2 - Contractor's response to BAA 01-28, submitted September 25,
                     2000, excluding the following sections:
                     Section 5.3.8,
                     Section 5.4.4, Appendices A, B, C, D, H; Exhibit 5.4.4I;
                     Exhibit 5.4.4M; Exhibit 5.4.4O;

      and,

      Any other documents, standards, laws, rules or regulations incorporated by reference in the above materials, all of which are hereby incorporated by reference.

"Covered Services" means all services required to be arranged, administered, managed or provided by or on behalf of the Contractor under this contract.

"Effective Date of Enrollment" means:

   - The first day of the birth month of a newborn that is determined by the Offices to be an enrolled member;

   - The fifteenth day of the current month for a member who has, between the twenty-sixth day of the previous month and the tenth day of the current month, been determined by the Offices to be an enrolled member; and,

   - The first day of the following month for a member who has, between the eleventh day and the twenty-fifth day of a month, been determined by the Offices to be an enrolled member.

"Enrolled Member", or "Enrollee", means a Hoosier Healthwise-eligible member who is listed by the Offices on the enrollment rosters to receive covered services from the Contractor or its subcontractors, employees, agents, or providers, as of the Effective Date of Enrollment, under this contract.

"Provider" means a physician, hospital, home health agency or any other institution, or health or other professional person or entity, which participates in the provision of services to an enrolled



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member under BAA 01-28, whether as an independent contractor, a subcontractor, employee, or agent of the Contractor.

"Broad Agency Announcement", or "BAA", means BAA 01-28 for providers of managed care services, released July 31, 2000.

                          III. DUTIES OF THE CONTRACTOR

A. The Contractor agrees to assume financial risk for developing and managing a health care delivery system and for arranging or administering all Hoosier Healthwise covered services except, as set out in section 3.4.3 of the BAA, dental care, long-term institutional care, services provided as part of an individualized education plan (IEP) pursuant to the Individuals with Disabilities Education Act (IDEA) at 20 U.S.C. 1400 et seq., behavioral health, and hospice services, in exchange for a per-enrollee, per-month fixed fee, to certain enrollees in Hoosier Healthwise Packages A, B and C. Wards of the State, foster children and children receiving adoption assistance may enroll on a voluntary basis and will not be subject to auto-assignment into the Hoosier Healthwise program. The Contractor must, at a minimum, furnish covered services up to the limits specified by the Medicaid and CHIP programs. The Contractor may exceed these limits. However, in no instance may any covered service's limitations be more restrictive than those which exist in the Indiana Medicaid fee-for-service program for Packages A and B, and the Children's Health Insurance Program for Package C.

B. The Contractor agrees to perform all duties and arrange and administer the provision of all services as set out herein and contained in the BAA as attached and the Contractor's responses to the BAA as attached, all of which are incorporated into this Contract by reference. In addition, the Contractor shall comply with all policies and procedures defined in any bulletin, manual, or handbook yet to be distributed by the State or its agents insofar as those policies and procedures provide further clarification and are no more restrictive than any policies and procedures contained in the BAA and any amendments to the BAA. The Contractor agrees to comply with all pertinent state and federal statutes and regulations in effect throughout the duration of this Contract and as they may be amended from time to time.

C. The Contractor agrees that it will not discriminate against individuals eligible to be covered under this Contract on the basis of health status or need for health services; and the Contractor may not terminate an enrollee's enrollment, or act to encourage an enrollee to terminate his/her enrollment, because of an adverse change in the enrollee's health. The disenrollment function will be carried out by a State contractor who is independent of the Contractor; therefore, any request to terminate an enrollee's enrollment must be approved by the Offices.

D. The Contractor agrees that no services or duties owed by the Contractor under this Contract will be performed or provided by any person or entity other than the Contractor, except as contained in written subcontracts or other legally binding agreements. Prior to entering into



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      any such subcontract or other legally binding agreement, the Contractor shall, in each case, submit the proposed subcontract or other legally binding agreement to the Offices for prior review and approval. Prior review and approval of a subcontract or legally binding agreement shall not be unreasonably delayed by the Offices. The Offices shall, in appropriate cases and as requested by the Contractor, expedite the review and approval process. Under no circumstances shall the Contractor be deemed to have breached its obligations under this Contract if such breach was a result of the Offices' failure to review and approve timely any proposed subcontract or other legally binding agreement. If the Offices disapprove any proposed subcontract or other legally binding agreement, the Offices shall state with reasonable particularity the basis for such disapproval. No subcontract into which the Contractor enters with respect to performance under this Contract shall in any way relieve the Contractor of any responsibility for the performance of duties under this Contract. All subcontracts and amendments thereto executed by the Contractor under this Contract must meet the following requirements; any existing subcontracts or legally binding agreements which fail to meet the following requirements shall be revised to include the requirements within ninety (90) days from the effective date of this Contract:

      1.    Be in writing and specify the functions of the subcontractor.

      2.    Be legally binding agreements.

      3. Specify the amount, duration and scope of services to be provided by the subcontractor.

      4. Provide that the Offices may evaluate, through inspection or other means, the quality, appropriateness, and timeliness of services performed.

      5. Provide for inspections of any records pertinent to the contract by the Offices.

      6. Require an adequate record system to be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to recipients under the contract.

      7. Provide for the participation of the Contractor and subcontractor in any internal and external quality assurance, utilization review, peer review, and grievance procedures established by the Contractor, in conjunction with the Offices.

      8. Provide that the subcontractor indemnify and hold harmless the State of Indiana, its officers, and employees from all claims and suits, including court costs, attorney's fees, and other expenses, brought because of injuries or damage received or sustained by any person, persons, or property that is caused by any act or omission of the Contractor and/or the subcontractors. The State shall not provide such indemnification to the subcontractor.

      9. Identify and incorporate the applicable terms of this Contract and any incorporated documents. The subcontract shall provide that the subcontractor



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            agrees to perform duties under the subcontract, as those duties pertain to enrollees, in accordance with the applicable terms and conditions set out in this Contract, any incorporated documents, and all applicable state and federal laws, as amended.

E. The Contractor agrees that, during the term of this Contract, it shall maintain, with any in- network provider rendering health care services under the BAA, provider service agreements which meet the following requirements; any existing provider service agreements which fail to meet the following requirements shall be revised to include the requirements within ninety (90) days from the effective date of this Contract. The provider service agreements shall:

      1. Identify and incorporate the applicable terms of this Contract and any incorporated documents. Under the terms of the provider services agreement, the provider shall agree that the applicable terms and conditions set out in this Contract, any incorporated documents, and all applicable state and federal laws, as amended, govern the duties and responsibilities of the provider with regard to the provision of services to enrollees.

      2. Reference a written provider claim resolution procedure as set out in section III.Q. below.

F. The Contractor agrees that all laboratory testing sites providing services under this Contract must have a valid Clinical Laboratory Improvement Amendments (CLIA) certificate and comply with the CLIA regulations at 42 C.F.R. Part 493.

G.    The Contractor agrees that it shall:

      1. Retain, at all times during the period of this Contract, a valid Certificate of Authority under applicable State laws issued by the State of Indiana Department of Insurance.

      2. Ensure that, during the term of this Contract, each provider rendering health care services under the BAA is authorized to do so in accordance with the following:

            a. The provider must maintain a current Indiana Health Coverage Programs (IHCP) provider agreement and must be duly licensed in accordance with the appropriate state licensing board and shall remain in good standing with said board.

            b. If a provider is not authorized to provide such services under a current IHCP provider agreement or is no longer licensed by said board, the Contractor is obligated to terminate its contractual relationship authorizing or requiring such provider to provide services under the BAA. The Contractor must terminate its contractual relationship with the provider as soon as the Contractor has knowledge of the termination of the provider's license or the IHCP provider agreement.



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      3.    Comply with the specific requirements for Health Maintenance
            Organizations (HMOs) eligible to receive Federal Financial Participation (FFP) under Medicaid, as listed in the State Organization and General Administration Chapter of the Health Care Financing Administration (HCFA) Medicaid Manual. These requirements include, but are not limited to the following:

            a. The Contractor shall meet the definition of HMO as specified in the Indiana State Medicaid Plan.

            b. Throughout the duration of this Contract, the Contractor shall satisfy the Chicago Regional Office of the Health Care Financing Authority (hereinafter called HCFA) that the Contractor is compliant with the Federal requirements for protection against insolvency pursuant to 42 CFR 434.20(c)(3) and 434.50(a), the requirement that the Contractor shall continue to provide services to Contractor enrollees until the end of the month in which insolvency has occurred, and the requirement that the Contractor shall continue to provide inpatient services until the date of discharge for an enrollee who is institutionalized when insolvency occurs. The Contractor shall meet this requirement by posting a performance bond pursuant to Section VII, paragraph C, of this Contract, and satisfying the statutory reserve requirements of the Indiana Department of Insurance.

            c. The Contractor shall comply with, and shall exclude from participation as either a provider or subcontractor of the Contractor, any entity or person that has been excluded under the authority of Sections 1124A, 1128 or 1128A of the Social Security Act or does not comply with the requirements of
                  Section 1128(b) of the Social Security Act.

            d. In the event that the HCFA determines that the Contractor has violated any of the provisions of 42 CFR 434.67(a), HCFA may deny payment of FFP for new enrollees of the HMO under 42 USC 1396b(m)(5)(B)(ii). The Offices shall automatically deny State payment for new enrollees whenever, and for so long as, Federal payment for such enrollees has been denied.

H. The Contractor shall submit proof, satisfactory to the Offices, of indemnification of the Contractor by the Contractor's parent corporation, if applicable, and by all of its subcontractors.

I. The Contractor shall submit proof, satisfactory to the Offices, that all subcontractors will hold the State harmless from liability under the subcontract. This assurance in no way relieves the Contractor of any responsibilities under the BAA or this Contract.

J. The Contractor agrees that, prior to initially enrolling any Hoosier Healthwise Package A, B or C enrollees, it shall go through and satisfactorily complete the readiness review as described in the BAA. The required readiness review shall begin before the contract



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      between the Contractor and the State is finalized and executed. Within ninety (90) days from the effective date of this Contract, the Contractor shall make a good faith effort to resolve, to the satisfaction of the Offices, any outstanding issues brought to the Contractor's attention by the Offices as a result of the readiness review.

K. The Contractor shall establish and maintain a quality improvement program that meets the requirements of 42 CFR 434.34, as well as other specific requirements set forth in the BAA. The Offices and the HCFA may evaluate through inspection or other means, including but not limited to, the review of the quality assurance reports required under this Contract, and the quality, appropriateness, and timeliness of services performed under this Contract. The Contractor agrees to participate and cooperate, as directed by the Offices, in the annual external quality review of the services furnished by the Contractor.

L. In accordance with 42 CFR 434.28, the Contractor agrees that it and any of its subcontractors shall comply with the requirements, if applicable, of 42 CFR 489, Subpart I, relating to maintaining and distributing written policies and procedures respecting advance directives. The Contractor shall distribute policies and procedures to adult individuals during the enrollee enrollment process and whenever there are revisions to these policies and procedures. The Contractor shall make available for inspection, upon reasonable notice and request by the Offices, documentation concerning its written policies, procedures and distribution of such written procedures to enrollees.

M. Pursuant to 42 C.F.R. 417.479(a), the Contractor agrees that no specific payment can be made directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee. The Contractor must disclose to the State the information on provider incentive plans listed in 42 C.F.R. 417.479 (h)(l) and 417.479(i) at the times indicated at 42 C.F.R. 434.70(a)(3), in order to determine whether the incentive plan meets the requirements of 42 C.F.R. 417(d)-(g). The Contractor must provide the capitation data required under paragraph
      (h)(l)(vi) for the previous calendar year to the State by application/contract renewal of each year. The Contractor will provide the information on its physician incentive plan(s) listed in 42 C.F.R. 417.479(h)(3) to any enrollee upon request.

N. The Contractor must not prohibit or restrict a health care professional from advising an enrollee about his/her health status, medical care, or treatment, regardless of whether benefits for such care are provided under his Contract, if the professional is acting within the lawful scope of practice. However, this provision does not require the Contractor to provide coverage of a counseling or referral service if the Contractor objects to the service on moral or religious grounds and makes available information on its policies to potential enrollees and enrollees within ninety (90) days after the date the Contractor adopts a change in policy regarding such counseling or referral service.

O. In accordance with 42 U.S.C. Section 1396u-2(b)(6), the Contractor agrees that an enrollee may not be held liable for the following:



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      1.    Debts of the Contractor, or its subcontractors, in the event of any organization's insolvency;

      2. Services provided to the enrollee in the event the Contractor fails to receive payment from the Offices for such services or in the event a provider fails to receive payment from the Contractor or Offices; or

      3. Payments made to a provider in excess of the amount that would be owed by the enrollee if the Contractor had directly provided the services.

P. The Offices may from time to time request and the Contractor, and all of its subcontractors, agree that the Contractor, or its subcontractors, shall prepare and submit additional compilations and reports as requested by the Offices. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. The Contractor, and all of its subcontractors, agree that a response to the request shall be submitted within thirty (30) days from the date of the request, or by the Offices' requested completion date, whichever is earliest. The response shall include the additional compilations and reports as requested, or the status of the requested information and an expected completion date. When such requests pertain to legislative inquiries or expedited inquiries from the Office of the Governor, the additional compilations and reports shall be submitted by the Offices' requested completion date. Failure by the Contractor, or its subcontractors, to comply with response time frames shall be considered grounds for the Offices to pursue the provisions outlined in Section 3.16.5 of the BAA. In the event that delays in submissions are a consequence of a delay by the Offices or the Medicaid Fiscal Agent, the time frame for submission shall be extended by the length of time of the delay.

Q. The Contractor shall establish a written claim resolution procedure applicable to both in-network and out-of-network providers which shall be distributed to all in-network providers and shall be available to out-of network providers upon request. The Contractor shall negotiate the terms of a written claim resolution procedure with in-network providers; but if the Contractor and an in-network provider are unable to reach agreement on the terms of such procedure, the out-of-network provider claims resolution procedure approved by the Offices under this section shall govern the resolution of such in-network provider's claims with the Contractor. The written claim resolution procedure for out-of-network providers (and in-network providers in the absence of an agreement) must be submitted to the Offices for approval within thirty (30) days from the effective date of this Contract and must include, at a minimum, the following elements:

      1. A statement noting that providers objecting to determinations involving their claims will be provided procedural due process through the Contractor's claim resolution procedure.

      2. A description of both the informal and formal claim resolution procedures that will be available to resolve a provider's objection to a determination involving the provider's claim.



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      3.    An informal claim resolution procedure which:

            a. shall be available for the resolution of claims submitted to the Contractor by the provider within the allowable claims submission time limits under federal and state law;

            b.    shall precede the formal :claim resolution procedure;

            c. shall be used to resolve a provider's objection to a determination by the Contractor involving the provider's claim, including a provider's objection to:

                  (1) any determination by the Contractor regarding payment for a claim submitted by the provider including the amount of such payment; and

                  (2) the Contractor's determination that a claim submitted by the provider lacks sufficient supporting information, records, or other materials;

            d. may, at the election of a provider, be utilized to determine the payment due for a claim in the event the Contractor fails, within thirty (30) days after the provider submits the claim, to notify the provider of:

                  (1) its determination regarding payment for the provider's claim; or

                  (2) its determination that the provider's claim lacked sufficient supporting information, records, or other materials;

            e.    shall be commenced by a provider submitting to the Contractor:

                  (1) within sixty (60) days after the provider's receipt of written notification of the Contractor's determination regarding the provider's claim, the provider's written objection to the Contractor's determination and an explanation of the objection; or

                  (2) within sixty (60) days after the Contractor fails to make a determination as described in subparagraph (d), a written notice of the provider's election to utilize the informal claims resolution procedure under subparagraph (d) above;

            f. shall allow providers and the Contractor to make verbal inquiries and to otherwise informally undertake to resolve the matter submitted for resolution by the provider pursuant to Paragraph 3.e.

      4. In the event the matter submitted for informal resolution is not resolved to the provider's satisfaction within thirty (30) days after the provider commenced the informal claim resolution procedure, the provider shall have sixty (60) days from that point to submit to the Contractor written notification of the provider's election to submit the matter to the formal claim resolution procedure. The



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            provider's notice must specify the basis of the provider's dispute with the Contractor. The Contractor's receipt of the provider's written notice shall commence the formal claim resolution procedure.

      5. The formal claim resolution procedure shall be conducted by a panel of one (1) or more individuals selected by the Contractor. Each panel must be knowledgeable about the policy, legal, and clinical issues involved in the matter that is the subject of the formal claim resolution procedure. An individual who has been involved in any previous consideration of the matter by the Contractor may not serve on the panel. The Contractor's medical director, or another licensed physician designated by the medical director, shall serve as a consultant to the panel in the event the matter involves a question of medical necessity or medical appropriateness.

      6. The panel shall consider all information and material submitted to it by the provider that bears directly upon an issue involved in the matter that is the subject of the formal claim resolution procedure. The panel shall allow the provider an opportunity to appear in person before the panel, or to communicate with the panel through appropriate other means if the provider is unable to appear in person, and question the panel in regard to issues involved in the matter. The provider shall not be required to be represented by an attorney for purposes of the formal claim review procedure.

      7. Within forty-five (45) days after the commencement of the formal claim resolution procedure, the panel shall deliver to the provider the panel's written determination of the matter before it. Such determination shall be the Contractor's final position in regard to the matter. The written determination shall include, as applicable, a detailed explanation of the factual, legal, policy and clinical basis of the panel's determination.

      8. In the event the panel fails to deliver to the provider the panel's written determination within forty-five (45) days after the after the commencement of the formal claim resolution procedure, such failure on the part of the panel shall have the effect of a denial by the panel of the provider's claim.

      9. The panel's written determination shall include notice to the provider of the provider's right, within sixty (60) days after the provider's receipt of the panel's written determination, to submit to binding arbitration the matter that was the subject of the formal claim resolution procedure. The provider shall also have the right to submit the matter to binding arbitration if the panel has failed to deliver its written determination to the provider within the required forty-five (45) day period.

      10. Any procedure involving binding arbitration must be conducted in accordance with the rules and regulations of the American Health Lawyers Association (AHLA), pursuant to the Uniform Arbitration Act as adopted in the State of Indiana at I.C. 34-57-2, unless the provider and Contractor mutually agree to some other binding resolution procedure. However, any Contractor and provider



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            that are subject to statutorily imposed arbitration procedures for the resolution of these claims shall be required to follow the statutorily imposed arbitration procedures, but only to the extent those procedures differ from, or are irreconcilable with, the rules and regulations of the American Health Lawyers Association (AHLA), pursuant to the Uniform Arbitration Act as adopted in the State of Indiana at I.C. 34-57-2. It is the intent of the Offices that the fees and expenses of arbitration be borne by the non-prevailing party.

      11.   The provider and Contractor may agree, within the requisite sixty
            (60) day time period, to include in a single arbitration proceeding matters from multiple formal claim resolution procedures involving the Contractor and the provider. If the provider and Contractor are not able to agree, the arbitrator, as selected in Paragraph 10 above, shall have the discretion to include in a single arbitration proceeding matters from multiple formal claim resolution procedures involving the Contractor and the provider.

      12.   For claims disputed under Paragraph 3.c.(2) above:

            a. a claim that is finally determined through the Contractor's claim resolution procedure (including arbitration) not to lack sufficient supporting documentation shall be processed by the Contractor within thirty (30) days after such final determination. The processing of the claim and the Contractor's determination involving the claim shall be subject to Paragraph 3. c. and Paragraph 3. d. and the Contractor's formal claim resolution procedure and binding arbitration.

            b. a claim that is finally determined through the Contractor's claim resolution procedure (including arbitration) to lack sufficient supporting documentation shall be processed by the Contractor within thirty (30) days after the provider submits to the Contractor the requisite supporting documentation. The provider shall have thirty (30) days after written notice of the final determination establishing that the claim lacked sufficient supporting documentation is received by the provider to submit the requisite supporting documentation. The processing of the claim and the Contractor's determination involving the claim shall be subject to Paragraph 3. c. and Paragraph 3. d. and the Contractor's formal claim resolution procedure and binding arbitration.

      13. A Contractor may not include in its claim resolution procedures for out-of-network providers (and in-network providers in the absence of an agreement) elements that restrict or diminish the claim review procedures, time periods or subject matter provided for in paragraphs 1 through 12 above.

      14. A Contractor shall maintain a log of all informally and formally filed provider objections to determinations involving claims. The logged information shall include the provider's name, date of objection, nature of the objection, and



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            disposition. The Contractor shall submit quarterly reports to the
            Offices regarding the number and type of provider objections.

                                   IV. PAYMENT

A. In consideration of the services to be performed by the Contractor, the Offices agree to pay the Contractor the following amounts per month per enrolled member as contained in the Offices' capitation payment listing based upon the capitation rates by category as listed below:

                                CAPITATION RATES

  CATEGORY                PACKAGES A AND B             PACKAGE C
-------------            ------------------        ------------------
Newborns                 $   355.20                $   127.99
Preschool                $    71.80                $    82.30
Children                 $    58.22                $    68.88
Adolescents              $    87.58                $    97.79
Adult Males              $   247.27
Adult Females            $    93.78
Deliveries               $ 3,297.96/delivery       $ 3,297.96/delivery

      These capitation rates will be adjusted by the medical component of the Consumer Price Index. The initial adjustment will occur in January 2002, with subsequent adjustments to occur annually thereafter. In the event that the Offices adjust the fee-for-service (FFS) rates, the Offices may, in its sole discretion, further adjust the capitation rates in accordance with the FFS adjustment, based on the same methodology or percentage change used for the FFS adjustment. If the Offices make such an adjustment, it shall apply only to the specific service component of the capitation rate that corresponds to the FFS adjustment. Any capitation rates adjusted due to a change in the FFS program may be further adjusted to ensure actuarial soundness. All adjustments are subject to federal regulations that this Contract may not exceed the FFS Upper Payment Limit
      (UPL).

B. All payment obligations of the Offices are subject to the encumbrance of monies and shall be paid to the Contractor on the first Wednesday after the fifteenth of the month.

C. The capitation payment will be prospective, based upon the number of enrollees assigned to the Contractor as of the first of the month. The Offices will establish an administrative procedure to allow retroactive or other payment adjustments as necessary to implement this contract.

D. The Contractor will be provided a capitation payment listing which includes a detailed listing of all enrollees for which the Contractor is receiving a capitation payment.

E. The parties agree that the Offices have the option of renegotiating actuarially sound capitation rates annually. Rates revised under this provision shall be implemented only



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

      after a contract amendment is executed and approved. Contractor may submit information for the Offices' review and consideration.

F. It is understood and agreed upon by the parties that all obligations of the State of Indiana are contingent upon the availability and continued appropriation of State and Federal funds, and in no event shall the State of Indiana be liable for any payments in excess of available appropriated funds.

G. When the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of performance of this Contract, the Contract shall be cancelled. A determination by the State Budget Director that funds are not appropriated or otherwise available to support continuation of performance shall be final and conclusive.

                             V. ORDER OF PRECEDENCE

Any inconsistency or ambiguity in this Contract shall be resolved by giving precedence in the following order:

      1)    The express terms of this document;

      2)    Attachment 1 - BAA 01-28, released July 31, 2000;

      3)    Attachment 2 - the Contractor's response to the BAA;

      4) Any other documents, standards, laws, rules or regulations incorporated by reference in the above materials, all of which are hereby incorporated by reference.

                                   VI. NOTICE

A. Whenever notice is required to be given to the other party, it shall be made in writing and delivered to that party. Delivery shall be deemed to have occurred if a signed receipt is obtained when delivered by hand or according to the date on the return receipt if sent by certified mail, return receipt requested. Notices shall be addressed as follows:

      In case of notice to the Contractor:   In case of notice to the Offices:

      Ancelmo E. Lopes, President/CEO        Sharon Steadman, Managed Care
      Harmony Health Plan of Illinois, Inc.  Director Office of Medicaid Policy
      125 South Wacker Drive, Suite 2900     and Planning Family and Social
      Chicago, Illinois 60606                Services Administration 402
                                             W. Washington St., IGCS W382, MS07
                                             Indianapolis, Indiana 46204

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                                 Page 13 of 24

B. Said notices shall become effective on the date of delivery or the date specified within the notice, whichever comes later. Either party may change its address for notification purposes by mailing a notice stating the change and setting forth the new address.

                          VII. MISCELLANEOUS PROVISIONS

A. Entire Agreement. This Contract constitutes the entire agreement between the parties with respect to the subject matter; all prior agreements, representations, statements, negotiations, and undertakings are superseded hereby.

B. Changes. Any changes to this Contract shall be by formal amendment of this Contract signed by all parties required by Indiana law.

C. Performance Bond. The Contractor agrees that a performance bond in the amount of five hundred thousand dollars ($500,000.00) will be delivered to the Indiana Department of Administration (IDOA) within ten (10) calendar days of the execution of this contract. Said bond will be in the form of a cashier's check, a certified check, or a surety bond executed by a surety company authorized to do business in the State of Indiana as approved by the Insurance Department of State of Indiana. No other check or surety will be accepted. The performance bond shall be made payable to the IDOA and shall be effective for the duration of the contract and any extensions thereof. The State reserves the right to increase the performance bond amount if enrollment levels indicate the need for higher liquidated damages.

D. Access To Records. The Contractor and any subcontractor shall maintain all books, documents, papers and records which are directly pertinent to this Contract and shall make such materials available at all reasonable times during the contract period and for three (3) years from the date of final payment under the Contract or until all pending matters are closed, whichever date is later, for inspection by the Office, or any other duly authorized representative of the State of Indiana or the Federal government. Copies thereof shall be furnished at no cost to the State if requested.

E. Assignment. The Contractor shall not assign or subcontract the whole or any part of this Contract without the State's prior written consent. Such consent will not be unreasonably withheld. The Contractor may assign its right to receive payments to such third parties as the Contractor may desire without the prior written consent of the State, provided that the Contractor gives written notice (including evidence of such assignment) to the State thirty (30) days in advance of any payment so assigned. The assignment shall cover all unpaid amounts under this Contract and shall not be made to more than one party.

F. Authority to Bind Contractor. Notwithstanding anything in this Contract to the contrary, the signatory for the Contractor represents that he/she has been duly authorized to execute contracts on behalf of the Contractor designed above, has filed proof of such authority with the Indiana Department of Administration, 402 West Washington Street, W469,

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

      Indianapolis, Indiana 46204, and has obtained all necessary or applicable approval from the home office of the Contractor to make this Contract fully binding upon the Contractor when his/her signature is affixed and is not subject to home office acceptance hereto and accepted by the State of Indiana.

G. Compliance with Laws. The Contractor agrees to comply with all applicable Federal, State, and local laws, rules, regulations, or ordinances, and all provisions required thereby to be included herein are hereby incorporated by reference. The enactment of any state or federal statute or the promulgation of regulations thereunder after execution of this Contract shall be reviewed by the State and the Contractor to determine whether the provisions of this Contract require formal modification.

H. Compliance with Civil Rights Laws. The Contractor and its subcontractors hereby assure that they will comply with all Federal and Indiana Civil Rights Laws, including, but not limited to, I.C. 22-9-1-10 and the Civil Rights Act of 1964, to the end that they shall not discriminate against any employee or applicant for employment, to be employed in the performance of this Contract, with respect to his/her hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of his/her race, color, religion, sex, disability, national origin, ancestry or status as a veteran. The Contractor understands that the State of Indiana is a recipient of federal funds. Pursuant to that understanding, the Contractor, and its subcontractors, if any, agree that if the Contractor employs 50 or more employees and does at least $50,000 worth of business with the State of Indiana and is not exempt, the Contractor will comply with the reporting requirements of 41 CFR 60-1.7, if applicable. Breach of this covenant may be regarded as a material breach of the Contract. The State of Indiana shall comply with Section 202 of Executive Order 11246, as amended, and 41 CFR 60-741, as amended, which are incorporated herein by specific reference.

I. Assurance of Compliance with Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973 and the Age Discrimination Act of 1975, the Americans with Disabilities Act of 1990 and Title IX of the Education Amendments of 1972: The Contractor agrees that it, and all of its subcontractors and providers, will comply with the following:

      1. Title VI of the Civil Rights Act of 1964 (Pub. L. 88-352), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R.
            Part 80), to the end that, in accordance with Title VI of that Act and the Regulation, no person in the United States shall on the ground of race, color, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      2. Section 504 of the Rehabilitation Act of 1973 (Pub. L. 93-112), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R.
            Part 84), to the end that, in accordance with Section 504 of that Act and the Regulation, no otherwise qualified handicapped individual in

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

            the United States shall, solely by reason of his/her handicap, be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      3. The Age Discrimination Act of 1975 (Pub. L. 94-135), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R. Part 91), to the end that, in accordance with the Act and the Regulation, no person in the United States shall, on the basis of age, be denied the benefits of, be excluded from participation in, or be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      4. The Americans with Disabilities Act of 1990 (Pub. L. 101-336), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Justice (28 C.F.R. 35.101 et seq.), to the end that in accordance with the Act and Regulation, no person in the United States with a disability shall, on the basis of the disability, be excluded from participation in, be denied the benefits of, or otherwise be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      5. Title IX of the Education Amendments of 1972, as amended (20 U.S.C. Sections 1681-1683, and 1685-1686), and all requirements imposed by or pursuant to regulation, to the end that, in accordance with the Amendments, no person in the United States shall, on the basis of sex, be excluded from participation in, be denied the benefits of, or otherwise be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      The Contractor agrees that compliance with this assurance constitutes a condition of continued receipt of Federal financial assistance, and that it is binding upon the Contractor, its successors, transferees and assignees for the period during which such assistance is provided. The Contractor further recognizes that the United States shall have the right to seek judicial enforcement of this assurance.

J.    Conflict of Interest

      1.    As used in this section:

            "Immediate family" means the spouse and the unemancipated children of an individual.

            "Interested party" means:

            a.    The individual executing this Contract;

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

            b. An individual who has an interest of three percent (3%) or more of the Contractor if the Contractor is not an individual; or

            c. Any member of the immediate family of an individual specified under subdivision a. or b.

            "Department" means the Indiana Department of Administration.

            "Commission" means the State Ethics Commission.

      2. The Department may cancel this Contract without recourse by the Contractor if any interested party is an employee of the State of Indiana.

      3.    The Department will not exercise its right of cancellation under section 2 above if the Contractor gives the Department an opinion by the Commission indicating that the existence of this Contract and the employment by the State of Indiana of the interested party does not violate any statute or code relating to ethical conduct of state employees. The Department may take action, including cancellation of this Contract consistent with an opinion of the Commission obtained under this section.

      4. The Contractor has an affirmative obligation under this Contract to disclose to the Department when an interested party is or becomes an employee of the State of Indiana. The obligation under this section extends only to those facts which the Contractor knows or reasonably could know.

K. Confidentiality of Data and Property Rights. The Contractor further agrees that all information, data, findings, recommendations, and proposals, by whatever name described and by whatever form therein, secured developed, written, or produced by the Contractor in furtherance of this Contract, shall be the property of the State of Indiana and that the Contractor shall take such action as is necessary under law to preserve such property rights in and of the State of Indiana while such property is within the control and/or custody of the Contractor.

      By this Contract the Contractor specifically waives and/or releases to the State of Indiana any cognizable property right in the Contractor to copyright or patent such information, data, findings, recommendations, and proposals, that are developed exclusively in furtherance of the Contract and not developed by the Contractor for its other lines of business and incidentally applied to its Hoosier Healthwise line of business.

      The parties acknowledge that it is in their interests for the Contractor to develop new techniques and advances in managed care. Therefore, the Offices hereby grant to the Contractor, subject to the confidentiality obligations set forth in this Contract, as well as those imposed by federal and state laws and regulations, a perpetual license to use materials, models, methodologies and techniques developed under this contract.

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

L. Confidentiality of State of Indiana Information. The Contractor understands and agrees that data, materials and information disclosed to the Contractor may contain confidential and protected data; therefore, the Contractor promises and assures that data, material, and information gathered, based upon or disclosed to the Contractor for the purpose of this Contract will not be disclosed to others or discussed with other parties without the prior written consent of the State of Indiana.

M. Conveyance of Documents And Continuation of Existing Activity: Should the Contract for whatever reason, (i.e. completion of a contract with no renewal, or termination of service by either party), be discontinued and the activities as provided for in the Contract for services cease, the Contractor and any subcontractors employed by the terminating Contractor in the performance of the duties of the Contract shall promptly convey to the State of Indiana, copies of all vendor working papers, data collection forms, reports, charts, programs, cost records and all other material related to work performed on this Contract.

      The Contractor and the Office shall convene immediately upon notification of termination or non-renewal of the Contract to determine what work shall be suspended, what work shall be completed, and the timeframe for completion and conveyance. The Office will then provide the Contractor with a written schedule of the completion and conveyance activities associated with termination. Documents/materials associated with suspended activities shall be conveyed by the Contractor to the State of Indiana upon five days' notice from the State of Indiana. Upon completion of those remaining activities noted on the written schedule, the Contractor shall also convey all documents and materials to the State of Indiana upon five days' notice from the State of Indiana.

N. Disputes. Should any disputes arise with respect to this Contract, the Contractor and the State of Indiana agree to act immediately to resolve any such disputes. Time is of the essence in the resolution of disputes.

      The Contractor agrees that, the existence of a dispute notwithstanding, it will continue without delay to carry out all its responsibilities under this Contract which are not affected by the dispute. Should the Contractor fail to continue without delay to perform its responsibilities under this Contract in the accomplishment of all non-disputed work, any additional costs incurred by the Contractor or the State of Indiana as a result of such failure to proceed shall be borne by the Contractor, and the Contractor shall make no claim against the State of Indiana for such costs. If the Contractor and the State of Indiana cannot resolve a dispute within ten (10) working days following notification in writing by either party of the existence of said dispute, then the following procedure shall apply:

      1. The parties agree to resolve such matters through submission of their dispute to the Commissioner of the Indiana Department of Administration who shall reduce her decision to writing and mail or otherwise furnish a copy thereof to the Contractor and the State of Indiana within ten (10) working days after presentation of such dispute for her decision. Her decision shall be final and conclusive unless the Contractor mails or otherwise furnishes to the Commissioner of Administration, within ten (10) working days after receipt

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

            of the Commissioner's decision, a written appeal. Within ten (10) working days of receipt by the Commissioner, she may reconsider her decision. If no reconsideration is provided within ten (10) working days the Contractor may submit the dispute to an Indiana court of competent jurisdiction.

      2. The State of Indiana may withhold payments on disputed items pending resolution of the dispute. The non-payment by the State of Indiana to the Contractor of one or more invoices not in dispute shall not constitute default, however, the Contractor may bring suit to collect such monies without following the disputes procedure contained herein.

O.    Drug-Free Workplace

      1. The Contractor hereby covenants and agrees to make a good faith effort to provide and maintain during the term of this Contract a drug-free workplace. Contractor will give written notice to the Office and the Indiana Department of Administration within ten (10) days after receiving actual notice that an employee of the Contractor has been convicted of a criminal drug violation occurring in the Contractor's workplace.

      2. In addition to subparagraph (1), if the total amount set forth in this Contract is in excess of twenty-five thousand dollars ($25,000.00), the Contractor hereby further agrees that this Contract is expressly subject to the terms, conditions, and representations contained in the Drug-Free Workplace Certification. The Certification is hereby executed by the Contractor in conjunction with this Contract and set forth in this Contract.

      3. It is further expressly agreed that the failure of the Contractor to in good faith comply with the terms of subparagraph (1) above, or falsifying or otherwise violating the terms of the certification referenced in subparagraph (2) above shall constitute a material breach of this Contract, and shall entitle the State of Indiana to impose sanctions against the Contractor including, but not limited to, suspension of contract payment, termination of this Contract and/or debarment of the Contractor from doing further business with the State of Indiana for up to three (3) years.

P.    Drug-Free Workplace Certification

      This Certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana. Pursuant to its delegated authority, the Indiana Department of Administration is requiring the inclusion of this certification in all contracts with the State of Indiana in excess of $25,000.00. No award of a contract shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000.00 shall be valid, unless and until this certification has been fully executed by the Contractor and made a part of the Contract as part of the Contract documents. False certification or violation of the certification may result in sanctions including, but not limited to, suspension of contract

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

      payment, termination of the contract and/or debarment of contracting opportunities with the Contractor for up to three (3) years.

      The Contractor certifies and agrees that it will provide a drug-free workplace by:

      1. Publishing and providing to all of its employees a statement notifying them that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition.

      2.    Establishing a drug-free awareness program to inform employees of
            (A) the dangers of drug abuse in the workplace; (B) the Contractor's policy of maintaining a drug-free workplace; (C) any available drug counseling, rehabilitation, and employee assistance programs; and
            (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace.

      3.    Notifying all employees in the statement required by subparagraph
            (1) above that as a condition of continued employment the employee will (A) abide by the terms of the statement; and (B) notify the Contractor of any criminal drug statute conviction for a violation occurring in the workplace no later than five (5) days after such conviction.

      4. Notify the State in writing within ten (10) days after receiving notice from an employee under subdivision (3)(B) above, or otherwise receiving actual notice of such conviction.

      5.    Within thirty (30) days after receiving notice under subdivision
            (3)(B) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (A) take appropriate personnel action against the employee, up to and including termination; or (B) require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency.

      6. Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (1) through (5).

Q. Environmental Standards. If the contract amount set forth in this Contract is in excess of $100,000, the Contractor shall comply with all applicable standards, orders, or requirements issued under section 305 of the Clean Air Act (42 USC 7606), section 508 of the Clean Air Act (33 USC 1368), Executive Order 11738, and Environmental Protection Agency regulations (40 CFR Part 15), which prohibit the use under non-exempt Federal contracts of facilities included on the EPA List of Violating Facilities. The Contractor shall report any violations of this paragraph to the State of Indiana and to the United States Environmental Protection Agency Assistant Administrator for Enforcement.

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R.    Force Majeure; Suspension and Termination. In the event either party is unable to perform any of its obligations under this Contract or to enjoy any of its benefits because of (or if failure to perform the service is caused by) natural disaster, actions or decrees of governmental bodies, or communication line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall take reasonable measures to resume performance. Upon receipt of such notice, all obligations under this Contract shall be immediately suspended. If the period of non-performance exceeds thirty (30) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may, by giving written notice, terminate this Contract.

S. Governing Laws. This Contract shall be construed in accordance with and governed by the laws of the State of Indiana and suit, if any, must be brought in the State of Indiana.

T. Indemnification. The Contractor agrees to indemnify, defend, and hold harmless the State of Indiana and its agents, officers, and employees from all claims and suits including court costs, attorney's fees, and other expenses caused by any act or omission of the Contractor and/or its subcontractors, if any. The State shall not provide such indemnification to the Contractor.

U. Independent Contractor. The Office and the Contractor acknowledge and agree that in the performance of this contract, the Contractor is an independent contractor and both parties will be acting in an individual capacity and not an as agents, employees, partners, joint venturers, officers, or associates of one another. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purposes whatsoever. Neither party will assume any liability for any injury (including death) to any persons, or any property arising out of the acts or omissions of the agents, employees or subcontractors of the other party.

      The Contractor shall be responsible for providing all necessary unemployment and worker compensation insurance for the Contractor's employees.

V. Lobbying Activities. Pursuant to 31 U.S.C. 1352, and any regulations promulgated thereunder, the Contractor hereby assures and certifies that no federally appropriated funds have been paid, or will be paid, by or on behalf of the Contractor, to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress, in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan or cooperative contract. If any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with this Contract, the Contractor shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying", in accordance with its instructions.

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W.    Ownership of Documents and Materials. All documents, records, programs, data, film, tape, articles, memoranda, and other materials developed under this Contract will be the property of the State of Indiana. Use of these materials other than related to contract performance by the Contractor without the prior written consent of the State of Indiana is prohibited. During the performance of the services specified herein, the Contractor shall be responsible for any loss or damage to these materials developed for or supplied by the State of Indiana and used to develop or assist in the services provided herein, while they are in the possession of the Contractor, and any loss or damage thereto shall be restored at the Contractor's expense. Full, immediate and unrestricted access to the work product of the Contractor during the term of this Contract shall be available to the State of Indiana. The Contractor will give to the State of Indiana, or the State of Indiana's designee, all records of other materials described in this section, after termination of the Contract and upon five (5) days notice of a request from the State of Indiana.

      The parties acknowledge that it is in their interests for the Contractor to develop new techniques and advances in managed care. Therefore, the Offices hereby grant to the Contractor, subject to the confidentiality obligations set forth in this Contract, as well as those imposed by federal and state laws and regulations, a perpetual license to use materials, models, methodologies and techniques developed under this contract.

X. Penalties/Interest/Attorney's Fees. The State will in good faith perform its required obligations hereunder and does not agree to pay any penalties, liquidated damages, interest, or attorney's fees, except as required by Indiana law, in part, I.C. 5-17-5-1 et seq., I.C. 34-54-8-2 et seq., and I.C. 34-13-1-1 et seq.

Y. Severability. The invalidity in whole or in part of any provision of this Contract shall not void or affect the validity of any other provision.

Z. Successors and Assignees. The Contractor binds its successors, executors, assignees, and administrators, to all covenants of this Contract. Except as set forth above, the Contractor shall not assign, sublet, or transfer the Contractor's interest in this Contract without the prior written consent of the Office.

AA. Termination. The Offices may, without cause, cancel and terminate this Contract in whole or in part upon sixty (60) days' prior written notice. The Contractor will be reimbursed for services performed prior to the date of termination consistent with the terms of the Contract. The Offices will not be liable for services performed after notice of termination, but before the date of termination, without written authorization from the Offices. In no event will the Offices be liable for services performed after the termination date.

      In the event that the Offices request that the Contractor perform any additional services associated with the transition or turnover of this Contract, the Offices agree to pay reasonable costs for those additional services specifically requested by the Offices.

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BB.   Termination by the Contractor. This Contract may be terminated by the
      Contractor upon one hundred eighty (180) days prior written notice to the Offices. The Contractor will be reimbursed for services performed prior to the effective date of termination consistent with the terms of the Contract. In no event will the Offices be liable for services performed after the effective date of termination, without written authorization from the Offices.

CC. Change in Scope of Work -- In the event the Offices require a major change in scope, character or complexity of the work after the work has commenced, adjustments in compensation to the Contractor shall be determined by the Office, in the exercise of its honest and reasonable judgment, and the Contractor shall not commence the additional work or the change in the scope of work until authorized in writing by the Offices. No claim for additional compensation shall be made in the absence of a prior written approval executed by all signatories hereto.

DD. Waiver of Breach. No waiver of breach of any provision of this Contract shall constitute a waiver of any other breach or of such provision.

      Failure of the Office to enforce at any time any provision of this Contract shall not be construed as a waiver thereof. The remedies herein reserved shall be cumulative and additional to any other remedies in law or equity.

EE. Work Standards. The Contractor agrees to execute its respective responsibilities by following and applying at all times the highest professional and technical guidelines and standards. If the State becomes dissatisfied with the work product or the working relationship with those individuals assigned to work on this Contract, the State may request in writing the replacement of any or all such individuals.

FF. Non-Collusion and Acceptance. The undersigned attests, subject to the penalties for perjury, that he is the contracting party, or that he is the representative, agent, member or officer of the contracting party, that he has not, nor has any other member employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, to the best of his knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.

         /// The remainder of this page is intentionally left blank. ///

MCO Contract                                                 Harmony Health Plan

IN WITNESS WHEREOF, Harmony Health Plan of Illinois, Inc. and the State of Indiana have, through duly authorized representatives, entered into this agreement. The parties having read and understand the foregoing terms of the Contract do by their respective signatures dated below hereby agree to the terms thereof.

For the Contractor:                        For the State of Indiana:

/s/ Ancelmo E. Lopes                       /s/ Kathleen D. Gifford
----------------------------------------   -------------------------------------
Ancelmo E. Lopes, President CEO            Kathleen D. Gifford
Harmony Health Plan of Illinois, Inc.      Assistant Secretary
                                           Office of Medicaid Policy & Planning

Date: 12/19/00                             Date: 12/12/2000

                                           /s/ Nancy Cobb
                                           -------------------------------------
                                           Nancy Cobb, Director
                                           Children's Health Insurance
                                           Program

                                           Date: 1/5/00

APPROVED:                                  APPROVED

/s/ Betty Cockrum                          /s/ [ILLEGIBLE]
----------------------------------------   -------------------------------------
Betty Cockrum, Director                    Glenn R. Lawrence, Commissioner
State Budget Agency                        Department of Administration

Date: 01/10/01                             Date: Jan 4, 2001

APPROVED AS TO FORM AND LEGALITY

/s/ [ILLEGIBLE]
----------------------------------------
    [ILLEGIBLE]

Attorney General of Indiana

Date: 22/01

MCO Contract

                                                                        AMEND. 2

                                CONTRACT BETWEEN
                  THE OFFICE OF MEDICAID POLICY AND PLANNING,
             THE OFFICE OF THE CHILDREN'S HEALTH INSURANCE PROGRAM
                                      AND
                     HARMONY HEALTH PLAN OF ILLINOIS, INC.

      This Contract is made and entered into by and between the State of Indiana (hereinafter "State" or "State of Indiana"), through the Office of Medicaid Policy and Planning and the Office of Children's Health Insurance Program (hereinafter "the Offices"), of the Indiana Family and Social Services Administration, 402 West Washington Street, W382, Indianapolis, Indiana, and Harmony Health Plan of Illinois, Inc., 125 South Wacker Drive, Suite 2900, Chicago, Illinois, doing business as Harmony Health Plan of Indiana, (hereinafter "Contractor").

      WHEREAS, I.C. 12-15-30-1 and I.C. 12-17.6 authorize the Offices to enter into contracts to assist in the administration of the Indiana Medicaid and the Indiana Children's Health Insurance Program (CHIP), respectively;

      WHEREAS, the State of Indiana desires to contract for services to arrange for and to administer a risk-based managed care program (RBMC) for certain Hoosier Healthwise enrollees in Packages A, B and C as procured through BAA 01-28;

      WHEREAS this Contract contains the payment rates under which the Contractor shall be paid and that these rates have been determined to be actuarially sound for risk contracts, in accordance with applicable law;

      WHEREAS, the Contractor is willing and able to perform the desired services for Hoosier Healthwise Packages A, B and C;

      WHEREAS, the Family and Social Services Administration (FSSA) is issuing new contract documents in lieu of renewal or amendment documents so that FSSA may move its contract data into a single contract database. The original contract was issued for the contract term starting January 1, 2001, through December 31, 2002 and provided a renewal clause, exercised at the option of the State for two additional years. The State is hereby exercising this option and renewing the contract.

      THEREFORE, the parties to this Contract agree that the terms and conditions specified below will apply to services in connection with this contract, and such terms and conditions are as follows:

                           I. TERM AND RENEWAL OPTION

      This Contract is effective from January 1, 2003 through December 31, 2004. In no event shall the term exceed December 31, 2004.

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

                                II. DEFINITIONS

      For the purposes of this contract, terms not defined herein shall be defined as they are in the documents incorporated in and attached to this document, subject to the order of precedence spelled out in Section V of this document.

"Contract" means this document and all documents or standards incorporated herein, expressly including but not limited to the following documents appended hereto and listed in chronological order and to be given precedence as described in Section V of this document, entitled "Order of Precedence":

      Attachment 1 - BAA 01-28, released July 31, 2000;

      Attachment 2 - Contractor's response to BAA 01-28, submitted September
                     25, 2000, excluding the following sections: Section 5.3.8; Section 5.4.4; Appendices A, B, C, D, and H;
                     Exhibit 5.4.4I; Exhibit 5.4.4M; and Exhibit 5.4.4O.

      Attachment 3 - First Amendment to the original contract, effective
                     April 1, 2002;

      Any other documents, standards, laws, rules or regulations incorporated by reference in the above materials, all of which are hereby incorporated by reference.

"Covered Services" means all services required to be arranged, administered, managed or provided by or on behalf of the Contractor under this contract.

"Effective Date of Enrollment" means:

   - The first day of the birth month of a newborn that is determined by the Offices to be an enrolled member;

   - The fifteenth day of the current month for a member who has, between the twenty-sixth day of the previous month and the tenth day of the current month, been determined by the Offices to be an enrolled member; and,

   - The first day of the following month for a member who has, between the eleventh day and the twenty-fifth day of a month, been determined by the Offices to be an enrolled member.

"Enrolled Member", or "Enrollee", means a Hoosier Healthwise-eligible member who is listed by the Offices on the enrollment rosters to receive covered services from the Contractor or its subcontractors, employees, agents, or providers, as of the Effective Date of Enrollment, under this contract.

"Provider" means a physician, hospital, home health agency or any other institution, or health or other professional person or entity, which participates in the provision of services to an enrolled member under BAA 01-28, whether as an independent contractor, a subcontractor, employee, or agent of the Contractor.

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

"Broad Agency Announcement", or "BAA", means BAA 01-28 for providers of managed care services, released July 31, 2000.

                          III. DUTIES OF THE CONTRACTOR

A. The Contractor agrees to assume financial risk for developing and managing a health care delivery system and for arranging or administering all Hoosier Healthwise covered services except, as set out in section 3.4.3 of the BAA, dental care, long-term institutional care, services provided as part of an individualized education plan (IEP) pursuant to the Individuals with Disabilities Education Act (IDEA) at 20 U.S.C. 1400 et seq., behavioral health, and hospice services, in exchange for a per-enrollee, per-month fixed fee, to certain enrollees in Hoosier Healthwise Packages A, B and C. Wards of the State, foster children and children receiving adoption assistance may enroll on a voluntary basis and will not be subject to auto-assignment into the Hoosier Healthwise program. The Contractor must, at a minimum, furnish covered services up to the limits specified by the Medicaid and CHIP programs. The Contractor may exceed these limits. However, in no instance may any covered service's limitations be more restrictive than those which exist in the Indiana Medicaid fee-for-service program for Packages A and B, and the Children's Health Insurance Program for Package C.

B. The Contractor agrees to perform all duties and arrange and administer the provision of all services as set out herein and contained in the BAA as attached and the Contractor's responses to the BAA as attached, all of which are incorporated into this Contract by reference. In addition, the Contractor shall comply with all policies and procedures defined in any bulletin, manual, or handbook yet to be distributed by the State or its agents insofar as those policies and procedures provide further clarification and are no more restrictive than any policies and procedures contained in the BAA and any amendments to the BAA. The Contractor agrees to comply with all pertinent state and federal statutes and regulations in effect throughout the duration of this Contract and as they may be amended from time to time.

C. The Contractor agrees that it will not discriminate against individuals eligible to be covered under this Contract on the basis of health status or need for health services; and the Contractor may not terminate an enrollee's enrollment, or act to encourage an enrollee to terminate his/her enrollment, because of an adverse change in the enrollee's health. The disenrollment function will be carried out by a State contractor who is independent of the Contractor; therefore, any request to terminate an enrollee's enrollment must be approved by the Offices.

D. The Contractor agrees that no services or duties owed by the Contractor under this Contract will be performed or provided by any person or entity other than the Contractor, except as contained in written subcontracts or other legally binding agreements. Prior to entering into any such subcontract or other legally binding agreement, the Contractor shall, in each case, submit the proposed subcontract or other legally binding agreement to the Offices for prior review and approval. Prior review and approval of a subcontract or legally binding agreement shall not be unreasonably delayed by the Offices. The Offices shall, in

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

      appropriate cases and as requested by the Contractor, expedite the review and approval process. Under no circumstances shall the Contractor be deemed to have breached its obligations under this Contract if such breach was a result of the Offices' failure to review and approve timely any proposed subcontract or other legally binding agreement. If the Offices disapprove any proposed subcontract or other legally binding agreement, the Offices shall state with reasonable particularity the basis for such disapproval. No subcontract into which the Contractor enters with respect to performance under this Contract shall in any way relieve the Contractor of any responsibility for the performance of duties under this Contract. All subcontracts and amendments thereto executed by the Contractor under this Contract must meet the following requirements; any existing subcontracts or legally binding agreements which fail to meet the following requirements shall be revised to include the requirements within ninety (90) days from the effective date of this Contract:

      1.    Be in writing and specify the functions of the subcontractor.

      2.    Be legally binding agreements.

      3. Specify the amount, duration and scope of services to be provided by the subcontractor.

      4. Provide that the Offices may evaluate, through inspection or other means, the quality, appropriateness, and timeliness of services performed.

      5. Provide for inspections of any records pertinent to the contract by the Offices.

      6. Require an adequate record system to be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to recipients under the contract.

      7. Provide for the participation of the Contractor and subcontractor in any internal and external quality assurance, utilization review, peer review, and grievance procedures established by the Contractor, in conjunction with the Offices.

      8. Provide that the subcontractor indemnify and hold harmless the State of Indiana, its officers, and employees from all claims and suits, including court costs, attorney's fees, and other expenses, brought because of injuries or damage received or sustained by any person, persons, or property that is caused by any act or omission of the Contractor and/or the subcontractors. The State shall not provide such indemnification to the subcontractor.

      9. Identify and incorporate the applicable terms of this Contract and any incorporated documents. The subcontract shall provide that the subcontractor agrees to perform duties under the subcontract, as those duties pertain to enrollees, in accordance with the applicable terms and conditions set out in this Contract, any incorporated documents, and all applicable state and federal laws, as amended.

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

E. The Contractor agrees that, during the term of this Contract, it shall maintain, with any in-network provider rendering health care services under the BAA, provider service agreements which meet the following requirements:

      1. Identify and incorporate the applicable terms of this Contract and any incorporated documents. Under the terms of the provider services agreement, the provider shall agree that the applicable terms and conditions set out in this Contract, any incorporated documents, and all applicable state and federal laws, as amended, govern the duties and responsibilities of the provider with regard to the provision of services to enrollees.

      2. Reference a written provider claim resolution procedure as set out in section III.Q. below.

F. The Contractor agrees that all laboratory testing sites providing services under this Contract must have a valid Clinical Laboratory Improvement Amendments (CLIA) certificate and comply with the CLIA regulations at 42 C.F.R. Part 493.

G.    The Contractor agrees that it shall:

      1. Retain, at all times during the period of this Contract, a valid Certificate of Authority under applicable State laws issued by the State of Indiana Department of Insurance.

      2. Ensure that, during the term of this Contract, each provider rendering health care services under the BAA is authorized to do so in accordance with the following:

            a. The provider must maintain a current Indiana Health Coverage Programs (IHCP) provider agreement and must be duly licensed in accordance with the appropriate state licensing board and shall remain in good standing with said board.

            b. If a provider is not authorized to provide such services under a current IHCP provider agreement or is no longer licensed by said board, the Contractor is obligated to terminate its contractual relationship authorizing or requiring such provider to provide services under the BAA. The Contractor must terminate its contractual relationship with the provider as soon as the Contractor has knowledge of the termination of the provider's license or the IHCP provider agreement.

      3. Comply with the specific requirements for Health Maintenance Organizations (HMOs) eligible to receive Federal Financial Participation (FFP) under Medicaid, as listed in the State Organization and General Administration Chapter of the Health Care Financing Administration (HCFA) Medicaid Manual. These requirements include, but are not limited to the following:

            a. The Contractor shall meet the definition of HMO as specified in the Indiana State Medicaid Plan.

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


            b. Throughout the duration of this Contract, the Contractor shall satisfy the Chicago Regional Office of the Centers for Medicare and Medicaid Policy (hereinafter called CMS) that the Contractor is compliant with the Federal requirements for protection against insolvency pursuant to 42 CFR 434.20(c)(3) and 434.50(a), the requirement that the Contractor shall continue to provide services to Contractor enrollees until the end of the month in which insolvency has occurred, and the requirement that the Contractor shall continue to provide inpatient services until the date of discharge for an enrollee who is institutionalized when insolvency occurs. The Contractor shall meet this requirement by posting a performance bond pursuant to Section [ILLEGIBLE] paragraph C, of this Contract, and satisfying the statutory reserve requirements of the Indiana Department of Insurance.

            c. The Contractor shall comply with, and shall exclude from participation as either a provider or subcontractor of the Contractor, any entity or person that has been excluded under the authority of Sections 1124A, 1128 or 1128A of the Social Security Act or does not comply with the requirements of
                  Section 1128(b) of the Social Security Act.

            d. In the event that the CMS determines that the Contractor has violated any of the provisions of 42 CFR 434.67(a), CMS may deny payment of FFP for new enrollees of the HMO under 42 USC 1396b(m)(5)(B)(ii). The Offices shall automatically deny State payment for new enrollees whenever, and for so long as, Federal payment for such enrollees has been denied.

H. The Contractor shall submit proof, satisfactory to the Offices, of indemnification of the Contractor by the Contractor's parent corporation, if applicable, and by all of its subcontractors.

I. The Contractor shall submit proof, satisfactory to the Offices, that all subcontractors will hold the State harmless from liability under the subcontract. This assurance in no way relieves the Contractor of any responsibilities under the BAA or this Contract.

K. The Contractor shall establish and maintain a quality improvement program that meets the requirements of 42 CFR 434.34, as well as other specific requirements set forth in the BAA. The Offices and the CMS may evaluate, through inspection or other means, including but not limited to, the review of the quality assurance reports required under this Contract, and the quality, appropriateness, and timeliness of services performed under this Contract. The Contractor agrees to participate and cooperate, as directed by the Offices, in the annual external quality review of the services furnished by the Contractor.

      Annual HEDIS rates must be submitted in a manner and timeline established by the Office, including but not limited, to HEDIS rates that have been audited by a HEDIS-certified audit firm within 30 days of receiving their final audit report. The HEDIS rates which have completed the certified audit may be submitted for 2003 HEDIS rates, but must be submitted for 2004 HEDIS rates and all other HEDIS rates in the future.

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

L. In accordance with 42 CFR 434.28, the Contractor agrees that it and any of its subcontractors shall comply with the requirements, if applicable, of 42 CFR 489, Subpart I, relating to maintaining and distributing written policies and procedures respecting advance directives. The Contractor shall distribute policies and procedures to adult individuals during the enrollee enrollment process and whenever there are revisions to these policies and procedures. The Contractor shall make available for inspection, upon reasonable notice and request by the Offices, documentation concerning its written policies, procedures and distribution of such written procedures to enrollees.

M. Pursuant to 42 C.F.R. 417.479(a), the Contractor agrees that no specific payment can be made directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee. The Contractor must disclose to the State the information on provider incentive plans listed in 42 C.F.R. 417.479(h)(1) and 417.479(i) at the times indicated at 42 C.F.R. 434.70(a)(3), in order to determine whether the incentive plan meets the requirements of 42 C.F.R. 417(d)-(g). The Contractor must provide the capitation data required under paragraph
      (h)(1)(vi) for the previous calendar year to the State by application/contract renewal of each year. The Contractor will provide the information on its physician incentive plan(s) listed in 42 C.F.R. 417.479(h)(3) to any enrollee upon request.

N. The Contractor must not prohibit or restrict a health care professional from advising an enrollee about his/her health status, medical care, or treatment, regardless of whether benefits for such care are provided under this Contract, if the professional is acting within the lawful scope of practice. However, this provision does not require the Contractor to provide coverage of a counseling or referral service if the Contractor objects to the service on moral or religious grounds and makes available information on its policies to potential enrollees and enrollees within ninety (90) days after the date the Contractor adopts a change in policy regarding such counseling or referral service.

O. In accordance with 42 U.S.C. Section 1396u-2(b)(6), the Contractor agrees that an enrollee may not be held liable for the following:

      1. Debts of the Contractor, or its subcontractors, in the event of any organization's insolvency;

      2. Services provided to the enrollee in the event the Contractor fails to receive payment from the Offices for such services or in the event a provider fails to receive payment from the Contractor or Offices; or

      3. Payments made to a provider in excess of the amount that would be owed by the enrollee if the Contractor had directly provided the services.

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

P. The Offices may from time to time request and the Contractor, and all of its subcontractors, agree that the Contractor, or its subcontractors, shall prepare and submit additional compilations and reports as requested by the Offices. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. The Contractor, and all of its subcontractors, agree that a response to the request shall be submitted within thirty (30) days from the date of the request, or by the Offices' requested completion date, whichever is earliest. The response shall include the additional compilations and reports as requested, or the status of the requested information and an expected completion date. When such requests pertain to legislative inquiries or expedited inquiries from the Office of the Governor, the additional compilations and reports shall be submitted by the Offices' requested completion date. Failure by the Contractor, or its subcontractors, to comply with response time frames shall be considered grounds for the Offices to pursue the provisions outlined in Section [ILLEGIBLE] of the BAA. In the event that delays in submissions are a consequence of a delay by the Offices or the Medicaid Fiscal Agent, the time frame for submission shall be extended by the length of time of the delay.

Q. The Contractor shall establish a written claim resolution procedure applicable to both in-network and out-of-network providers which shall be distributed to all in-network providers and shall be available to out-of-network providers upon request. The Contractor shall negotiate the terms of a written claim resolution procedure with in-network providers individually; but if the Contractor and an in-network provider are unable to reach agreement on the terms of such procedure, the out-of-network provider claims resolution procedure approved by the Offices under this section shall govern the resolution of such in-network provider's claims with the Contractor. The written claim resolution procedure must include, at a minimum, the following elements:

      1. A statement noting that providers objecting to determinations involving their claims will be provided due process through the Contractor's claim resolution procedure.

      2. A description of both the informal and formal claim resolution procedures that will be available to resolve a provider's objection to a determination involving the provider's claim.

      3.    An informal claim resolution procedure which:

            a. shall be available for the resolution of claims submitted to the Contractor by the provider within 120 days after the date on which services were rendered;

            b.    shall precede the formal claim resolution procedure;

            c. shall be used to resolve a provider's objection to a determination by the Contractor involving the provider's claim, including a provider's objection to:

                  (1) any determination by the Contractor regarding payment for a claim submitted by the provider, including the amount of such payment; and

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

                  (2) the Contractor's determination that a claim submitted by the provider lacks sufficient supporting information, records, or other materials;

            d. may, at the election of a provider, be utilized to determine the payment due for a claim in the event the Contractor fails, within thirty (30) days after the provider submits the claim, to notify the provider of:

                  (1) its determination regarding payment for the provider's claim; or

                  (2) its determination that the provider's claim lacked sufficient supporting information, records, or other materials;

            e.    shall be commenced by a provider submitting to the Contractor:

                  (1) within sixty (60) days after the provider's receipt of written notification of the Contractor's determination regarding the provider's claim, the provider's written objection to the Contractor's determination and an explanation of the objection; or

                  (2) within sixty (60) days after the Contractor fails to make a determination as described in subparagraph (d), a written notice of the provider's election to utilize the informal claims resolution procedure under subparagraph (d) above;

            f. shall allow providers and the Contractor to make verbal inquiries and to otherwise informally undertake to resolve the matter submitted for resolution by the provider.

      4. In the event the matter submitted for informal resolution is not resolved to the provider's satisfaction within thirty (30) days after the provider commenced the informal claim resolution procedure, the provider shall have sixty (60) days from that point to submit to the Contractor written notification of the provider's election to submit the matter to the formal claim resolution procedure. The provider's notice must specify the basis of the provider's dispute with the Contractor. The Contractor's receipt of the provider's written notice shall commence the formal claim resolution procedure.

      5. The formal claim resolution procedure shall be conducted by a panel of one (1) or more individuals selected by the Contractor. Each panel must be knowledgeable about the policy, legal, and clinical issues involved in the matter that is the subject of the formal claim resolution procedure. An individual who has been involved in any previous consideration of the matter by the Contractor may not serve on the panel. The Contractor's medical director, or another licensed physician designated by the medical director, shall serve as a consultant to the panel in the event the matter involves a question of medical necessity or medical appropriateness.

      6. The panel shall consider all information and material submitted to it by the provider that bears directly upon an issue involved in the matter that is the subject of the

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            formal claim resolution procedure. The panel shall allow the provider an opportunity to appear in person before the panel, or to communicate with the panel through appropriate other means if the provider is unable to appear in person, and question the panel in regard to issues involved in the matter. The provider shall not be required to be represented by an attorney for purposes of the formal claim review procedure.

      7. Within forty-five (45) days after the commencement of the formal claim resolution procedure, the panel shall deliver to the provider the panel's written determination of the matter before it. Such determination shall be the Contractor's final position in regard to the matter. The written determination shall include, as applicable, a detailed explanation of the factual, legal, policy and clinical basis of the panel's determination.

      8. In the event the panel fails to deliver to the provider the panel's written determination within forty-five (45) days after the commencement of the formal claim resolution procedure, such failure on the part of the panel shall have the effect of a denial by the panel of the provider's claim.

      9. The panel's written determination shall include notice to the provider of the provider's right, within sixty (60) days after the provider's receipt of the panel's written determination, to submit to binding arbitration the matter that was the subject of the formal claim resolution procedure. The provider shall also have the right to submit the matter to binding arbitration if the panel has failed to deliver its written determination to the provider within the required forty-five (45) day period.

      10. Any procedure involving binding arbitration must be conducted in accordance with the rules and regulations of the American Health Lawyers Association (AHLA), pursuant to the Uniform Arbitration Act as adopted in the State of Indiana at I.C. 34-57-2, unless the provider and Contractor mutually agree to some other binding resolution procedure. However, any Contractor and provider that are subject to statutorily imposed arbitration procedures for the resolution of these claims shall be required to follow the statutorily imposed arbitration procedures, but only to the extent those procedures differ from, or are irreconcilable with, the rules and regulations of the American Health Lawyers Association (AHLA), pursuant to the Uniform Arbitration Act as adopted in the State of Indiana at I.C. 34-57-2.

      11. A provider may, within the requisite sixty (60) day time period, include in a single arbitration proceeding matters from multiple formal claim resolution procedures involving the Contractor and the provider.

      12.   For claims disputed under Paragraph 3. c. (2) above:

            a. a claim that is finally determined through the Contractor's claim resolution procedure (including arbitration) not to lack sufficient supporting documentation shall be processed by the Contractor within thirty (30) days

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                                 Page 10 of 26
                  after such final determination. The processing of the claim and the Contractor's determination involving the claim shall be subject to Paragraph 3. c. and Paragraph 3. d. and the Contractor's formal claim resolution procedure and binding arbitration.

            b. a claim that is finally determined through the Contractor's claim resolution procedure (including arbitration) to lack sufficient supporting documentation shall be processed by the Contractor within thirty (30) days after the provider submits to the Contractor the requisite supporting documentation. The provider shall have thirty (30) days after written notice of the final determination establishing that the claim lacked sufficient supporting documentation is received by the provider to submit the requisite supporting documentation. The processing of the claim and the Contractor's determination involving the claim shall be subject to Paragraph 3. c. and Paragraph 3. d. and the Contractor's formal claim resolution procedure and binding arbitration.

      13. A Contractor may not include in its claim resolution procedures elements that restrict or diminish the claim review procedures, time periods or subject matter provided for in paragraphs 1 through 12 above.

      14. A Contractor shall maintain a log of all informally and formally filed provider objections to determinations involving claims. The logged information shall include the provider's name, date of objection, nature of the objection, and disposition. The Contractor shall submit quarterly reports to the Offices regarding the number and type of provider objections.

R. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, Section 3.6.1.3 of the BAA is amended to require the Contractor to submit the "Mandatory RBMC Transition Report" (Attachment A) according the schedule set out in the "2002 Hoosier Healthwise MCO Reporting Calendar for Mandatory RBMC Transition Report" (Attachment B), unless the MCO has received written notification from OMPP that the report, or certain data elements in the report, is/are no longer required or may be reported less frequently. Pursuant to the reporting calendar (Attachment B), the final submission shall be due on January
      6, 2003.

S. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, the parties agree that Section 3.6.3 of the BAA is amended to require the Contractor to obtain written approval of the State prior to closing its provider networks, which shall not be unreasonably withheld or delayed.

T. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, the parties agree that Sections 3.6.6 and
      3.6.7.3 of the BAA are amended to require the Contractor to maintain a monthly telephone abandonment rate equal to or less than five percent of calls received each by the member helpline and provider helpline. The parties agree that BAA Section 3.16 is amended to add a new section 3.16.8 to read as follows:

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                                 Page 11 of 26

      Section 3.16.8. The MCO will comply with the call abandonment requirements for the member and provider helplines described in Sections 3.6.6. and
      3.6.7.3 of this BAA. Because actual damages caused by non-compliance are not subject to exact determination, the State will assess the MCO, as liquidated damages and not as a penalty, (a) two hundred dollars ($200.00) for each business day the MCO fails to submit required documentation to provide evidence of compliance with this requirement, or (b) two thousand dollars ($2000.00) for each month the MCO fails to meet the requirement after 2 consecutive months of non-compliance on the member helpline or (c) two thousand dollars ($2000.00) for each month the MCO fails to meet the requirement after 2 consecutive months of non-compliance on the provider helpline.

U. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, the parties agree that Section 3.5.3 of the BAA is amended to allow OMPP to change, at OMPP's discretion, the frequency of the MCO Enrollment Rosters generated by OMPP's fiscal agent to once per month, upon reasonable and adequate prior written notice to the Contractor.

V. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, the parties agree that Section 3.6.3 of the BAA is amended to require the Contractor to develop and adhere to a plan for identifying and serving people with special needs. The plan must satisfy any applicable federal requirements.

W. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, the Contractor agrees to provide OMPP with prior written notice at least ninety (90) days in advance of their inability to maintain a sufficient Primary Medical Provider (PMP) network in any of the counties where mandatory RBMC has been or will be implemented, including Marion, Allen, Elkhart, St. Joseph, Lake, Hamilton, and Vanderburgh Counties, such that the program would not be able to maintain the appropriate member choice of two (2) MCOs, pursuant to federal requirements.

X. In accordance with the First Amendment to the original contract between the parties dated April 1, 2002, the Contractor agrees that agreements with PMPs in mandatory RBMC counties shall include a provision allowing the PMP to terminate the agreement for any reason upon written notice to the Contractor. The Contractor may require that the physician provide said notice to the Contractor at least ninety (90) days prior to termination.

          //The remainder of this page is intentionally left blank.//

MCO Contract Extension                                       Harmony Health Plan

                                  IV. PAYMENT

A. In consideration of the services to be performed by the Contractor, the Offices agree to pay the Contractor the following amounts per month per enrolled member, as contained in the Offices' capitation payment listing, based upon the capitation rates by category and benefit package as listed below:

                        CAPITATION RATES
------------------------------------------------------------
  CATEGORY            PACKAGES A/B                 PACKAGE C
-------------         ------------                 ---------
Newborns              $     365.86                 $  119.11
Preschool             $      73.95                 $   76.59
Children              $      59.97                 $   64.10
Adolescents           $      90.21                 $   91.00
Adult Males           $     254.69
Adult Females         $     199.59
Deliveries            $   3,396.90/delivery        $ 3410.09/delivery

B.    The actuarial basis for computing the rates set forth above is as follows:
      The capitation rates have been determined from historical Hoosier Healthwise claim experience for the PCCM enrollees. The historical experience has been adjusted to reflect anticipated trend in the Hoosier Healthwise program, cost containment initiatives, morbidity variations between the PCCM and RBMC enrollees, and anticipated managed care utilization adjustments. The Offices may rely on self-report RBMC experience to determine appropriate managed care utilization adjustments and other morbidity variation adjustments.

C. The parties agree that the Offices have the option to adjust the capitation rates annually. In the event that the Offices adjust the fee-for-service (FFS) rates, the Offices may, in its sole discretion, further adjust the capitation rates in accordance with the FFS adjustment. If the Offices made such an adjustment, it shall apply only to the specific service component of the capitation rate that corresponds to the FFS adjustment. Any capitation rates adjusted due to a change in the FFS program may be further adjusted to ensure actuarial soundness. All adjustments are subject to federal regulations for risk contracts. Rates revised under this provision shall be implemented only after a contract amendment is executed and approved.

D. All payment obligations of the Offices are subject to the encumbrance of monies and shall be paid to the Contractor on the first Wednesday after the fifteenth of the month.

E. The capitation payment will be prospective, based upon the number of enrollees assigned to the Contractor as of the first of the month. The Offices will establish an administrative procedure to allow retroactive or other payment adjustments as necessary to implement this contract.

F. The Contractor will be provided a capitation payment listing which includes a detailed listing of all enrollees for which the Contractor is receiving a capitation payment.

G. It is understood and agreed upon by the parties that all obligations of the State of Indiana are contingent upon the availability and continued appropriation of State and Federal funds, and

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

      in no event shall the State of Indiana be liable for any payments in excess of available appropriated funds.

H. When the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of performance of this Contract, the Contract shall be cancelled. A determination by the State Budget Director that funds are not appropriated or otherwise available to support continuation of performance shall be final and conclusive.

                             V. ORDER OF PRECEDENCE

Any inconsistency or ambiguity in this Contract shall be resolved by giving precedence in the following order:

      1)    The express terms of this contract;

      2) Attachment 1 - BAA 01-28, released July 31, 2000 and First Amendment dated April 1, 2002;

      3)    Attachment 2 - the Contractors; response to the BAA;

      4) Any other documents, standards laws, rules or regulations incorporated by reference in the above materials, all of which are hereby incorporated by reference.

                                   VI. NOTICE

A. Whenever notice is required to be given to the other party, it shall be made in writing and delivered to that party. Delivery shall be deemed to have occurred if a signed receipt is obtained when delivered by hand or according to the date on the return receipt if sent by certified mail, return receipt requested. Notices shall be addressed as follows:

In case of notice to the Contractor:   In case of notice to the Offices:

John Blank, MD, President/CEO          John Barth, Managed Care Director
Harmony Health Plan of Illinois, Inc.  Office of Medicaid Policy and Planning
125 South Wacker Drive, Suite 2900     Family and Social Services Administration
Chicago, Illinois 60606                402 W. Washington St., IGCS W382, MS07
                                       Indianapolis, Indiana 46204

B. Said notices shall become effective on the date of delivery or the date specified within the notice, whichever comes later. Either party may change its address for notification purposes by mailing a notice stating the change and setting forth the new address.

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

                          VII. MISCELLANEOUS PROVISIONS

A. Entire Agreement. This Contract constitutes the entire agreement between the parties with respect to the subject matter; all prior agreements, representations, statements, negotiations, and undertakings are superseded hereby.

B. Changes. Any changes to this Contract shall be by formal amendment of this Contract signed by all parties required by Indiana law.

C. Termination. The Office may, without cause, cancel and terminate this Contract in whole or in part upon sixty (60) days' prior written notice. The Contractor will be reimbursed for services performed prior to the effective date of termination consistent with the terms of the Contract. The Office will not be liable for services performed after notice of termination, but before the date of termination, without written authorization from the Office. In no event will the Office be liable for services performed after the effective date of termination.

      In the event that the Office requests that the Contractor perform any additional services associated with the transition or turnover of the contract, the Office agrees to pay reasonable costs for those additional services specifically requested by the Office. Any additional services and costs must receive prior approval in writing by the Office.

D. Disputes. Should any disputes arise with respect to this Contract, the Contractor and the State of Indiana agree to act immediately to resolve any such disputes. Time is of the essence in the resolution of disputes.

      The Contractor agrees that, the existence of a dispute notwithstanding, it will continue without delay to carry out all of its responsibilities under this Contract which are not affected by the dispute. Should the Contractor fail to continue without delay to perform its responsibilities under this Contract in the accomplishment of all non-disputed work, any additional costs incurred by the Contractor or the State of Indiana as a result of such failure to proceed shall be borne by the Contractor, and the Contractor shall make no claim against the State of Indiana for such costs. If the Contractor and the State of Indiana cannot resolve a dispute within ten (10) working days following notification in writing by either party of the existence of said dispute, then the following procedure shall apply:

      1. The parties agree to resolve such matters through submission of their dispute to the Commissioner of the Indiana Department of Administration who shall reduce a decision to writing and mail or otherwise furnish a copy thereof to the Contractor and the State of Indiana within ten (10) working days after presentation of such dispute for decision. The Commissioner's decision shall be final and conclusive unless either party mails or otherwise furnishes to the Commissioner, within ten (10) working days after receipt of the Commissioner's decision, a written appeal. Within ten (10) working days of receipt by the Commissioner of a written request for appeal, the decision may be reconsidered.

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

            If no reconsideration is provided within ten (10) working days, the Contractor may submit the dispute to an Indiana court of competent jurisdiction.

      2. The State of Indiana may with hold payments on disputed items pending resolution of the dispute. The on-payment by the State of Indiana to the Contractor of one or more invoices not in dispute shall not constitute default, however, the Contractor may bring suit to collect such monies without following the disputes procedure contained herein.

E. Debarment and Suspension. Contractor certifies, by entering into this agreement, that neither it nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from entering into this agreement by any federal agency or department, agency or political subdivision of the State of Indiana. The term "principal" for the purposes of this agreement is defined as an officer, director, owner, partner, key employee, or other person with primary management or supervisory responsibilities or a person who has a critical influence on or substantive control over the operations of the Contractor.

F. Compliance with Laws. The Contractor shall comply with all applicable federal, state, and local laws, rules, regulations, or ordinances, and all provisions required thereby to be included herein are hereby incorporated by reference. The enactment or amendment of any applicable state or federal statute or the promulgation of any rules or regulations thereunder after execution of this Contract shall be reviewed by the State and the Contractor to determine whether the provisions of the Contract require formal modification.

G. Indemnification. Contractor agrees to indemnify, defend, and hold harmless the State of Indiana and its agents, officers, and employees from all claims and suits including court costs, attorney's fees, and other expenses caused by any act or omission of the Contractor and/or its subcontractors, if any. The state shall not provide such indemnification to the Contractor.

H. Nondiscrimination. Pursuant to IC 22-9-1-10 and the Civil Rights Act of 1964, Contractor and its subcontractors shall not discriminate against any employee or applicant for employment in the performance of this contract. The Contractor shall not discriminate with respect to the hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of race, color, religion, sex, disability, national origin or ancestry. Breach of this covenant may be regarded as a material breach of contract. Acceptance of this Contract also signifies compliance with applicable federal laws, regulations, and executive orders prohibiting discrimination in the provision of services based on race, color, national origin, age, sex, disability, or status as a veteran. The Contractor understands that the State is a recipient of federal funds. Pursuant to that understanding, the Contractor and its subcontractor, if any, agree that if the Contractor employs fifty (50) or more employees and does at least fifty-thousand dollars ($50,000.00) worth of business with the State and is not exempt, the Contractor will comply with the affirmative action reporting requirements of 41 C.F.R. Section 60-1.7, if applicable. The Contractor shall comply with Section 202 of

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

      Executive Order 11246, as amended, 41 C.F.R. Section 60-250, and 41 C.F.R. Section 60-741, as amended, which are incorporated herein by specific reference. Breach of this covenant may be regarded as a material breach of contract.

I. Confidentiality of State of Indiana Information. The Contractor understands and agrees that data, materials and information disclosed to the Contractor may contain confidential and protected data; therefore, the Contractor promises and assures that data, material, and information gathered, based upon or disclosed to the Contractor for the purpose of this Contract will not be disclosed to others or discussed with other parties without the prior written consent of the State of Indiana.

J. Confidentiality of Data and Property Rights. The Contractor agrees that all information, data, findings, recommendations, and proposals, by whatever name described and by whatever form therein, secured developed, written, or produced by the Contractor in furtherance of this Contract, shall be the property of the State of Indiana and that the Contractor shall take such action as is necessary under law to preserve such property rights in and of the State of Indiana while such property is within the control and/or custody of the Contractor.

      By this Contract the Contractor specifically waives and/or releases to the State of Indiana any cognizable property right in the Contractor to copyright or patent such information, data, findings, recommendations, and proposals, that are developed exclusively in furtherance of the Contract and not developed by the Contractor for its other lines of business and incidentally applied to its Hoosier Healthwise line of business.

      The parties acknowledge that it is in their interests for the Contractor to develop new techniques and advances in managed care. Therefore, the Offices hereby grant to the Contractor, subject to the confidentiality obligations set forth in this Contract, as well as those imposed by federal and state laws and regulations, a perpetual license to use materials, models, methodologies and techniques developed under this contract.

K. Ownership of Documents and Materials. All documents, records, programs, data, film, tape, articles, memoranda, and other materials developed under this Contract will be the property of the State of Indiana. Use of these materials other than related to contract performance by the Contractor without the prior written consent of the State of Indiana is prohibited. During the performance of the services specified herein, the Contractor shall be responsible for any loss or damage to these materials developed for or supplied by the State of Indiana and used to develop or assist in the services provided herein, while they are in the possession of the Contractor, and any loss or damage thereto shall be restored at the Contractor's expense. Full, immediate and unrestricted access to the work product of the Contractor during the term of this Contract shall be available to the State of Indiana. The Contractor will give to the State of Indiana, or the State of Indiana's designee, all records of other materials described in this section, after termination of the Contract and upon five (5) days notice of a request from the State of Indiana.

      The parties acknowledge that it is in their interests for the Contractor to develop new techniques and advances in managed care. Therefore, the Offices hereby grant to the

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

      Contractor, subject to the confidentiality obligations set forth in this Contract, as well as those imposed by federal and state laws and regulations, a perpetual license to use materials, models, methodologies and techniques developed under this contract.

L. Conveyance of Documents And Continuation of Existing Activity: Should the Contract for whatever reason, (i.e. completion of a contract with no renewal, or termination of service by either party), be discontinued and the activities as provided for in the Contract for services cease, the Contractor and any subcontractors employed by the terminating Contractor in the performance of the duties of the Contract shall promptly convey to the State of Indiana, copies of all vendor working papers, data collection forms, reports, charts, programs, cost records and all other material related to work performed on this Contract.

      The Contractor and the Office shall convene immediately upon notification of termination or non-renewal of the Contract to determine what work shall be suspended, what work shall be completed, and the time frame for completion and conveyance. The Office will then provide the Contractor with a written schedule of the completion and conveyance activities associated with termination. Documents/materials associated with suspended activities shall be conveyed by the Contractor to the State of Indiana upon five days' notice from the State of Indiana. Upon completion of those remaining activities noted on the written schedule, the Contractor shall also convey all documents and materials to the State of Indiana upon five days' notice from the State of Indiana.

M. Independent Contractor. The Office and the Contractor acknowledge and agree that in the performance of this contract, the Contractor is an independent contractor and both parties will be acting in an individual capacity and not an as agents, employees, partners, joint venturers, officers, or associates of one another. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purposes whatsoever. Neither party will assume any liability for any injury (including death) to any persons, or damage to any property arising out of the acts or omissions of the agents, employees or subcontractors of the other party.

      The Contractor shall be responsible for providing all necessary unemployment and worker compensation insurance for the Contractor's employees.

N. Work Standards. The Contractor agrees to execute its respective responsibilities by following and applying at all times the highest professional and technical guidelines and standards. If the State becomes dissatisfied with the work product or the working relationship with those individuals assigned to work on this Contract, the State may request in writing the replacement of any or all such individuals and the Contractor shall grant such a request.

O. Governing Laws. This Contract shall be construed in accordance with and governed by the laws of the State of Indiana and suit if any, must be brought in the State of Indiana.

P. Severability. The invalidity in whole or in part of any provision of this Contract shall not void or affect the validity of any other provision.

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

Q. Waiver of Rights. No right conferred on either party under this Contract shall be deemed waived and no breach of this Contract deemed excused, unless such waiver or excuse shall be in writing and signed by the party claimed to have waived such right.

      Failure of the Office to enforce at any time any provision of this Contract shall not be construed as a waiver thereof. The remedies herein reserved shall be cumulative and additional to any other remedies in law or equity.

R. Taxes. The State of Indiana is exempt from all State, Federal and local taxes. The State will not be responsible for any taxes levied on the Contractor as a result of this Contract.

S. Force Majeure, Suspension and Termination. In the event either party is unable to perform any of its obligations under this Contract or to enjoy any of its benefits because of (or if failure to perform the service is caused by) natural disaster, actions or decrees of governmental bodies, or communication line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall take reasonable measures to resume performance. Upon receipt of such notice, all obligations under this Contract shall be immediately suspended. If the period of non-performance exceeds thirty (30) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may, by giving written notice, terminate this Contract.

T. Assignment. The Contractor shall not assign or subcontract the whole or any part of this Contract without the State's prior written consent. The Contractor may assign its right to receive payments to such third parties a the Contractor may desire without the prior written consent of the State, provided that the Contractor gives written notice (including evidence of such assignment) to the State thirty (30) days in advance of any payment so assigned. The assignment shall cover all unpaid amounts under this Contract and shall not be made to more than one party.

U. Successors and Assignees. The Contractor binds its successors, executors, assignees, and administrators, to all covenants of this Contract. Except as set forth above, the Contractor shall not assign, sublet, or transfer the Contractor's interest in this Contract without the prior written consent of the Office.

V.    Drug-Free Workplace Certification

      The Contractor hereby covenants and agrees to make a good faith effort to provide and maintain a drug-free workplace. Contractor will give written notice to the State within ten (10) days after receiving actual notice that the Contractor or an employee of the Contractor has been convicted of a criminal drug violation occurring in the contractor's workplace.

      False certification or violation of the certification may result in sanctions including, but not limited to, suspension of contract payments, termination of the contract or agreement

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

      and/or debarment of contracting opportunities with the State of Indiana for up to three (3) years.

      In addition to the provisions of the above paragraphs, if the total contract amount set forth in this agreement is in excess of $25,000.00, Contractor hereby further agrees that this agreement is expressly subject to the terms, conditions, and representations of the following certification:

      This certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana. Pursuant to its delegated authority, the Indiana Department of Administration is requiring the inclusion of this certification in all contracts with and grants from the State of Indiana in excess of $25,000.00. No award of a contract shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000.00, shall be valid, unless and until this certification has been fully executed by the Contractor and made a part of the contract or agreement as part of the contract documents.

      The Contractor certifies and agrees that it will provide a drug-free workplace by:

      1. Publishing and providing to all of its employees a statement notifying employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

      2. Establishing a drug-free awareness program to inform employees of (1) the dangers of drug abuse in the workplace; (2) the Contractor's policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs; and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

      3. Notifying all employees in the statement required by subparagraph (1) above that as a condition of continued employment the employee will (A) abide by the terms of the statement; and (B) notify the Contractor of any criminal drug statute conviction for a violation occurring in the workplace no later than five (5) days after such conviction;

      4. Notifying in writing the State within ten (10) days after receiving notice from an employee under subdivision (3)(B) above, or otherwise receiving actual notice of such conviction;

      5. Within thirty (30) days after receiving notice under subdivision (3)(B) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (1) take appropriate personnel action against the employee, up to and including termination; or (2) require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State or local health, law enforcement, or other appropriate agency; and

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

      Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (1) through (5) above.

W. Lobbying Activities. Pursuant to 31 U S.C. Section 1352, and any regulations promulgated thereunder, the Contractor hereby assures and certifies that no federally appropriated funds have been paid, or will be paid, by or on behalf of the Contractor, to any person for influencing or attempting to influence in officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress, in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan or cooperative contract. If any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with this Contract, the Contractor shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying", in accordance with its instructions.

X. Access to Records. The Contractor and any subcontractor shall maintain all books, documents, papers, accounting records and any other evidence pertaining to the cost incurred under this agreement. Contractor and any subcontractors shall make such materials available at all reasonable times during the contract period and for three (3) years from the date of final payment under the Contract or until all pending matters are closed, whichever date is later, for inspection by the Office, or any other duly authorized representative of the State of Indiana or the Federal government. Copies thereof shall be furnished at no cost to the State if requested. To the extent that such records reveal information about salaries/compensation of the Contractor's employees or financial statement of the Contractor that are not directly pertinent to this Contract, the Contractor may redact it.

Y. Environmental Standards. If the contract amount set forth in this Contract is in excess of $100,000, the Contractor shall comply with all applicable standards, orders, or requirements issued under section 306 of the Clean Air Act (42 U.S.C. Section 7606), section 508 of the Clean Water Act (33 U.S.C. Section 1368), Executive Order 11738, and Environmental Protection Agency regulations (40 C.F.R. Part 32), which prohibit the use under non-exempt Federal contracts of facilities included on the EPA List of Violating Facilities. The Contractor shall report any violations of this paragraph to the State of Indiana and to the United States Environmental Protection Agency Assistant Administrator for Enforcement.

Z.    Conflict of Interest

      1.    As used in this section:

                  "Immediate family" means the spouse and the unemancipated
            children of an individual.

MCO Contract Extension           Page 21 of 26              Harmony Health Plan

            "Interested party" means:

            a. The individual executing this Contract;

            b. An individual who has an interest of three percent (3%) or more of the Contractor if the Contractor is not an individual; or

            c. Any member of the immediate family of an individual specified under subdivision a or b.

            "Department" means the Indiana a Department of Administration.

            "Commission" means the State Ethics Commission.

            2. The Department may a cancel this Contract without recourse by the Contractor if any interested party is an employee of the State of Indiana.

            3. The Department will not exercise its right of cancellation under section 2 above if the Contractor gives the Department an opinion by the Commission indicating that the existence of this Contract and the employment by the State of Indiana of the interested party does not violate any statute or code relating to ethical conduct of state employ es. The Department may take action, including cancellation of this Contract co consistent with an opinion of the Commission obtained under this section.

            4. The Contractor has an affirmative obligation under this Contract to disclose to the Department when an interested party is or becomes an employee of the State of Indiana. The obligation under this section extends only to those facts which the Contractor knows or reasonably could know.

AA. Assurance of Compliance with Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973 and the Age Discrimination Act of 1975, the Americans with Disabilities Act of 1990 and Title IX of the Education Amendments of 1972: The Contractor agrees that it, and all of its subcontractors and providers, will comply with the following:

            1. Title VI of the Civil Rights Act of 1964 (Pub. L. 88-352), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R.
            Part 80), to the end that, in accordance with Title VI of that Act and the Regulation, no person in the United States shall on the ground of race, color, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

            2. Section 504 of the Rehabilitation Act of 1973 (Pub. L. 93-112), as amended, and all requirements imposed by or pursuant to the Regulation of the

MCO Contract Extension           Page 22 of 26               Harmony Health Plan

            Department of Health and Human Services (45 C.F.R. Part 84), to the end that, in accordance with Section 504 of that Act and the Regulation, no otherwise qualified handicapped individual in the United States shall, solely by reason of his/her handicap, be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

            3. The Age Discrimination Act of 1975 (Pub. L. 94-135), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R. Part 91), to the end that, in accordance with the Act and the Regulation, no person in the United States shall, on the basis of age, be denied the benefits of, be excluded from participation in, or be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

            4. The Americans with Disabilities Act of 1990 (Pub. L. 101-336), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Justice (28 C.F.R. 35.101 et seq.), to the end that in accordance with the Act and Regulation, no person in the United States with a disability shall, on the basis of the disability, be excluded from participation in, be denied the benefits of, or otherwise be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

            5. Title IX of the Education Amendments of 1972, as amended (20 U.S.C. Sections 1681-1683, and 1685-1686), an all requirements imposed by or pursuant to regulation, to the end that, in accordance with the Amendments, no person in the United States shall, on the basis of sex, be excluded from participation in, be denied the benefits of, or otherwise be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      The Contractor agrees that compliance with this assurance constitutes a condition of continued receipt of Federal financial assistance, and that it is binding upon the Contractor, its successors, transferees and assignees for the period during which such assistance is provided. The Contractor further recognizes that the United States shall have the right to seek judicial enforcement of this assurance.

BB. Security and Privacy of Health Information. The Contractor agrees to comply with all requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA in all activities related to this contract, to maintain compliance throughout the life of the contract, to operate any systems used to fulfill the requirements of this contract in full compliance with HIPAA and to take no action which adversely affects the State's HIPAA compliance.

      The parties acknowledge that the Department of Health and Human Services has issued the Final Rule, as amended from time to time on the Standards for Privacy of Individually

MCO Contract Extension           Page 23 of 26               Harmony Health Plan

      Identifiable Health Information, as required by the Administrative Simplification Section of the Health Insurance Portability and Accountability Act of 1996 (HIPAA). To the extent required by the provisions of HIPAA and regulations promulgated thereunder, the Contractor assures that it will appropriately safeguard Protected Health Information (PHI), as defined by the regulations, which is made available to or obtained by the Contractor in the course of its work under the contract. The Contractor agrees to comply with applicable requirements of law relating to PHI with respect to any task or other activity it performs for the Office including, as required by the final regulations:

      1. Not using or further disclosing PHI other than as permitted or required by this Contract or by applicable law;

      2. Using appropriate safeguards to prevent use or disclosure of PHI other than as provided by this Contract or by applicable law;

      3. Reporting to the Office any use or disclosure by the Contractor, its agent, employees, subcontractors or third parties, of PHI obtained under this Contract in a manner not provided for by this Contract or by applicable law of which the Contractor becomes aware;

      4. Ensuring that any subcontractors or agents to whom the Contractor provides PHI received from, or created or received by the Contractor on behalf of the Office agrees to the same restrictions, conditions and obligations applicable to such party regarding PHI;

      5. Making the Contractor's internal practices, books and records related to the use of disclosure of PHI received from or created or received by the Contractor on behalf of the Office available to the Secretary of the United States Department of Health and Human Services for purposes of determining the Office's compliance with applicable law. The Contractor shall immediately notify the Office upon receipt by the Contractor of any such request, and shall provide the Office with copies of any materials made available in response to such a request;

      6. Making available the information required to provide an accounting of disclosures pursuant to applicable law; and

      7. At the termination of this Contract, returning or destroying all PHI obtained under this Contract.

BB. Termination by the Contractor. This Contract may be terminated by the Contractor upon one hundred eighty (180) days prior written notice to the Offices. The Contractor will be reimbursed for services performed prior to the effective date of termination consistent with the terms of the Contract. In no event will the Offices be liable for services performed after the effective date of termination, without written authorization from the Offices.

CC. Change in Scope of Work -- In the event the Offices require a major change in scope, character or complexity of the work after the work has commenced, adjustments in compensation to the Contractor shall be determined by the Office, in the exercise of its honest and reasonable judgment, and the Contractor shall not commence the additional work or the change in the scope of work until authorized in writing by the Offices. No claim for additional compensation shall be made in the absence of a prior written approval executed by all signatories her to.

MCO Contract Extension            Page 24 of 26              Harmony Health Plan

DD. Substantial Performance. This Contract shall be deemed to be substantially performed only when fully performed according to its terms and conditions and any modification thereof.

EE. Penalties/Interest/Attorney's Fees. The State will in good faith perform its required obligations hereunder and does not agree to pay any penalties, liquidated damages, interest, or attorney's fees, except as required by Indiana law, in part, IC 5-17-5, IC 34-54-8, and IC 34-13-1.

FF. Authority to Bind Contractor. Notwithstanding anything in the Contract to the contrary, the signatory for the Contractor represents that he/she has been duly authorized to execute contracts on behalf of the Contractor designated herein and has obtained all necessary or applicable approval from the home office of the Contractor, if applicable, to make this, the contract, fully binding upon the Contractor when his/her signature is affixed and is not subject to home office acceptance hereto when accepted by the State of Indiana.

GG. Performance Bond. The Contractor agrees that a performance bond in the amount of five hundred thousand dollars ($500,000.00) will be maintained in the Indiana Department of Administration (IDOA). Said bond is in the form of a cashier's check, a certified check, or a surety bond executed by a surety company authorized to do business in the State of Indiana as approved by the Insurance Department of State of Indiana. No other check or surety will be accepted. The performance bond shall be made payable to the IDOA and shall be effective for the duration of the contract and any extensions thereof. The State reserves the right to increase the performance bond amount if enrollment levels indicate the need for higher liquidated damages.

HH. Non-Collusion and Acceptance. The undersigned attests, subject to the penalties for perjury, that he/she is the contracting party, or that he/she is the representative, agent, member or officer of the contracting party, that he/she has not, nor has any other member, employee, representative, agent, or officer of the firm, company, corporation, or partnership represented by him/her, directly or indirectly, to the best of his/her knowledge, entered into or offered to enter into any combination, collusion, or agreement to receive or pay, and that he/she has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.

         /// The remainder of this page is left intentionally blank. ///

MCO Contract Extension                                       Harmony Health Plan

IN WITNESS WHEREOF, [Contractor's Name] and the State of Indiana have, through duly authorized representatives, entered into this agreement. The parties having read and understand the foregoing terms of the Contract do by their respective signatures dated below hereby agree to the terms thereof.

For the Contractor:                        For the State of Indiana:

/s/ John Blank
______________________________________     _____________________________________
John Blank, MD, President/CEO              Melanie Bella, Assistant Secretary
Harmony Health Plan of Illinois, Inc.      Office of Medicaid Policy & Planning

Date: 12/20/02                             Date:________________________________

                                           _____________________________________
                                           Kathryn H. Moses, Director
                                           Children's Health Insurance Program

                                           Date:________________________________

APPROVED:                                  APPROVED:

______________________________________     _____________________________________
Marilyn Schultz, Director                  David Perlini, Commissioner
State Budget Agency                        Department of Administration

Date:_________________________________     Date:________________________________

APPROVED AS TO FORM AND LEGALITY

______________________________________
Stephen Carter
Attorney General of Indiana

Date:_________________________________

MCO Contract Extension                                       Harmony Health Plan

[INDIANA FAMILY & SOCIAL SERVICES ADMINISTRATION LOGO ] Frank O'Bannon, Governor
                                                                State of Indiana

"People                                   OFFICE OF MEDICAID POLICY AND PLANNING
helping people                               402 W. WASHINGTON STREET, ROOM W382
help                                                INDIANAPOLIS, IN  46204-2739
themselves"
                                                        John Hamilton, Secretary

June  13, 2002

Robert Currie, Executive Director
Harmony Health Plan
504 Broadway, Suite 200
Gary, Indiana 46402

RE:  Hoosier Healthwise MCO Contract, First Amendment

Dear Mr. Currie:

Enclosed is your copy of the fully executed first amendment to Harmony's contract with the State for the Hoosier Healthwise program. The amendmentis effective April 1, 2002 through December 31, 2002.

This amendment was necessary due to the implementation of mandatory riskbased managed care in several Indiana counties pursuant to IC 12-15-12-14. The amendment adds new requirements and addresses changes to the capitation rates. Some of the additional requirements include the following:

      1.    The submission of the "Mandatory RBMC Transition Report;

      2.    Written approval from OMPP prior to closing a provider network;

      3. Monthly telephone abandonment rate of 5% for the member and provider helplines;

      4. Developing a plan for identifying and serving people with special needs;

      5. Ninety-day notice to OMPP of insufficient PMP network in a mandatory county, and

      6.    Inclusion of a 90-day termination clause in PMP agreements.

Thank you for your commitment to the Hoosier Healthwise program If you have any questions, please do not hesitate to contact me at 317-232-4345.

Sincerely,

/s/ Ginger Brophy
--------------------------------------
Ginger Brophy
Acting Co-Director of Operations- Managed Care

Enclosure

                  Equal Opportunity/Affirmative Action Employer           [SEAL]

                                 FIRST AMENDMENT
                                     TO THE
                                CONTRACT BETWEEN
                   THE OFFICE OF MEDICAID POLICY AND PLANNING,
             THE OFFICE OF THE CHILDREN'S HEALTH INSURANCE PROGRAM
                                      AND
                     HARMONY HEALTH PLAN OF ILLINOIS, INC.

      This FIRST AMENDMENT to the above-referenced Contract is made and entered into by and between the State of Indiana [hereinafter "State" of "State of Indiana"], through the Office of Medicaid Policy and Planning and Office of the Children's Health Insurance Program [hereinafter called "Office"], of the Indiana Family and Social Services Administration, 402 West Washington Street, Room W382, Indianapolis, Indiana 46204, and Harmony Health Plan of Illinois, Inc., 125 South Wacker Drive, Suite 2900, Chicago, Illinois, doing business as Harmony Health Plan of Indiana, (hereinafter "Contractor").

      WHEREAS, the State of Indiana and Contractor have previously entered into a contract for a term beginning January 1, 2001 and ending December 31, 2002, [hereinafter "the original contract"] for services to arrange for and to administer a risk-based managed care (RBMC) program for certain Hoosier Healthwise enrollees in packages A, B and C as procured through Broad Agency Announcement (BAA) 01-28;

      WHEREAS, the parties desire to further extend the duties to be performed by the Contractor due to mandatory risk-based managed care (RBMC) in certain counties pursuant to IC 12-15-12-14;

      NOW THEREFORE, the parties enter into this FIRST AMENDMENT for the consideration set out below, all of which is deemed to be good and sufficient consideration in order to make this FIRST AMENDMENT a binding legal instrument.

      1. The parties hereby ratify and incorporate herein each term and condition set out in the original contract, as well as all written matters incorporated therein except as specifically provided for by this FIRST AMENDMENT.

      2. The term of this amendment is from April 1, 2002, through December 31, 2002, subject to the termination and/or extension provisions as provided for under the original contract.

      3. The parties agree that the BAA is amended to add the following additional Contractor Duties:

            A. Section 3.6.1.3 of the BAA is amended to require the Contractor to submit the "Mandatory RBMC Transition Report" (Attachment A) according the schedule set out in the "2002 Hoosier Healthwise MCO Reporting Calendar for Mandatory RBMC Transition Report" (Attachment B) unless the MCO has received written notification from OMPP that the report, or certain data elements in the report, is/are no longer required or may be reported less frequently.

MCO Contract, First Amendment               Harmony Health Plan of Indiana, Inc.

            B. The parties agree that Section 3.6.3 of the BAA is amended to require the Contractor to obtain written approval of the State prior to closing its provider networks, which shall not be unreasonably withheld or delayed.

            C. The parties agree that Sections 3.6.6 and 3.6.7.3 of the BAA are amended to require the Contractor to maintain a monthly telephone abandonment rate equal to or less than five percent of calls received each by the member helpline and provider helpline. The parties agree that BAA Section 3.16 is amended to add a new section 3.16.8 to read as follows:

                        Section 3.16.8 The MCO will comply with the call abandonment requirements for the member and provider helplines described in Sections 3.6.6. and 3.6.7.3 of this BAA. Because actual damages caused by non-compliance are not subject to exact determination, the State will assess the MCO, as liquidated damages and not as a penalty, (a) two hundred dollars ($200.00) for each business day the MCO fails to submit required documentation to provide evidence of compliance with this requirement, or (b) two thousand dollars ($2000.00) for each month the MCO fails to meet the requirement after 2 consecutive months of non-compliance on the member helpline or (c) two thousand dollars ($2000.00) for each month the MCO fails to meet the requirement after 2 consecutive months of non-compliance on the provider helpline.

            D. The parties agree that Section 3.5.3 of the BAA is amended to allow OMPP to change, at OMPP's discretion, the frequency of the MCO Enrollment Rosters generated by OMPP's fiscal agent to once per month, upon reasonable and adequate prior written notice to the Contractor.

            E. The parties agree that Section 3.6.3 of the BAA is amended to require the Contractor to develop and adhere to a plan for identifying and serving people with special needs. The plan must satisfy any applicable federal requirements.

      4. The parties agree that, in consideration of the services to be performed by the Contractor as delineated in this First Amendment and the original contract, the Offices' will adjust the capitation rates, as contained in the Offices' capitation payment listing, as the counties transition to mandatory MCO enrollment. The rate adjustment factors shown in the following table will be applied to the base rates for the entire region upon implementation of mandatory enrollment for the specified county or county combinations. The base rates for the region are the rates in effect on January 1, 2002, without any adjustment for mandatory enrollment.

REGION       COUNTY       PACKAGE A/B         PACKAGE C
------     ----------     -----------         ---------
North        Allen            0.9%              1.7%
North       Elkhart           0.7%              0.9%
North      St. Joseph         1.4%              1.6%
North         Lake            2.1%              2.1%

MCO Contract, First Amendment               Harmony Health Plan of Indiana, Inc.

North               Allen/Elkhart                1.4%               2.2%
North                  Allen/St. Joseph          1.9%               2.5%
North                 Allen/Lake                 2.4%               2.8%
North             Elkhart/St. Joseph             1.8%               2.1%
North                Elkhart/Lake                2.6%               2.8%
North               Lake/St. Joseph              2.6%               2.8%
North          Allen/Elkhart/ St. Joseph         2.2%               2.8%
North             Allen/Elkhart/Lake             2.7%               3.1%
North           Elkhart/St. Joseph/Lake          2.8%               3.0%
North        Allen/Elkhart/St. Joseph/Lake       3.0%               3.4%
Central                 Marion                   1.8%               2.1%
Central                Hamilton                  0.3%               0.6%
Central             Marion/Hamilton              1.9%               2.3%

      5. The Contractor agrees to provide OMPP with prior written notice at least ninety (90) days in advance of their inability to maintain a sufficient Primary Medical Provider (PMP) network in any of the counties where mandatory RBMC has been or will be implemented, including Marion, Allen, Elkhart, St. Joseph, Lake, Hamilton, and Vanderburgh Counties, such that the program would not be able to maintain the appropriate member choice of two (2) MCOs, pursuant to federal requirements.

      6. The Contractor agrees that a contracted PMP in a mandatory RBMC county may terminate his/her agreement for any reason upon written notice to the Contractor. The Contractor may require that the physician provide said notice to the Contractor up to ninety (90) days prior to termination. The Contractor further agrees that any existing PMP agreements that fail to meet this requirement shall be amended to comply with this requirement within sixty (60) days of the effective date of this amendment.

      7. The parties agree that this First Amendment has been duly prepared and executed pursuant to Section VII.B. of the original contract.

      8. The undersigned attests, subject to the penalties for perjury, that he is the contracting party, or that he is the representative, agent, member or officer of the contracting party, that he has not, nor has any other member employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, to the best of his knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.

MCO Contract, First Amendment               Harmony Health Plan of Indiana, Inc.

WHEREOF, the parties have executed this Contract.

For the Contractor:                      For the State of Indiana:

/s/ John Blank MD                        /s/ Melanie Bella
--------------------------------------   ---------------------------------------
John Blank, MD, President/CEO            Melanie Bella, Assistant Secretary
Harmony Health Plan of Illinois, Inc.    Office of Medicaid Policy and Planning

Date: 3/29/02                            Date: 4/3/02

                                         /s/ Kathryn H. Moses
                                         ---------------------------------------

                                         Kathryn H. Moses, Director
APPROVED:                                Office of Children's Health Insurance

Program                                  Date: 4/9/02

/s/ Betty Cockrum
--------------------------------------
Betty Cockrum, Director
State Budget Agency

Date:5/6/02

APPROVED AS TO FORM AND LEGALITY:        APPROVED:

/s/ Stephen Carter                       /s/ Glenn R. Lawrence
--------------------------------------   ---------------------------------------
Stephen Carter                           Glenn R. Lawrence Commissioner
Attorney General of Indiana              Department of Administration

Date: 6/7/02                             Date : APR 22, 2002

MCO Contract, First Amendment               Harmony Health Plan of Indiana, Inc.

                                  ATTACHMENT A
                        MANDATORY RBMC TRANSITION REPORT

Name of MCO                           Sample Template
Report Period Start Date                XXXXX, 2002
Report Due Date                         XXXXX, 2002

                        PROVIDER ACCESS AND AVAILABILITY

     Reporting Requirement                                 Mandatory Risk Based Managed Care (RBMC) Counties
     ---------------------                                 -------------------------------------------------
                                                ALLEN    [ILLEGIBLE]   ST. JOSEPH  ELKHART  HAMILTON   LAKE    VANDERBURGH
                                               -------   -----------   ----------  -------  --------  -------  -----------
Potential RBMC member enrollment                25,249   [ILLEGIBLE]     23,682     14,993    3,563   55,573      15,278

Current MCO member enrollment

PRIMARY MEDICAL PROVIDER*

OB-GYN contracts at beginning of period

Pediatrician contracts at beginning of period

Other PMP contracts at beginning of period

New-OB-GYN contracts this period

New-Pediatrician contracts this period

New-Other PMP contracts this period

All PMPs at end of period                            0         0           0         0         0        0            0

Percent increase                               #DIV/0!   #DIV/0!     #DIV/0!   #DIV/0!    #VALUE! #DIV/0!      #DIV/0!

PMP-to-member ratio at end of period           #DIV/0!   #DIV/0!     #DIV/0!   #DIV/0!   #DIV/0!  #DIV/0!      #DIV/0!

PMP contracts pending- high probability of completion within 60 days of scheduled transition date

SPECIALTY PROVIDERS

Specialty providers at beginning of period

Specialty providers at end of period

FACILITIES

Acute care hospitals beginning of period

Acute care hospitals end of period

Hospital contracts pending - high probability of completion within 60 days of scheduled transition date

ANCILLARY PROVIDERS

Ancillary providers beginning of period (please describe in Comments section)

Ancillary providers end of period (please describe in Comments section)

----------
INSTRUCTIONS: MCOs should complete cells highlighted in yellow only. Provider and hospital disenrollments should be reported and described in the Comments section.

"PMP contract" refers to a contract with an individual provider rather than a delivery system

TUCKER ALAN INC. - 1/16/02

                                  ATTACHMENT A
                        MANDATORY RBMC TRANSITION REPORT

                               CLAIMS PROCESSING

         Reporting Requirement                   Current Period  Previous Period
-----------------------------------------------  --------------  ---------------
Claims on-hand at beginning of period

Claims received this period

Claims paid this period*

Claims denied this period*

Claims on-hand end of period                            0

Average length of time to pay or deny (in days)

*Claims paid are those claims for which some payment was made to the billing provider, and those claims which were submitted as encounter claims. Claims adjudicated but not paid should not be counted as paid claims. Denied claims are those claims for which all payments were denied and no payment was made. Include all claims without regard to type (UB 92 vs. HCFA 1500).

TUCKER ALAN INC. - 1/16/02

                                  ATTACHMENT A
                        MANDATORY RBMC TRANSITION REPORT

                            HELPLINE MEMBER SERVICES


           Reporting Requirement                 Current Period  Previous Period
-----------------------------------------------  --------------  ---------------
MEMBER CALLS

Number FTEs

Member Calls received

Member calls answered live

Abandonment rate                                     #DIV/0!

Three most frequent reasons for member calls,
as percent of all calls                                %

PROVIDER CALLS

Number FTEs

Provider calls received

Provider calls answered live

Abandonment rate                                      #DIV/0!

Three most frequent reasons for provider
calls, as percent of all calls                          %

TUCKER ALAN INC. - 1/16/02

                                  ATTACHMENT A
                        MANDATORY RBMC TRANSITION REPORT

                Report                              Comments
-----------------------------------------------  --------------
PROVIDER ACCESS AND AVAILABILITY

CLAIMS PROCESSING

HELPLINE AND MEMBER SERVICES

TUCKER ALAN INC. - 1/16/02

                                  ATTACHMENT B
                 2002 HOOSIER HEALTHWISE MCO REPORTING CALENDAR
                      FOR MANDATORY RBMC TRANSITION REPORT

        REPORTING PERIOD                            DATE DUE*
----------------------------------------  --------------------------------------
January 15th through January 31st         Tuesday, February 5, 2002

February 1st through February 14th        Tuesday, February 19, 2002

February 15th through February 28th       Tuesday, March 5, 2002

March 1st through March 14th              Tuesday, March 19, 2002

March 15th through March 31st             Wednesday, April 3, 2002

April 1st through April 14th              Wednesday, April 17, 2002

April 15th through April 30th             Friday, May 3, 2002

May 1st through May 14th                  Friday, May 17, 2002

May 15th through May 31st                 Wednesday, June 5, 2002

June 1st through June 14th                Wednesday, June 19, 2002

June 15th through June 30th               Wednesday, July 3, 2002

July 1st through July 14th                Wednesday, July 17, 2002

July 15th through July 31st               Monday, August 5, 2002

August 1st through August 14th            Monday, August 19, 2002

August 15th through August 31st           Thursday, September 5, 2002

September 1st through September 14th      Wednesday, September 18, 2002

September 15th through September 30th     Thursday, October 3, 2002

October 1st through October 14th          Thursday, October 17, 2002

October 15th through October 31st         Tuesday, November 5, 2002

November 1st through November 14th        Tuesday, November 19, 2002

November 15th through November 30th       Wednesday, December 4, 2002

December 1st through December 14th        Wednesday, December 18, 2002

December 15th through December 31st       Monday, January 6, 2003

----------
* Date due is by the end of the third business day after the reporting period..

TUCKER ALAN INC.                                                     Page 1 of 1
01/14/02

                                CONTRACT BETWEEN
                   THE OFFICE OF MEDICAID POLICY AND PLANNING,
             THE OFFICE OF THE CHILDREN'S HEALTH INSURANCE PROGRAM
                                      AND
                     HARMONY HEALTH PLAN OF ILLINOIS, INC.

      This Contract is made and entered into by and between the State of Indiana (hereinafter "State" or "State of Indiana"), through the Office of Medicaid Policy and Planning and the Office of Children's Health Insurance Program (hereinafter "the Offices"), of the Indiana Family and Social Services Administration, 402 West Washington Street, W382, Indianapolis, Indiana, and Harmony Health Plan of Illinois, Inc., 125 South Wacker Drive, Suite 2900, Chicago, Illinois, doing business as Harmony Health Plan of Indiana, (hereinafter "Contractor").

      WHEREAS, I.C. 12-15-30-1 and I.C. 12-17.6 authorize the Offices to enter into contracts to assist in the administration of the Indiana Medicaid and the Indiana Children's Health Insurance Program (CHIP), respectively;

      WHEREAS, the State of Indiana desires to contract for services to arrange for and to administer a risk-based managed care program (RBMC) for certain Hoosier Healthwise enrollees in Packages A, B and C as procured through BAA 01 -28;

      WHEREAS this Contract contains the payment rates under which the Contractor shall be paid and that these rates have been determined to be actuarially sound and not in excess of the fee-for-service upper payment limit (FFS-UPL) specified for risk contracts in 42 CFR 447.361;

      WHEREAS, the Contractor is willing and able to perform the desired services for Hoosier Healthwise Packages A, B and C;

      THEREFORE, the parties to this Contract agree that the terms and conditions specified below will apply to services in connection with this contract, and such terms and conditions are as follows:

                           I. TERM AND RENEWAL OPTION

      This Contract is effective from January 1, 2001 through December 31, 2002. At the discretion of the Offices the term may be extended for up to two additional years. In no event shall the term exceed December 31, 2004.

MCO Contract                                                 Harmony Health Plan

                                 II. DEFINITIONS

      For the purposes of this contract, terms not defined herein shall be defined as they are in the documents incorporated in and attached to this document, subject to the order of precedence spelled out in Section V of this document.

"Contract" means this document and all documents or standards incorporated herein, expressly including but not limited to the following documents appended hereto and listed in chronological order and to be given precedence as described in Section V of this document, entitled "Order of Precedence":

      Attachment 1 - BAA 01-28, released July 31, 2000;

      Attachment 2 - Contractor's response to BAA 01-28, submitted
                     September 25, 2000, excluding the following sections:
                     Section 5.3.8,
                     Section 5.4.4, Appendices A, B, C, D, H; Exhibit 5.4.4I;
                     Exhibit 5.4.4M; Exhibit 5.4.4O;

      and,

      Any other documents, standards, laws, rules or regulations incorporated by reference in the above materials, all of which are hereby incorporated by reference.

"Covered Services" means all services required to be arranged, administered, managed or provided by or on behalf of the Contractor under this contract.

"Effective Date of Enrollment" means:

      - The first day of the birth month of a newborn that is determined by the Offices to be an enrolled member;

      - The fifteenth day of the current month for a member who has, between the twenty-sixth day of the previous month and the tenth day of the current month, been determined by the Offices to be an enrolled member; and,

      - The first day of the following month for a member who has, between the eleventh day and the twenty-fifth day of a month, been determined by the Offices to be an enrolled member.

"Enrolled Member", or "Enrollee", means a Hoosier Healthwise-eligible member who is listed by the Offices on the enrollment rosters to receive covered services from the Contractor or its subcontractors, employees, agents, or providers, as of the Effective Date of Enrollment, under this contract.

"Provider" means a physician, hospital, home health agency or any other institution, or health or other professional person or entity, which participates in the provision of services to an enrolled

MCO Contract                                                 Harmony Health Plan
member under BAA 01-28, whether as an independent contractor, a subcontractor, employee, or agent of the Contractor.

"Broad Agency Announcement", or "BAA", means BAA 01-28 for providers of managed care services, released July 31, 2000.

                          III. DUTIES OF THE CONTRACTOR

A. The Contractor agrees to assume financial risk for developing and managing a health care delivery system and for arranging or administering all Hoosier Healthwise covered services except, as set out in section 3.4.3 of the BAA, dental care, long-term institutional care, services provided as part of an individualized education plan (IEP) pursuant to the Individuals with Disabilities Education Act (IDEA) at 20 U.S.C. 1400 et seq., behavioral health, and hospice services, in exchange for a per-enrollee, per-month fixed fee, to certain enrollees in Hoosier Healthwise Packages A, B and C. Wards of the State, foster children and children receiving adoption assistance may enroll on a voluntary basis and will not be subject to auto-assignment into the Hoosier Healthwise program. The Contractor must, at a minimum, furnish covered services up to the limits specified by the Medicaid and CHIP programs. The Contractor may exceed these limits. However, in no instance may any covered service's limitations be more restrictive than those which exist in the Indiana Medicaid fee-for-service program for Packages A and B, and the Children's Health Insurance Program for Package C.

B. The Contractor agrees to perform all duties and arrange and administer the provision of all services as set out herein and contained in the BAA as attached and the Contractor's responses to the BAA as attached, all of which are incorporated into this Contract by reference. In addition, the Contractor shall comply with all policies and procedures defined in any bulletin, manual, or handbook yet to be distributed by the State or its agents insofar as those policies and procedures provide further clarification and are no more restrictive than any policies and procedures contained in the BAA and any amendments to the BAA. The Contractor agrees to comply with all pertinent state and federal statutes and regulations in effect throughout the duration of this Contract and as they may be amended from time to time.

C. The Contractor agrees that it will not discriminate against individuals eligible to be covered under this Contract on the basis of health status or need for health services; and the Contractor may not terminate an enrollee's enrollment, or act to encourage an enrollee to terminate his/her enrollment, because of an adverse change in the enrollee's health. The disenrollment function will be carried out by a State contractor who is independent of the Contractor; therefore, any request to terminate an enrollee's enrollment must be approved by the Offices.

D. The Contractor agrees that no services or duties owed by the Contractor under this Contract will be performed or provided by any person or entity other than the Contractor, except as contained in written subcontracts or other legally binding agreements. Prior to entering into

MCO Contract                                                 Harmony Health Plan
any such subcontract or other legally binding agreement, the Contractor shall, in each case, submit the proposed subcontract or other legally binding agreement to the Offices for prior review and approval. Prior review and approval of a subcontract or legally binding agreement shall not be unreasonably delayed by the Offices. The Offices shall, in appropriate cases and as requested by the Contractor, expedite the review and approval process. Under no circumstances shall the Contractor be deemed to have breached its obligations under this Contract if such breach was a result of the Offices' failure to review and approve timely any proposed subcontract or other legally binding agreement. If the Offices disapprove any proposed subcontract or other legally binding agreement, the Offices shall state with reasonable particularity the basis for such disapproval. No subcontract into which the Contractor enters with respect to performance under this Contract shall in any way relieve the Contractor of any responsibility for the performance of duties under this Contract. All subcontracts and amendments thereto executed by the Contractor under this Contract must meet the following requirements; any existing subcontracts or legally binding agreements which fail to meet the following requirements shall be revised to include the requirements within ninety(90) days from the effective date of this Contract:

1.    Be in writing and specify the functions of the subcontractor.

2.    Be legally binding agreements.

3. Specify the amount, duration and scope of services to be provided by the subcontractor.

4. Provide that the Offices may evaluate, through inspection or other means, the quality, appropriateness, and timeliness of services performed.

5. Provide for inspections of any records pertinent to the contract by the Offices.

6. Require an adequate record system to be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to recipients under the contract.

7. Provide for the participation of the Contractor and subcontractor in any internal and external quality assurance, utilization review, peer review, and grievance procedures established by the Contractor, in conjunction with the Offices.

8. Provide that the subcontractor indemnify and hold harmless the State of Indiana, its officers, and employees from all claims and suits, including court costs, attorney's fees, and other expenses, brought because of injuries or damage received or sustained by any person, persons or property that is caused by any act or omission of the Contractor and/or the subcontractors. The State shall not provide such indemnification to the subcontractor.

9. Identify and incorporate the applicable terms of this Contract and any incorporated documents. The subcontract shall provide that the subcontractor

MCO Contract                                               Harmony Health Plan
            agrees to perform duties under the subcontract, as those duties pertain to enrollees, in accordance with the applicable terms and conditions set out in this Contract, any incorporated documents, and all applicable state and federal laws, as amended.

E. The Contractor agrees that, during the term of this Contract, it shall maintain, with any in-network provider rendering health care services under the BAA, provider service agreements which meet the following requirements; any existing provider service agreements which fail to meet the following requirements shall be revised to include the requirements within ninety (90) days from the effective date of this Contract. The provider service agreements shall:

      1. Identify and incorporate the applicable terms of this Contract and any incorporated documents. Under the terms of the provider services agreement, the provider shall agree that the applicable terms and conditions set out in this Contract, any incorporated documents, and all applicable state and federal laws, as amended, govern the duties and responsibilities of the provider with regard to the provision of services to enrollees.

      2. Reference a written provider claim resolution procedure as set out in section III.Q. below.

F. The Contractor agrees that all laboratory testing sites providing services under this Contract must have a valid Clinical Laboratory Improvement Amendments (CLIA) certificate and comply with the CLIA regulations at 42 C.F.R. Part 493.

G.    The Contractor agrees that it shall:

      1. Retain, at all times during the period of this Contract, a valid Certificate of Authority under applicable State laws issued by the State of Indiana Department of Insurance.

      2. Ensure that, during the term of this Contract, each provider rendering health care services under the BAA is authorized to do so in accordance with the following:

            a. The provider must maintain a current Indiana Health Coverage Programs (IHCP) provider agreement and must be duly licensed in accordance with the appropriate state licensing board and shall remain in good standing with said board.

            b. If a provider is not authorized to provide such services under a current IHCP provider agreement or is no longer licensed by said board, the Contractor is obligated to terminate its contractual relationship authorizing or requiring such provider to provide services under the BAA. The Contractor must terminate its contractual relationship with the provider as soon as the Contractor has knowledge of the termination of the provider's license or the IHCP provider agreement.

MCO Contract                                               Harmony Health Plan

      3. Comply with the specific requirements for Health Maintenance Organizations (HMOs) eligible to receive Federal Financial Participation (FFP) under Medicaid, as listed in the State Organization and General Administration Chapter of the Health Care Financing Administration (HCFA) Medicaid Manual. These requirements include, but are not limited to the following:

            a. The Contractor shall meet the definition of HMO as specified in the Indiana State Medicaid Plan.

            b. Throughout the duration of this Contract, the Contractor shall satisfy the Chicago Regional Office of the Health Care Financing Authority (hereinafter called HCFA) that the Contractor is compliant with the Federal requirements for protection against insolvency pursuant to 42 CFR 434.20(c)(3) and 434.50(a), the requirement that the Contractor shall continue to provide services to Contractor enrollees until the end of the month in which insolvency has occurred, and the requirement that the Contractor shall continue to provide inpatient services until the date of discharge for an enrollee who is institutionalized when insolvency occurs. The Contractor shall meet this requirement by posting a performance bond pursuant to Section VII, paragraph C, of this Contract, and satisfying the statutory reserve requirements of the Indiana Department of Insurance.

            c. The Contractor shall comply with, and shall exclude from participation as either a provider or subcontractor of the Contractor, any entity or person that has been excluded under the authority of Sections 1124A, 1128 or 1128A of the Social Security Act or does not comply with the requirements of
                  Section 1128(b) of the Social Security Act.

            d. In the event that the HCFA determines that the Contractor has violated any of the provisions of 42 CFR 434.67(a), HCFA may deny payment of FFP for new enrollees of the HMO under 42 USC 1396b(m)(5)(B)(ii). The Offices shall automatically deny State payment for new enrollees whenever, and for so long as, Federal payment for such enrollees has been denied.

H. The Contractor shall submit proof, satisfactory to the Offices, of indemnification of the Contractor by the Contractor's parent corporation, if applicable, and by all of its subcontractors.

I. The Contractor shall submit proof, satisfactory to the Offices, that all subcontractors will hold the State harmless from liability under the subcontract. This assurance in no way relieves the Contractor of any responsibilities under the BAA or this Contract.

J. The Contractor agrees that, prior to initially enrolling any Hoosier Healthwise Package A, B or C enrollees, it shall go through and satisfactorily complete the readiness review as described in the BAA. The required readiness review shall begin before the contract

MCO Contract                                               Harmony Health Plan
      between the Contractor and the State is finalized and executed. Within ninety (90) days from the effective date of this Contract, the Contractor shall make a good faith effort to resolve, to the satisfaction of the Offices, any outstanding issues brought to the Contractor's attention by the Offices as a result of the readiness review.

K. The Contractor shall establish and maintain a quality improvement program that meets the requirements of 42 CFR 434.34, as well as other specific requirements set forth in the BAA. The Offices and the HCFA may evaluate, through inspection or other means, including but not limited to, the review of the quality assurance reports required under this Contract, and the quality, appropriateness, and timeliness of services performed under this Contract. The Contractor agrees to participate and cooperate, as directed by the Offices, in the annual external quality review of the services furnished by the Contractor.

L. In accordance with 42 CFR 434.28, the Contractor agrees that it and any of its subcontractors shall comply with the requirements, if applicable, of 42 CFR 489, Subpart I, relating to maintaining and distributing written policies and procedures respecting advance directives. The Contractor shall distribute policies and procedures to adult individuals during the enrollee enrollment process and whenever there are revisions to these policies and procedures. The Contractor shall make available for inspection, upon reasonable notice and request by the Offices, documentation concerning its written policies, procedures and distribution of such written procedures to enrollees.

M. Pursuant to 42 C.F.R. 417.479(a), the Contractor agrees that no specific payment can be made directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee. The Contractor must disclose to the State the information on provider incentive plans listed in 42 C.F.R. 417.479(h)(1) and 417.479(i) at the times indicated at 42 C.F.R. 434.70(a)(3), in order to determine whether the incentive plan meets the requirements of 42 C.F.R. 417(d)-(g). The Contractor must provide the capitation data required under paragraph
      (h)(1)(vi) for the previous calendar year to the State by application/contract renewal of each year. The Contractor will provide the information on its physician incentive plan(s) listed in 42 C.F.R. 417.479(h)(3) to any enrollee upon request.

N. The Contractor must not prohibit or restrict a health care professional from advising an enrollee about his/her health status, medical care, or treatment, regardless of whether benefits for such care are provided under this Contract, if the professional is acting within the lawful scope of practice. However, this provision does not require the Contractor to provide coverage of a counseling or referral service if the Contractor objects to the service on moral or religious grounds and makes available information on its policies to potential enrollees and enrollees within ninety (90) days after the date the Contractor adopts a change in policy regarding such counseling or referral service.

O. In accordance with 42 U.S.C. Section 1396u-2(b)(6), the Contractor agrees that an enrollee may not be held liable for the following:

MCO Contract                                              Harmony Health Plan

      1. Debts of the Contractor, or its subcontractors, in the event of any organization's insolvency;

      2. Services provided to the enrollee in the event the Contractor fails to receive payment from the Offices for such services or in the event a provider fails to receive payment from the Contractor or Offices; or

      3. Payments made to a provider in excess of the amount that would be owed by the enrollee if the Contractor had directly provided the services.

P. The Offices may from time to time request and the Contractor, and all of its subcontractors, agree that the Contractor, or its subcontractors, shall prepare and submit additional compilations and reports as requested by the Offices. Such requests will be limited to situations in which the desired data is considered essential and cannot be obtained through existing Contractor reports. The Contractor, and all of its subcontractors, agree that a response to the request shall be submitted within thirty (30) days from the date of the request, or by the Offices' requested completion date, whichever is earliest. The response shall include the additional compilations and reports as requested, or the status of the requested information and an expected completion date. When such requests pertain to legislative inquiries or expedited inquiries from the Office of the Governor, the additional compilations and reports shall be submitted by the Offices' requested completion date. Failure by the Contractor, or its subcontractors, to comply with response time frames shall be considered grounds for the Offices to pursue the provisions outlined in Section 3.16.5 of the BAA. In the event that delays in submissions are a consequence of delay by the Offices or the Medicaid Fiscal Agent, the time frame for submission shall be extended by the length of time of the delay.

Q. The Contractor shall establish a written claim resolution procedure applicable to both in-network and out-of-network providers which shall be distributed to all in-network providers and shall be available to out-of-network providers upon request. The Contractor shall negotiate the terms of a written claim resolution procedure with in-network providers; but if the Contractor and an in-network provider are unable to reach agreement on the terms of such procedure, the out-of-network provider claims resolution procedure approved by the Offices under this section shall govern the resolution of such in-network provider's claims with the Contractor. The written claim resolution procedure for out-of-network providers (and in-network providers in the absence of an agreement) must be submitted to the Offices for approval Within thirty (30) days from the effective date of this Contract and must include, at a minimum, the following elements:

      1. A statement noting that providers objecting to determinations involving their claims will be provided procedural due process through the Contractor's claim resolution procedure.

      2. A description of both the informal and formal claim resolution procedures that will be available to resolve a provider's objection to a determination involving the provider's claim.

MCO Contract                                               Harmony Health Plan

      3.    An informal claim resolution procedure which:

            a. shall be available for the resolution of claims submitted to the Contractor by the provider within the allowable claims submission time limits under federal and state law;

            b.    shall precede the formal claim resolution procedure;

            c. shall be used to resolve a provider's objection to a determination by the Contractor involving the provider's claim, including a provider's objection to:

                  (1) any determination by the Contractor regarding payment for a claim submitted by the provider, including the amount of such payment; and

                  (2) the Contractor's determination that a claim submitted by the provider lacks sufficient supporting information, records, or other materials;

            d. may, at the election of a provider, be utilized to determine the payment due for a claim in the event the Contractor fails, within thirty (30) days after the provider submits the claim, to notify the provider of:

                  (1) its determination regarding payment for the provider's claim; or

                  (2) its determination that the provider's claim lacked sufficient supporting information, records, or the materials;

            e.    shall be commenced by a provider submitting to the Contractor:

                  (1) within sixty (60) days after the provider's receipt of written notification of the Contractor's determination regarding the provider's claim, the provider's written objection to the Contractor's determination and an explanation of the objection; or

                  (2) within sixty (60) days after the Contractor fails to make a determination as described in subparagraph (d), a written notice of the provider's election to utilize the informal claims resolution procedure under subparagraph (d) above;

            f. shall allow providers and the Contractor to make verbal inquiries and to otherwise informally undertake to resolve the matter submitted for resolution by the provider pursuant to Paragraph 3.e.

      4. In the event the matter submitted for informal resolution is not resolved to the provider's satisfaction within thirty (30) days after the provider commenced the informal claim resolution procedure, the provider shall have sixty (60) days from that point to submit to the Contractor written notification of the provider's election to submit the matter to the formal claim resolution procedure. The

MCO Contract                                                Harmony Health Plan
      provider's notice must specify the basis of the provider's dispute with the Contractor. The Contractor's receipt of the provider's written notice shall commence the formal claim resolution procedure.

5.    The formal claim resolution procedure shall be conducted by a panel of one
      (1) or more individuals selected by the Contractor. Each panel must be knowledgeable about the policy, legal, and clinical issues involved in the matter that is the subject of the formal claim resolution procedure. An individual who has been involved in any previous consideration of the matter by the Contractor may not serve on the panel. The Contractor's medical director, or another licensed physician designated by the medical director, shall serve as a consultant to the panel in the event the matter involves a question of medical necessity or medical appropriateness.

6. The panel shall consider all information and material submitted to it by the provider that bears directly upon an issue involved in the matter that is the subject of the formal claim resolution procedure. The panel shall allow the provider an opportunity to appear in person before the panel, or to Communicate with the panel through appropriate other means if the provider is unable to appear in person, and question the panel in regard to issues involved in the matter. The provider shall not be required to be represented by an attorney for purposes of the formal claim review procedure.

7. Within forty-five (45) days after the Commencement of the formal claim resolution procedure, the panel shall deliver to the provider the panel's written determination of the matter before it. Such determination shall be the Contractor's final position in regard the matter. The written determination shall include, as applicable, a detailed explanation of the factual, legal, policy and clinical basis of the panel's determination.

8. In the event the panel fails to deliver to the provider the panel's written determination within forty-five (45) days after the after the commencement of the formal claim resolution procedure, such failure on the part of the panel shall have the effect of a denial by the panel of the provider's claim.

9. The panel's written determination shall include notice to the provider of the provider's right, within sixty (6) days after the provider's receipt of the panel's written determination, to submit to binding arbitration the matter that was the subject of the formal claim resolution procedure. The provider shall also have the right to submit the matter to binding arbitration if the panel has failed to deliver its written determination to the provider within the required forty-five (45) day period.

10. Any procedure involving binding arbitration must be conducted in accordance with the rules and regulations of the American Health Lawyers Association (AHLA), pursuant to the Uniform Arbitration Act as adopted in the State of Indiana at I.C. 34-57-2, unless the provider and Contractor mutually agree to some other binding resolution procedure. However, any Contractor and provider

MCO Contract                                                Harmony Health Plan
      that are subject to statutorily imposed arbitration procedures for the resolution of these claims shall be required to follow the statutorily imposed arbitration procedures, but only to the extent those procedures differ from, or are irreconcilable with, the rules and regulations of the American Health Lawyers Association (AHLA), pursuant to the Uniform Arbitration Act as adopted in the State of Indiana at I.C. 34-57-2. It is the intent of the Offices that the fees and expenses of arbitration be borne by the non-prevailing party.

11. The provider and Contractor may agree, within the requisite sixty (60) day time period, to include in a single arbitration proceeding matters from multiple formal claim resolution procedures involving the Contractor and the provider. If the provider and Contractor are not able to agree, the arbitrator, as selected in Paragraph 10 above, shall have the discretion to include in a single arbitration proceeding matters from multiple formal claim resolution procedures involving the Contractor and the provider.

12.   For claims disputed under Paragraph 3.c.(2) above:

      a. a claim that is finally determined through the Contractor's claim resolution procedure (including arbitration) not to lack sufficient supporting documentation shall be processed by the Contractor within thirty (30) days after such final determination. The processing of the claim and the Contractor's determination involving the. claim shall be subject to Paragraph 3. c. and Paragraph 3.d and the Contractor's formal claim resolution procedure and binding arbitration.

      b. a claim that is finally determined through the Contractor's claim resolution procedure (including arbitration) to lack sufficient supporting documentation shall be processed by the Contractor within thirty (30) days after the provider submits to the Contractor the requisite supporting documentation. The provider shall have thirty
            (30) days after written notice of the final determination establishing that the claim lacked sufficient supporting documentation is received by the provider to submit the requisite supporting documentation. The processing of the claim and the Contractor's determination involving the claim shall be subject to Paragraph 3. c. and Paragraph 3. d. and the Contractor's formal claim resolution procedure and binding arbitration.

13. A Contractor may not include in its claim resolution procedures for out-of-network providers (and in-network providers in the absence of an agreement) elements that restrict or diminish the claim review procedures, time periods or subject matter provided for in paragraphs 1 through 12 above.

14. A Contractor shall maintain a log of all informally and formally filed provider objections to determinations involving claims. The logged information shall include the provider's name, date of objection, nature of the objection, and

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
            disposition. The Contractor shall submit quarterly reports to the Offices regarding the number and type of provider objections.

                                   IV. PAYMENT

A. In consideration of the services to be performed by the Contractor, the Offices agree to pay the Contractor the following amounts per month per enrolled member as contained in the Offices' capitation payment listing based upon the capitation rates by category as listed below:

                        CAPITATION  RATES
---------------------------------------------------------------
CATEGORY                 PACKAGES A AND B             PACKAGE C
--------                 ----------------             ---------
Newborns                $  355.20                    $  127.99
Preschool               $   71.80                    $   82.30
Children                $   58.22                    $   68.88
Adolescents             $   87.58                    $   97.79
Adult Males             $  247.27
Adult Females           $  193.78
Deliveries              $3,297.96/delivery           $3,297.96/delivery

      These capitation rates will be adjusted by the medical component of the Consumer Price Index. The initial adjustment will occur in January 2002, with subsequent adjustments to occur annually thereafter. In the event that the Offices adjust the fee-for-service (FFS) rates, the Offices may, in its sole discretion, further adjust the capitation rates in accordance with the FFS adjustment, based on the same methodology or percentage change used for the FFS adjustment. If the Offices make such an adjustment, it shall apply only to the specific service component of the capitation rate that corresponds to the FFS adjustment. Any capitation rates adjusted due to a change in the FFS program may be further adjusted to ensure actuarial soundness. All adjustments are subject to federal regulations that this Contract may not exceed the FFS Upper Payment Limit
      (UPL).

B. All payment obligations of the Offices are subject to the encumbrance of monies and shall be paid to the Contractor on the first Wednesday after the fifteenth of the month.

C. The capitation payment will be prospective, based upon the number of enrollees assigned to the Contractor as of the first of the month. The Offices will establish an administrative procedure to allow retroactive or other payment adjustments as necessary to implement this contract.

D. The Contractor will be provided a capitation payment listing which includes a detailed listing of all enrollees for which the Contractor is receiving a capitation payment.

E. The parties agree that the Offices have the option of renegotiating actuarially sound capitation rates annually. Rates revised under this provision shall be implemented only

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      after a contract amendment is executed and approved. Contractor may submit information for the Offices' review and consideration.

F. It is understood and agreed upon by the parties that all obligations of the State of Indiana are contingent upon the availability and continued appropriation of State and Federal funds, and in no event shall the State of Indiana be liable for any payments in excess of available appropriated funds.

G. When the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuation of performance of this Contract, the Contract shall be cancelled. A determination by the State Budget Director that funds are not appropriated or otherwise available to support continuation of performance shall be final and conclusive.

                             V. ORDER OF PRECEDENCE

Any inconsistency or ambiguity in this Contract shall be resolved by giving precedence in the following order:

      1)    The express terms of this document;

      2)    Attachment 1 - BAA 01-28, released July 31, 2000;

      3)    Attachment 2 - the Contractor's response to the BAA;

      4) Any other documents, standards, laws, rules or regulations incorporated by reference in the above materials, all of which are hereby incorporated by reference.

                                   VI. NOTICE

A. Whenever notice is required to be given to the other party, it shall be made in writing and delivered to that party. Delivery shall be deemed to have occurred if a signed receipt is obtained when delivered by hand or according to the date on the return receipt if sent by certified mail, return receipt requested. Notices shall be addressed as follows:

In case of notice to the Contractor:         In case of notice to the Offices:

Ancelmo E. Lopes, President/CEO              Sharon Steadman, Managed Care  Director
Harmony Health Plan of Illinois, Inc.        Office of Medicaid Policy and Planning
125 South Wacker Drive, Suite 2900           Family and Social Services Administration
Chicago, Illinois 60606                      402 W. Washington St., IGCS W382, MS07
                                             Indianapolis, Indiana 46204

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B.    Said notices shall become effective on the date of delivery or the date specified within the notice, whichever comes later. Either party may change its address for notification purposes by mailing a notice stating the change and setting forth the new address.

                          VII. MISCELLANEOUS PROVISIONS

A. Entire Agreement. This Contract constitutes the entire agreement between the parties with respect to the subject matter; all prior agreements, representations, statements, negotiations, and undertakings are superseded hereby.

B. Changes. Any changes to this Contract shall be by formal amendment of this Contract signed by all parties required by Indiana law.

C. Performance Bond. The Contractor agrees that a performance bond in the amount of five hundred thousand dollars ($500,000.00) will be delivered to the Indiana Department of Administration (IDOA) within ten (10) calendar days of the execution of this contract. Said bond will be in the form of a cashier's check, a certified check, or a surety bond executed by a surety company authorized to do business in the State of Indiana as approved by the Insurance Department of State of Indiana. No other check or surety will be accepted. The performance bond shall be made payable to the IDOA and shall be effective for the duration of the contract and any extensions thereof. The State reserves the right to increase the performance bond amount if enrollment levels indicate the need for higher liquidated damages.

D. Access To Records. The Contractor and any subcontractor shall maintain all books, documents, papers and records which are directly pertinent to this Contract and shall make such materials available at all reasonable times during the contract period and for three (3) years from the date of final payment under the Contract or until all pending matters are closed, whichever date is later, for inspection by the Office, or any other duly authorized representative of the State of Indiana or the Federal government. Copies thereof shall be furnished at no cost to the State if requested.

E. Assignment. The Contractor shall not assign or subcontract the whole or any part of this Contract without the State's prior written consent. Such consent will not be unreasonably withheld. The Contractor may assign its right to receive payments to such third parties as the Contractor may desire without the prior written consent of the State, provided that the Contractor gives written notice (including evidence of such assignment) to the State thirty (30) days in advance of any payment so assigned. The assignment shall cover all unpaid amounts under this Contract and shall not be made to more than one party.

F. Authority to Bind Contractor. Notwithstanding anything in this Contract to the contrary, the signatory for the Contractor represents that he/she has been duly authorized to execute contracts on behalf of the Contractor designed above, has filed proof of such authority with the Indiana Department of Administration, 402 West Washington Street, W469,

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      Indianapolis, Indiana 46204, and has obtained all necessary or applicable approval from the home office of the Contractor to make this Contract fully binding upon the Contractor when his/her signature is affixed and is not subject to home office acceptance hereto and accepted by the State of Indiana.

G. Compliance with Laws. The Contractor agrees to comply with all applicable Federal, State, and local laws, rules, regulations, or ordinances, and all provisions required thereby to be included herein are hereby incorporated by reference. The enactment of any state or federal statute or the promulgation of regulations thereunder after execution of this Contract shall be reviewed by the State and the Contractor to determine whether the provisions of this Contract require formal modification.

H. Compliance with Civil Rights Laws. The Contractor and its subcontractors hereby assure that they will comply with all Federal and Indiana Civil Rights Laws, including, but not limited to, I.C. 22-9-1-10 and the Civil Rights Act of 1964, to the end that they shall not discriminate against any employee or applicant for employment, to be employed in the performance of this Contract, with respect to his/her hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of his/her race, color, religion, sex, disability, national origin, ancestry or status as a veteran. The Contractor understands, that the State of Indiana is a recipient of federal funds. Pursuant to that understanding, the Contractor, and its subcontractors, if any, agree that if the Contractor employs 50 or more employees and does at least $50,000 worth of business with the State of Indiana and is not exempt, the Contractor will comply with the reporting requirements of 41 CFR 60-1.7, if applicable. Breach of this covenant may be regarded as a material breach of the Contract. The State of Indiana shall comply with Section 202 of Executive Order 11246, as amended and 41 CFR 60-741, as amended, which are incorporated herein by specific reference.

I. Assurance of Compliance with Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973 and the Age Discrimination Act of 1975, the Americans with Disabilities Act of 1990 and Title IX of the Education Amendments of 1972: The Contractor agrees that it, and all of its subcontractors and providers, will comply with the following:

      1. Title VI of the Civil Rights Act of 1964 (Pub. L. 88-352), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R.
            Part 80), to the end that, in accordance with Title VI of that Act and the Regulation, no person in the United States shall on the ground of race, color, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      2. Section 504 of the Rehabilitation Act of 1973 (Pub. L. 93-112), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R.
            Part 84), to the end that, in accordance with Section 504 of that Act and the Regulation, no otherwise qualified handicapped individual in

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

            the United States shall, solely by reason of his/her handicap, be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      3. The Age Discrimination Act of 1975 (Pub. L. 94-135), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Health and Human Services (45 C.F.R. Part 91), to the end that, in accordance with the Act and the Regulation, no person in the United States shall, on the basis of age, be denied the benefits of, be excluded from participation in, or be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      4. The Americans with Disabilities Act of 1990 (Pub. L. 101-336), as amended, and all requirements imposed by or pursuant to the Regulation of the Department of Justice (28 C.F.R. 35.101)et seq.), to the end that in accordance with the Act and Regulation, no person in the United States with a disability shall, on the basis of the disability, be excluded from participation in, be denied the benefits of, or otherwise be subjected to discriminations under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      5.    Title IX of the Education Amendments of 1972, as amended (20
            U.S.C. Sections 1681-1683, and 1685-1686), and all requirements imposed by or pursuant to regulation, to the end that, in accordance with the Amendments, no person in the United States shall, on the basis Of sex, be excluded from participation in, be denied the benefits of, or otherwise be subjected to discrimination under any program or activity for which the Contractor receives Federal financial assistance under this Contract.

      The Contractor agrees that compliance with this assurance constitutes a condition of continued receipt of Federal financial assistance, and that it is binding upon the Contractor, its successors, transferees and assignees for the period during which such assistance is provided. The Contractor further recognizes that the United States shall have the right to seek judicial enforcement of this assurance.

J.    Conflict of Interest

      1.    As used in this section:

            "Immediate family" means the spouse and the unemancipated children of an individual.

            "Interested party" means:

            a.    The individual executing this Contract;

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            b.    An individual who has an interest of three percent (3%) or more of the Contractor if the Contractor is not an individual; or

            c. Any member of the immediate family of an individual specified under subdivision a. or b.

            "Department" means the Indiana Department of Administration.

            "Commission" means the State [ILLEGIBLE]thics Commission.

      2. The Department may cancel this Contract without recourse by the Contractor if any interested party is an employee of the State of Indiana.

      3.    The Department will not exercise its right of cancellation under section 2 above if the Contractor gives the Department an opinion by the Commission indicating that the existence of this Contract and the employment by the State of Indiana of the interested party does not violate any statute or code relating to ethical conduct of state employees. The Department may take action, including cancellation of this Contract consistent with an opinion of the Commission obtained under this section.

      4. The Contractor has an affirmative obligation under this Contract to disclose to the Department when an interested party is or becomes an employee of the State of Indiana. The obligation under this section extends only to those facts which the Contractor knows or reasonably could know.

K Confidentiality of Data and Property Rights. The Contractor further agrees that all information, data, findings, recommendations, and proposals, by whatever name described and by whatever form therein, secured developed, written, or produced by the Contractor in furtherance of this Contract, shall be the property of the State of Indiana and that the Contractor shall take such action as is necessary under law to preserve such property rights in and of the State of Indiana while such property is within the control and/or custody of the Contractor.

      By this Contract the Contractor specifically waives and/or releases to the State of Indiana any cognizable property right in the Contractor to copyright or patent such information, data, findings, recommendations, and proposals, that are developed exclusively in furtherance of the Contract and not developed by the Contractor for its other lines of business and incidentally applied to its Hoosier Healthwise line of business.

      The parties acknowledge that it is in their interests for the Contractor to develop new techniques and advances in managed care. Therefore, the Offices hereby grant to the Contractor, subject to the confidentiality obligations set forth in this Contract, as well as those imposed by federal and state laws and regulations, a perpetual license to use materials, models, methodologies and techniques developed under this contract.

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L.    Confidentiality of State of Indiana Information. The Contractor
      understands and agrees that data, materials and information disclosed to the Contractor may contain confidential and protected data; therefore, the Contractor promises and assures that data, material, and information gathered, based upon or disclosed to the Contractor for the purpose of this Contract will not be disclosed to others or discussed with other parties without the prior written consent of the State of Indiana.

M. Conveyance of Documents And Continuation of Existing Activity: Should the Contract for whatever reason, (i.e. completion of a contract with no renewal, or termination of service by either party), be discontinued and the activities as provided for in the Contract for services cease, the Contractor and any subcontractors employed by the terminating Contractor in the performance of the duties of the Contract shall promptly convey to the State of Indiana, copies of all vendor working papers, data collection forms, reports, charts, programs, cost records and all other material related to work performed on this Contract.

      The Contractor and the Office shall convene immediately upon notification of termination or non-renewal of the Contract to determine what work shall be suspended, what work shall be completed, and the timeframe for completion and conveyance. The Office will then provide the Contractor with a written schedule of the completion and conveyance activities associated with termination. Documents/materials associated with suspended activities shall be conveyed by the Contractor to the State of Indiana upon five days' notice from the State of Indiana. Upon completion of those remaining activities noted on the written schedule, the Contractor shall also convey all documents and materials to the State of Indiana upon five days' notice from the State of Indiana.

N. Disputes. Should any disputes arise with respect to this Contract, the Contractor and the State of Indiana agree to act immediately to resolve any such disputes. Time is of the essence in the resolution of disputes.

      The Contractor agrees that, the existence of a dispute notwithstanding, it will continue without delay to carry out all its responsibilities under this Contract which are not affected by the dispute. Should the Contractor fail to continue without delay to perform its responsibilities under this Contract in the accomplishment of all non-disputed work, any additional costs incurred by the Contractor or the State of Indiana as a result of such failure to proceed shall be borne by the Contractor, and the Contractor shall make no claim against the State of Indiana for such costs. If the Contractor and the State of Indiana cannot resolve a dispute within ten (10) working days following notification in writing by either party of the existence of said dispute, then the following procedure shall apply:

      1. The parties agree to resolve such matters through submission of their dispute to the Commissioner of the Indiana Department of Administration who shall reduce her decision to writing and mail or otherwise furnish a copy thereof to the Contractor and the State of Indiana within ten (10) working days after presentation of such dispute for her decision. Her decision shall be final and conclusive unless the Contractor mails or otherwise furnishes to the Commissioner of Administration within ten (10) working days after receipt

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            of the Commissioner's decision, a written appeal. Within ten (10)
            working days of receipt by the Commissioner, she may reconsider her decision. If no reconsideration is provided with in ten (10) working days the Contractor may submit the dispute to an Indiana court of competent jurisdiction.

      2. The State of Indiana may withold payments on disputed items pending resolution of the dispute. The non-payment by the State of Indiana to the Contractor of one or more invoices not in dispute shall not constitute default, however, the Contractor may bring suit to collect such monies without following the disputes procedure contained herein.

O.    Drug-Free Workplace

      1. The Contractor hereby covenants and agrees to make a good faith effort to provide and maintain during the term of this Contract a drug-free workplace. Contractor will give written notice to the Office and the Indiana Department of Administration within ten (10) days after receiving actual notice that an employee of the Contractor has been convicted of a criminal drug violation occurring in the Contractor's workplace.

      2. In addition to subparagraph(1) if the total amount set forth in this Contract is in excess of twenty-five thousand dollars ($25,000.00), the Contractor hereby further agrees that this Contract is expressly subject to the terms, conditions, and representations contained in the Drug-Free Workplace
            Certification. The Certification is hereby executed by the Contractor in conjunction with this Contract and set forth in this Contract.

      3. It is further expressly agreed that the failure of the Contractor to in good faith comply with the terms of subparagraph (1) above, or falsifying or otherwise violating the terms of the certification referenced in subparagraph (2) above shall constitute a material breach of this Contract, and shall entitle the State of Indiana to impose sanctions against the Contractor including, but not limited to, suspension of contract payment, termination of this Contract and/or debarment of the Contractor from doing further business with the State of Indiana for up to three (3) years.

P.    Drug-Free Workplace Certification

      This Certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana. Pursuant to its delegated authority, the Indiana Department of Administration is requiring the inclusion of this certification in all contracts with the State of Indiana in excess of $25,000.00. No award of a contract shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000.00 shall be valid, unless and until this certification has been fully executed by the Contractor and made a part of the Contract as part of the Contract documents. False certification or violation of the certification may result in sanctions including, but not limited to, suspension of contract

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      payment, termination of the contract and/or debarment of contracting opportunities with the Contractor for up to three (3) years.

      The Contractor certifies and agrees that it will provide a drug-free workplace by:

      1. Publishing and providing to all of its employees a statement notifying them that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition.

      2.    Establishing a drug-free awareness program to inform employees of
            (A) the dangers of drug abuse in the workplace (B) the Contractor's policy of maintaining a drug-free workplace; (C) any available drug counseling, rehabilitation, and employee assistance programs; and
            (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace.

      3.    Notifying all employees in the statement required by subparagraph
            (1) above that as a condition of continued employment the employee will (A) abide by the terms of the statement; and (B) notify the Contractor of any criminal drug statute conviction for a violation occurring in the workplace no later than five (5) days after such conviction.

      4. Notify the State in writing within ten (10) days after receiving notice from an employee under subdivision (3)(B) above, or otherwise receiving actual notice of such conviction.

      5.    Within thirty (30)days after receiving notice under subdivision
            (3)(B) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (A) take appropriate personnel action against the employee, up to and including termination; or (B) require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency.

      6. Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (1) through (5).

Q. Environmental Standards. If the contract amount set forth in this Contract is in excess of $100,000, the Contractor shall comply with all applicable standards, orders, or requirements issued under section 305 of the Clean Air Act (42 USC 7606), section 508 of the Clean Air Act (33 USC 1368), Executive Order 11738, and Environmental Protection Agency regulations (40 CFR Part 15), which prohibit the use under non-exempt Federal contracts of facilities included on the EPA List of Violating Facilities. The Contractor shall report any violations of this paragraph to the State of Indiana and to the United States Environmental Protection Agency Assistant Administrator for Enforcement.

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R.    Force Majeure; Suspension and Termination. In the event either party is unable to perform any of its obligations under this Contract or to enjoy any of its benefits because of (or if failure to perform the service is caused by) natural disaster, actions or decrees of governmental bodies, or communication line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall take reasonable measures to resume performance. Upon receipt of such notice, all obligations under this Contract shall be immediately suspended. If the period of non-performance exceeds thirty (30) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may, by giving written notice, terminate this Contract.

S. Governing Laws. This Contract shall be construed in accordance with and governed by the laws of the State of Indiana and suit, if any, must be brought in the State of Indiana.

T. Indemnification. The Contractor agrees to indemnify, defend, and hold harmless the State of Indiana and its agents, officers, and employees from all claims and suits including court costs, attorney's fees, and other expenses caused by any act or omission of the Contractor and/or its subcontractors, if any. The State shall not provide such indemnification to the Contractor.

U. Independent Contractor. The Office and the Contractor acknowledge and agree that in the performance of this contract, the Contractor is an independent contractor and both parties will be acting in an individual capacity and not an as agents, employees, partners, joint venturers, officers, or associates of one another. The employees or agents of one party shall not be deemed or construed to be the employees or agents of the other party for any purposes whatsoever. Neither party will assume any liability for any injury (including death) to any persons, or any property arising out of the acts or omissions of the agents, employees or subcontractors of the other party.

      The Contractor shall be responsible for providing all necessary unemployment and worker compensation insurance for the Contractor's employees.

V. Lobbying Activities. Pursuant to 31 U.S.C. 1352, and any regulations promulgated thereunder, the Contractor hereby assures and certifies that no federally appropriated funds have been paid, or will be paid, by or on behalf of the Contractor, to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress, in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan or cooperative contract. If any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with this Contract, the Contractor shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying", in accordance with its instructions.

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W.    Ownership of Documents and Materials. All documents, records, programs, data, film, tape, articles, memoranda, and other materials developed under this Contract will be the property of the State of Indiana. Use of these materials other than related to contract performance by the Contractor without the prior written consent of the State of Indiana is prohibited. During the performance of the services specified herein, the Contractor shall be responsible for any loss or damage to these materials developed for or supplied by the State of Indiana and used to develop or assist in the services provided herein, while they are in the possession of the Contractor, and any loss or damage thereto shall be restored at the Contractor's expense. Full, immediate and unrestricted access to the work product of the Contractor during the term of this Contract shall be available to the State of Indiana. The Contractor will give to the State of Indiana, or the State of Indiana's designee, all records of other materials described in this section, after termination of the Contract and upon five (5) days notice of a request from the State of Indiana.

      The parties acknowledge that it is in their interests for the Contractor to develop new techniques and advances in managed care. Therefore, the Offices hereby grant to the Contractor, subject to the confidentiality obligations set forth in this Contract, as well as those imposed by federal and state laws and regulations, a perpetual license to use materials, models, methodologies and techniques developed under this contract.

X. Penalties/Interest/Attorney's Fees. The State will in good faith perform its required obligations hereunder and does not agree to pay any penalties, liquidated damages, interest, or attorney's fees, except as required by Indiana law, in part, I.C. 5-17-5-1 et seq., IC. 34-54-8-2 et seq., and I.C. 34-13-1-1 et seq.

Y. Severability. The invalidity in whole or in part of any provision of this Contract shall not void or affect the validity of any other provision.

Z. Successors and Assignees. The Contractor binds its successors, executors, assignees, and administrators, to all covenants of this contract. Except as set forth above, the Contractor shall not assign, sublet, or transfer the Contractor's interest in this Contract without the prior written consent of the Office.

AA. Termination. The Offices may, without cause, cancel and terminate this Contract in whole or in part upon sixty (60) days' prior written notice. The Contractor will be reimbursed for services performed prior to the date of termination consistent with the terms of the Contract. The Offices will not be liable for services performed after notice of termination, but before the date of termination, without written authorization from the Offices. In no event will the Offices be liable for services performed after the termination date.

      In the event that the Offices request that the Contractor perform any additional services associated with the transition or turnover of this Contract, the Offices agree to pay reasonable costs for those additional services specifically requested by the Offices.

MCO Contract                                                Harmony Health Plan

BB. Termination by the Contractor. This Contract may be terminated by the Contractor upon one hundred eighty (180) days prior written notice to the Offices. The Contractor will be reimbursed for services performed prior to the effective date of termination consistent with the terms of the Contract. In no event will the Offices be liable for services performed after the effective date of termination, without written authorization from the Offices.

CC. Change in Scope of Work -- In the event the Offices require a major change in scope, character or complexity of the work after the work has commenced, adjustments in compensation to the Contractor shall be determined by the Office, in the exercise of its honest and reasonable judgment, and the Contractor shall not commence the additional work or the change in the scope of work until authorized in writing by the Offices. No claim for additional compensation shall be made in the absence of a prior written approval executed by all signatories hereto.

DD. Waiver of Breach. No waiver of breach of any provision of this Contract shall constitute a waiver of any other breach or of such provision.

      Failure of the Office to enforce at any time any provision of this Contract shall not be construed as a waiver thereof. The remedies herein reserved shall be cumulative and additional to any other remedies in law or equity.

EE. Work Standards. The Contractor agrees to execute its respective responsibilities by following and applying at all times the highest professional and technical guidelines and standards. If the State becomes dissatisfied with the work product or the working relationship with those individuals assigned to work on this Contract, the State may request in writing the replacement of any or all such individuals.

FF. Non-Collusion and Acceptance. The undersigned attests, subject to the penalties for perjury, that he is the contracting party, or that he is the representative, agent, member or officer of the contracting party, that he has not, nor has any other member employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, to the best of his knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.

         /// The remainder of this page is intentionally left blank. ///

MCO Contract                                                Harmony Health Plan

IN WITNESS WHEREOF, Harmony Health Plan of Illinois. Inc. and the State of Indiana have through duly authorized representatives entered into this agreement. The parties having read and understand the foregoing terms of the Contract do by their respective signatures dated below hereby agree to the terms thereof.

For the Contractor:                         For the State of Indiana:

/s/ Ancelmo E. Lopes                        /s/ Kathleen D. Gifford
-----------------------------               ---------------------------------
Ancelmo E.Lopes, President CEO              Kathleen D. Gifford
Harmony Health Plan of Illinois, Inc.       Assistant Secretary
                                            Office of Medicaid Policy &
                                            Planning

Date: 12/19/00                              Date: 12/21/2000

                                            /s/ Nancy Cobb
                                            ---------------------------------
                                            Nancy Cobb. Director
                                            Children's Health Insurance Program

                                            Date: [ILLEGIBLE]

APPROVED:                                   APPROVED:

/s/ Betty Cockrum                           /s/ Glenn R. Lawrence
-----------------------------               ---------------------------------
Betty Cockrum, Director                     Glenn R. Lawrence, Commissioner
State Budget Agency                         Department of Administration

Date: 01/10/01                              Date: Jan 4, 2001

APPROVED AS TO FORM AND LEGALITY

/s/ Karen Freeman-Wilson
-----------------------------------
Karen Freeman-Wilson
Attorney General of Indiana

Date: 2/2/01

MCO Contract

                                   JUL 17 2003

                                                       Frank O'Bannon, Governor
                                                               State of Indiana

                                          OFFICE OF MEDICAID POLICY AND PLANNING
                                             402 W. WASHINGTON STREET, ROOM W382
                                                    INDIANAPOLIS, IN 46204-2739

                                                        John Hamilton, Secretary

[FSSA LOGO]
"People helping people help themselves"

July 15, 2003

John Blank, MD, CEO
Harmony Health Plan of Illinois, Inc.
125 South Wacker Drive, Suite 2900
Chicago, IL 60606

RE: Hoosier Healthwise Contract, Third Amendment

Dear Dr. Blank,

Enclosed you will find the Third Amendment to the Indiana MCO contract for your review and signature.

This amendment was necessary for the contract to be compliant with the federal managed care regulations at 42 CFR 438, and includes new actuarially sound capitation rates and a revised Scope of Work attachment (Exhibit 1). The transition report for the second phase of mandatory RBMC is also included as
Exhibit 3 and provides for Harmony's expansion into the Central Region. The amendment is effective August 1, 2003.

Please sign and return the enclosed amendment document at your earliest convenience to Ginger Brophy of my staff. You will receive a copy of the fully executed amendment once all other signatures have been obtained. Thank you for your continued commitment to Hoosier Healthwise.

Sincerely,

/s/ John Barth
------------------------------
John Barth
Managed Care Director

Enclosure

Cc:   Robert Currie
      Ginger Brophy

                 Equal Opportunity / Affirmative Action Employer

                                     [SEAL]

                                 THIRD AMENDMENT
                                       TO
                                CONTRACT BETWEEN
                   THE OFFICE OF MEDICAID POLICY AND PLANNING
                                      AND
                     HARMONY HEALTH PLAN OF ILLINOIS, INC.

      This THIRD AMENDMENT to the above-referenced Contract is made and entered into by and between the State of Indiana [hereinafter "State" of "State of Indiana"], through the Office of Medicaid Policy and Planning [hereinafter called "State" or "Office"], of the Indiana Family and Social Services Administration, 402 West Washington Street, Room W382, Indianapolis, Indiana 46204, and Harmony Health Plan of Illinois, Inc., 125 South Wacker Drive, Suite 2900, Chicago, Illinois, doing business as Harmony Health Plan of Indiana, [hereinafter called "Contractor"].

      WHEREAS, the State of Indiana and Contractor have previously entered into a contract for a term beginning January 1, 2001, and ending December 31, 2004, [hereinafter "the original contract"] for services to arrange for and to administer a risk-based managed care program (RBMC) for certain Hoosier Healthwise enrollees in Packages A, B and C as procured through BAA 01-28;

      WHEREAS, the parties have previously entered into a First Amendment for additional duties and the adjustment of capitation rates related to the mandatory MCO enrollment of Hoosier Healthwise members residing in certain Indiana counties;

      WHEREAS, the Family and Social Services Administration (FSSA) issued new contract documents in lieu of a Second Amendment document so that FSSA may move its contract data into a single contract database. The original contract was issued for the contract term starting January 1, 2001, through December 31, 2002, and provided for a renewal clause, exercised at the option of the State for two additional years. The State exercised this option and renewed the contract from January 1, 2003, through December 31, 2004;

      WHEREAS, this Contract contains the payment rates under which the Contractor shall be paid and that these rates have been determined to be actuarially sound for risk contracts, in accordance with applicable law;

      WHEREAS, the Office desires to further amend the contract with this THIRD AMENDMENT in order to bring the contract into compliance with applicable new federal regulations at 42 CFR 438 implementing the federal Balanced Budget Act of 1997.

      NOW THEREFORE, the parties enter into this THIRD AMENDMENT for the consideration set out below, all of which is deemed to be good and sufficient consideration in order to make this THIRD AMENDMENT a binding legal instrument.

1. The parties hereby ratify and incorporate herein each term and condition set out in the original Contract, First Amendment, Second Amendment (i.e., renewal contract), as well

MCO Contract, Third Amendment          Page 1 of 6           Harmony Health Plan
      as all written matters incorporated therein except as specifically provided for by this THIRD AMENDMENT.

2.    The term of this amendment is August 1, 2003, through December 31, 2004.

3. The parties agree that BAA 01-28, Attachment A, Section 3.0, Requested Services, is amended, as required by 42 CFR 438, and is replaced with BAA 01-28, Attachment A, Section 3.0, Requested Services, dated July 10, 2003, which is incorporated herein by reference as Exhibit 1.

4. The parties agree that BAA 01-28, Appendix 2, Definition and Abbreviations, is amended, as required by 42 CFR 438, and is replaced with BAA 01-28, Appendix 2, Definitions and Abbreviations, dated July 10, 2003, which is incorporated herein by reference as Exhibit 2.

5. Paragraph VII.BB. of the Second Amendment (Renewal Contract) is deleted and replaced with the following concerning Security and Privacy of Health
      Information:

      The Contractor agrees to comply with all requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) in all activities related to this contract, to maintain compliance throughout the life of the contract, to operate any systems used to fulfill the requirements of this contract in full compliance with HIPAA and to take no action which adversely affects the State's HIPAA compliance.

      The parties acknowledge that the Department of Health and Human Services has issued the Final Rule, as amended from time to time on the Standards for Privacy of Individually Identifiable Health Information, as required by the Administrative Simplification Section of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). The parties acknowledge that the Office is a Covered Entity within the meaning of HIPAA. To the extent required by the provisions of HIPAA and regulations promulgated thereunder, the Contractor assures that it will appropriately safeguard Protected Health Information (PHI), as defined by the regulations, which is made available to or obtained by the Contractor in the course of its work under the contract. The Contractor agrees to comply with applicable requirements of law, as they may be amended from time to time, relating to PHI with respect to any task or other activity it performs for the Office including, as required by the final regulations:

      A. Not using or further disclosing PHI other than as permitted or required by this Contract or by applicable law;

      B. Using appropriate safeguards to prevent use or disclosure of PHI other than as provided by this Contract or by applicable law;

      C. Mitigating, to the extent practicable, any harmful effect that is known to the Contractor and reporting to the office any use or disclosure by the Contractor, its agent, employees, subcontractors or third parties, of PHI obtained under this Contract

MCO Contract, Third Amendment          Page 2 of 6           Harmony Health Plan
            in a manner not provided for by this Contract or by applicable law of which the Contractor becomes aware;

      D. Ensuring that any subcontractors or agents to whom the Contractor provides PHI received from, or created or received by the Contractor on behalf of the Office agree to the same restrictions, conditions and obligations applicable to such party regarding PHI;

      E. Making the Contractor's internal practices, books and records related to the use of disclosure of PHI received from, or created or received by the Contractor on behalf of the Office available to the Secretary of the United States Department of Health and Human Services for purposes of determining the Office's compliance with applicable law. The Contractor shall immediately notify the Office upon receipt by the Contractor of any such request, and shall provide the Office with copies of any materials made available in response to such a request;

      F. In accordance with procedures established by the Office, documenting and making available the information required to provide an accounting of disclosures pursuant to applicable law, if the duties of the Contractor include disclosures that must be accounted for;

      G. In accordance with procedures established by the Office, making available PHI for amendment and incorporating any amendments to PHI in accordance with 45 CFR 164.526, if the Contractor maintains PHI subject to amendment;

      H. In accordance with procedures established by the Office, making PHI available to individuals entitled to access and requesting access in compliance with 45 CFR 164.524 and consistent with the duties of the Contractor;

      I. At the termination of this Contract, if feasible, return or destroy all PHI received or created under this Contract. If the Office determines return or destruction is not feasible, the protections in this agreement shall continue to be extended to any PHI maintained by the Contractor for as long as it is maintained.

      In order to fulfill the terms of this Contract, Contractor will utilize and interface with the State's electronic systems and will use them to perform certain electronic transactions that contain health information, and which are subject to the final rules for the Standards for Electronic Transactions, dated August 17, 2000, under the Administrative Simplification Section of HIPAA (the "Transaction Standards").

      The Contractor shall comply with the Transaction Standards, as may be amended from time to time, and shall provide documentation of its compliance with them, including a summary of project plans for remediation, status reports of remediation efforts, summary of text results, copies of certifications, if any, and the Contractor's statement affirming completion of all requirements. Such compliance shall be maintained at no additional cost to the State.

MCO Contract, Third Amendment          Page 3 of 6           Harmony Health Plan

      Contractor will indemnify and hold the State harmless from any loss, damage, costs, expense, judgment, sanction or liability including, but not limited to, attorneys' fees and costs, that the State incurs or is subject to, as a result of Contractor's breach of this Paragraph.

6. The parties agree that Article IV. Payment, paragraph A, of the Second Amendment (renewal contract) is amended as follows:

                                CAPITATION RATES

CATEGORY               PACKAGES A/B          PACKAGE C
--------               ------------          ---------
NORTH REGION
Newborns            $            381.83      $  208.22
Preschool           $             71.66      $   78.20
Children            $             58.10      $   63.25
Adolescents         $             87.40      $   83.63
Adult Males         $            246.78
Adult Females       $            203.16
Deliveries          $[ILLEGIBLE],356.03      $3,356.03
CENTRAL REGION
Newborns            $            390.49      $  156.05
Preschool           $             77.35      $   74.26
Children            $             55.04      $   50.40
Adolescents         $            105.91      $   64.08
Adult Males         $            234.59
Adult Females       $            206.70
Deliveries          $[ILLEGIBLE] 482.86      $3,482.86

7. The parties agree that paragraph III.Q.3.a. of the renewal contract is amended to read as follows:

            An informal claim resolution procedure which shall be available for the resolution of claims submitted to the Contractor by the provider within the allowable claims submission time limits under federal and state law.

8. The parties agree that Contractor's service area, as described in Contractor's response to the BAA, has been amended to include, not only the initial service area in the Northern Region, but also the Central Region, including, but not limited to, the Phase II Mandatory MCO Enrollment counties of Grant, Howard, Madison and Delaware.

9. Contractor shall submit a network development plan to OMPP and to the monitoring contractor for the counties identified for Phase II of mandatory MCO enrollment by August 5, 2003.

MCO Contract, Third Amendment          Page 4 of 6           Harmony Health Plan

10. The parties agree that Section 3.6.1.3 of the BAA is amended to require the Contractor to submit the "Transition Report (Phase II )," attached as
      Exhibit 3, monthly from August 2003 until August 2004, according to the schedule in Exhibit 3, or until the MCO has received written notification from OMPP that the report, or certain data elements in the report, is/are no longer required or may be reported less frequently. If Contractor fails to submit the Transition Report on time, or submits a Transition Report with incomplete data, OMPP may assess, and the MCO shall pay, liquidated damages in the amount of $200 per business day until a complete report is received.

11. The Contractor certifies and warrants that federal funds have not been used for lobbying.

12. The parties agree that this Third Amendment to the parties' original Contract has been duly prepared and executed pursuant to Paragraph VII.B of the original contract.

13. The undersigned attests, subject to the penalties for perjury, that he is the contracting party, or that he is the representative, agent, member or officer of the contracting party, that he has not, nor has any other member employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, to the best of his knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.

             //THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.//

MCO Contract, Third Amendment          Page 5 of 6           Harmony Health Plan

WHEREOF, the parties have, through duly authorized representatives, entered into this agreement. The parties having read and understood the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

For the Contractor:                          For the State of Indiana:

/s/ John Blank
_____________________________________        ___________________________________
John Blank, MD, President/CEO                Melanie Bella, Assistant Secretary
Harmony Health Plan of Illinois, Inc.        Office of Medicaid Policy Planning

Date: 7/29/03                                Date:______________________________

                                             ___________________________________
                                             Kathryn H. Moses, Director
                                             Children's Health Insurance Program

                                             Date:______________________________

APPROVED:                                    APPROVED:

__________________________________           ___________________________________
Marilyn Schultz, Director                    David Perlini, Commissioner
Slate Budget Agency                          Department of Administration

Date:_____________________________           Date:______________________________

APPROVED AS TO FORM AND LEGALITY

__________________________________
Stephen Carter
Attorney General of Indiana

Date:_____________________________

MCO Contract, Third Amendment          Page 6 of 6           Harmony Health Plan

                                    EXHIBIT 1
                     BAA 01-28, ATTACHMENT A - SCOPE OF WORK
                     REVISED SECTION 3.0 REQUESTED SERVICES

3.0   REQUESTED SERVICES....................................................................................    4
  3.1   INTRODUCTION........................................................................................    4
  3.2   FEDERAL REQUIREMENTS................................................................................    4
    3.2.1   Capacity and Service............................................................................    4
    3.2.2   Federal Upper Payment Limit.....................................................................    5
    3.2.3   Fiscal Soundness of the MCOs....................................................................    5
    3.2.4   Physician Incentive Plan(s).....................................................................    6
    3.2.5   Balance Billing.................................................................................    6
    3.2.6   Debarred or Suspended Individuals...............................................................    6
    3.2.7   Civil Rights Compliance.........................................................................    7
  3.3   CONTRACT COMMUNICATION..............................................................................    7
  3.4   DESCRIPTION OF MANAGED CARE SERVICES................................................................    7
    3.4.1   Hoosier Healthwise MCO Covered Services.........................................................    7
    3.4.2   Special Provisions..............................................................................   11
      3.4.2.1   Emergency Services and Post-Stabilization Services..........................................   11
      3.4.2.2   Out-of-Area Services........................................................................   13
      3.4.2.3   Out-of-Plan Services........................................................................   13
      3.4.2.4   MCO-Covered Self-Referral Services..........................................................   13
        3.4.2.4.1   Family Planning.........................................................................   14
        3.4.2.4.2   Chiropractic, Eye Care and Podiatry Services............................................   14
        3.4.2.4.3   HIV/AIDS Targeted Case Management Services..............................................   14
      3.4.2.5   MCO-Covered Diabetes Self-Management Services...............................................   15
      3.4.2.6   Federally Qualified Health Centers (FQHCs) and Rural Health Centers (RHCs)..................   15
      3.4.2.7   Short-term placements in long-term care facilities..........................................   16
      3.4.2.8   Co-payments.................................................................................   16
    3.4.3   Medicaid and Hoosier Healthwise Covered, But MCO Non-Covered, Services (Carved-Out Services)....   16
    3.4.4   Enhanced Services...............................................................................   18
    3.4.5   Drug Formularies................................................................................   18
  3.5   RESPONSIBILITIES OF OMPP AND CHIP...................................................................   18
    3.5.1   Determination of Hoosier Healthwise Benefits and Hoosier Healthwise Managed Care Eligibility....   18
    3.5.2   Member Enrollment in Hoosier Healthwise Managed Care............................................   19
      3.5.2.1   Member Disenrollment From Hoosier Healthwise MCOs...........................................   20
      3.5.2.2   Redetermination Enrollment In Hoosier Healthwise RBMC..........:............................   22
    3.5.3   MCO Enrollment Rosters..........................................................................   22
    3.5.4   Utilization Review..............................................................................   23
    3.5.5   Monitoring......................................................................................   23
    3.5.6   Capitation Payments.............................................................................   24
  3.6   RESPONSIBILITIES OF MCO.............................................................................   24
    3.6.1   Administration and Organizational Structure.....................................................   24
      3.6.1.1   Administrative Requirements.................................................................   25
      3.6.1.2   Meeting Requirements........................................................................   27
      3.6.1.3   Reporting Requirements......................................................................   27
      3.6.1.4   Subcontractor Review Requirements...........................................................   29
    3.6.2   Provider Network Requirements...................................................................   30
    3.6.3   Provider Network Access to Care Requirements....................................................   32
    3.6.4   Provider Payment Requirements...................................................................   34
    3.6.5   Disclosure of Physician Incentive Plan..........................................................   35
    3.6.6   Advance Directives..............................................................................   36
    3.6.7   Member Services.................................................................................   36
      3.6.7.1   Member Hotline..............................................................................   36
      3.6.7.2   Services for Newborns.......................................................................   37
      3.6.7.3   Member Outreach for the Hoosier Healthwise RBMC.............................................   38
      3.6.7.4   Member Education Requirements...............................................................   39
        3.6.7.4.1   Member Materials........................................................................   39
        3.6.7.4.2   Alternate Format Requirements...........................................................   40
      3.6.7.5   Member Grievance Procedures and Reporting Standards.........................................   40

Section 3.0                          1                     Revised July 10, 2003

                     BAA 01-28, ATTACHMENT A - SCOPE OF WORK
                     REVISED SECTION 3.0 REQUESTED SERVICES

    3.6.7.6   Protection of Member-Provider Communications................................................   43
    3.6.7.7   Member Rights...............................................................................   43
    3.6.7.8   Members With Special Needs..................................................................   44
  3.6.8   Provider Services...............................................................................   45
  3.6.9   Provider Credentialing..........................................................................   45
    3.6.9.1   Provider Enrollment and Education...........................................................   50
    3.6.9.2   Maintenance of Medical Records..............................................................   50
    3.6.9.3   MCO Communications with Providers...........................................................   50
  3.6.10  Program Integrity Plan and Reporting Standard...................................................   51
    3.6.10.1      MCO Communications With Indiana Medicaid Fraud Control Unit (IMFCU).....................   52
  3.6.11  Regional Network Development Requirement and Reporting Standard.................................   53
  3.6.12  Quality Improvement and Utilization Review Program..............................................   53
    3.6.12.1      Quality Assessment and Performance Improvement Program and Reporting Standard...........   53
    3.6.12.2      Utilization Review (UR) Requirement  and UR Reporting Standard..........................   56
  3.6.13  Management Information Systems..................................................................   60
    3.6.13.1      Member Enrollment Data Exchange.........................................................   61
    3.6.13.2      Claims Processing.......................................................................   62
    3.6.13.3      Shadow Claims Reporting.................................................................   62
      3.6.13.3.1  Shadow Claims Requirements and Submission Standards.....................................   63
    3.6.13.4  Third-Party Liability Reporting.............................................................   64
      3.6.13.4.1  MCO TPL Responsibilities - Cost Avoidance...............................................   65
      3.6.13.4.2  Cost Avoidance Exceptions...............................................................   65
      3.6.13.4.3  Coordination of Benefits................................................................   66
      3.6.13.4.4  Casualty Cases..........................................................................   67
  3.6.14  Financial Reporting Requirements................................................................   67
  3.6.15  Dispute Resolution Processes....................................................................   68
3.7   REINSURANCE REQUIREMENTS............................................................................   68
3.8   CHANGE IN SCOPE OF WORK.............................................................................   69
3.9   TERMINATION OF CONTRACT.............................................................................   69
  3.9.1   Termination for Default.........................................................................   70
  3.9.2   Termination for Convenience.....................................................................   71
  3.9.3   Termination for Unavailable Funds...............................................................   71
  3.9.4   Termination for Financial Instability...........................................................   71
  3.9.5   Termination for Failure to Disclose Records.....................................................   72
  3.9.6   Procedures for Termination......................................................................   72
  3.9.7   Refunds of Advanced Payments....................................................................   73
  3.9.8   Liability for Medical Claims....................................................................   73
  3.9.9   Termination Claims..............................................................................   73
  3.9.10  Right to Suspend Operations.....................................................................   74
3.10  INDEMNIFICATION.....................................................................................   74
3.11  KICKBACKS...........................................................................................   74
3.12  ASSIGNMENTS.........................................................................................   74
3.13  AUDIT OR EXAMINATION OF RECORDS.....................................................................   74
3.14  FINANCIAL ACCOUNTING REQUIREMENTS...................................................................   75
3.15  CONTRACT PERFORMANCE DISPUTES AND APPEALS...........................................................   76
3.16  LIQUIDATED DAMAGES AND OTHER REMEDIES FOR CONTRACT NON-COMPLIANCE...................................   76
  3.16.1  Non-Compliance with Performing Requested Services...............................................   77
  3.16.2  Non-Compliance with Shadow Claims Data Submission Requirements..................................   77
  3.16.3  Non-Compliance with Submission of Quality Improvement and Quarterly Reports.....................   78
  3.16.4  Non-Compliance with Reporting Grievance Data....................................................   79
  3.16.5  Non-Compliance with all Other Reporting Requirements............................................   79
  3.16.6  Non-Compliance with General Contract Provisions.................................................   79
    3.16.6.1  Right to Suspend Enrollment.................................................................   80
    3.16.6.2  Right to Suspend Monthly Capitation Payments................................................   80
  3.16.7  Non-Compliance with Submission of Education/Outreach and Marketing Materials....................   81
3.17  WARRANT AGAINST CONTINGENCY fees....................................................................   81
3.18  INSURANCE...........................................................................................   81
  3.18.1  Professional Liability Insurance................................................................   81
  3.18.2  Workers' Compensation...........................................................................   82

Section 3.0                            2                   Revised July 10, 2003

                     BAA 01-28, ATTACHMENT A - SCOPE OF WORK
                     REVISED SECTION 3.0 REQUESTED SERVICES

  3.18.3  Minimum Liability and Property Damage Insurance.................................................   82
  3.18.4  Errors and Omissions Insurance..................................................................   82
  3.18.5  Bonds...........................................................................................   82
  3.18.6  Evidence of Coverage............................................................................   83
3.19   FORCE MAJEURE......................................................................................   83

Section 3.0                          3                     Revised July 10, 2003

                     BAA 01-28, ATTACHMENT A - SCOPE OF WORK
                     REVISED SECTION 3.0 REQUESTED SERVICES

3.0      REQUESTED SERVICES

3.1      INTRODUCTION

         This section of the BAA provides a description of the general characteristics of a fully-capitated prepayment managed care system and sets out the minimum requirements of MCOs who are qualified to contract with the State as an MCO for the Hoosier Healthwise RBMC delivery system. In addition, this section includes an overview of other major State functions and federal Medicaid managed care and CHIP requirements, and provisions that must be considered when contracting with OMPP as an MCO for the Hoosier Healthwise RBMC delivery system.

         Please note that all descriptions of Federal and state statutes, regulations or administrative procedures currently in effect are made in good faith to provide MCOs relevant information available to the State at this time. However, MCOs will be required to comply with any statutes, regulations or administrative procedures that become effective following release of the BAA. The State is not precluded by any description contained in this BAA from implementing any lawful changes in statutes, rules or administrative procedures that may become effective following release of the BAA. Definitions for terms used throughout this BAA are provided in Appendix 2.

3.2      FEDERAL REQUIREMENTS

         Federal requirements governing contracts with risk-based managed care plans are specified in Section 1903(m)of the Social Security Act (including amendments made by the Balanced Budget Act of 1997 [P.L. 105-33]) and Part 434 and 438 of 42 CFR. The MCO procurement must also comply with 45 CFR 74. In addition to these federal regulations and statutes, federal civil rights laws will also govern the principles of this procurement. The following regulations apply to Hoosier Healthwise managed care.

3.2.1    CAPACITY AND SERVICE

         Federal rule 42 CFR 438.207 requires a contracting MCO to provide the State with adequate assurances and documentation that the MCO:

         - Offers an appropriate range of services and access to preventive and primary care services for the population expected to be enrolled in the service area; and

         - Maintains a sufficient number, mix and geographic distribution of providers of services.

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3.2.2    PAYMENT UNDER RISK CONTRACTS

         In accordance with 42 CFR 438.6, all payments under risk contracts must be actuarially sound. OMPP will comply with this requirement in setting the capitation rates paid to the MCOs.

3.2.3    FISCAL SOUNDNESS OF THE MCOS

         Federal regulations require that the MCO maintain a fiscally solvent operation. OMPP has the right to evaluate the ability of the MCO to bear the risk of potential financial losses, or to perform services based on determinations of payable amounts under the contract. The Department of Insurance maintains the primary responsibility for regulating the MCO's solvency by requiring a minimum net worth and a set reserve amount. MCOs or their subcontractors shall not hold members liable for any payments that are not made by the State to the MCO or by the MCO to its subcontractors in the event of an insolvency. MCOs or their subcontractors are also prohibited from holding members liable for any payments for covered services furnished under a contract, referral or other arrangement, to the extent that those payments are in excess of the amount that the enrollee would owe if the MCO provided the services directly. The MCO is also prohibited from holding the member liable for covered services provided to the member for which the State does not pay the MCO or for which the MCO or the State does not pay the provider.

         In accordance with 42 CFR 438.116(b)(l) and 438.116(b)(2), MCOs must meet the solvency standards established by the State for private health maintenance organizations, or be licensed or certified by the State as a risk-bearing entity except when the entity meets any one of the following conditions:

         - The entity does not provide both inpatient hospital services and physician services.

         -        The entity is a public entity.

         - The entity is (or is controlled by) one or more federally qualified health centers and meets the solvency standards established by the State for those centers.

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3.2.4    PHYSICIAN INCENTIVE PLAN(S)

         Federal regulations regarding physician incentive plans are provided in 42 CFR 422.208 and 42 CFR 438.6. Section 1876(i)(8) of the Social Security Act prohibits MCOs from making specific payments, directly or indirectly, to a physician or physician group as an inducement to reduce or limit medically necessary services to members. Other types of incentive arrangements are allowed, including those that place physicians at substantial financial risk. MCOs that have physician incentive plans placing a physician or physician group at substantial financial risk for the cost of services the physician or physician group does not furnish must assure that the physician or physician group has adequate stop-loss protection and conducts annual enrollee surveys. Survey results must be disclosed to the State and, upon request, disclosed to the members.

         In accordance with 42 CFR 422.208,422.210 and 417.479, MCOs must comply with physician incentive plan requirements. The MCO must supply information on its physician incentives plan as listed in 42 CFR 417.479(h)(l)(I) through (v) to the OMPP in sufficient detail to permit the State to determine whether the plan complies with federal requirements. This information must be supplied to OMPP upon request.

         In addition, the MCO must provide information, upon request by a member and in the marketing materials, about a physician incentive plan that affects the use of referral services. The required disclosure to members is detailed in the federal regulation.

3.2.5    BALANCE BILLING

         The Balanced Budget Act (BBA) of 1997 (42 CFR 438.106(a)) provides that Medicaid and CHIP members in an MCO cannot be held responsible for payment liabilities incurred by the MCO. For example, if the MCO were to become bankrupt, the member would not have to assume the responsibility for the MCO's debts, or if the provider fails to receive a payment from the MCO, the member cannot be held responsible for these payments. An MCO cannot charge members for services at a rate in excess of the rate specified in the MCO's contract.

3.2.6    DEBARRED OR SUSPENDED INDIVIDUALS

         Section 1932(d)(l) of the Social Security Act provides that an MCO may not knowingly have a director, officer, partner or person with beneficial ownership of more than five percent of the entity's equity who has been debarred or suspended by any federal agency. This provision also prohibits an MCO from having an employment, consulting, or any other agreement with a debarred or suspended person for the provision of items or services that are significant and material to the entity's contractual obligation with the State.

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         In accordance with 42 CFR 438.610, if OMPP finds that the MCO is in violation of this portion of the contract OMPP will notify the Secretary of noncompliance and determine if the agreement will continue to exist. Unless the Secretary provides a written description of compelling reasons for renewing or extending the agreement to the State and to Congress, OMPP will not renew or extend the duration of existing agreements with the MCO. Any action taken by the Secretary will be taken in consultation with the Inspector General.

         The General Services Administration (GSA) maintains a list of parties excluded from federal programs. The "Exclude Parties Lists" (EPLS) and any rules and/or restrictions pertaining to the use of EPLS data can be found on GSA's homepage at the following Internet address: www.epls.gov.

3.2.7    CIVIL RIGHTS COMPLIANCE

         The Centers for Medicare and Medicaid Services (CMS) has set forth a Civil Rights Compliance Policy Statement, in addition to 42 CFR 438.6(f)(l), which expresses their commitment to eliminating discrimination in the delivery of health care services through CMS programs. As such, MCOs contracting with the OMPP and CHIP are required to comply with the following laws:

         -        Title VI of the Civil Right Act, as amended

         -        Section 504 of the Rehabilitation Act, as amended

         -        Age Discrimination Act of 1975, as amended

         -        Americans with Disabilities Act of 1990, as amended

         -        Title IX of the Education Amendments of 1972

3.3      CONTRACT COMMUNICATION

         The MCO shall direct all contract communications directly to the OMPP Managed Care Program Director.

3.4      DESCRIPTION OF MANAGED CARE SERVICES

         This section provides a summary of benefit packages encompassed by Hoosier Healthwise, covered an non-covered services and Hoosier Healthwise co-payment policies. Where applicable, pertinent Federal and State regulations have been referenced.

         PACKAGE A (Standard Coverage):

         Full coverage for the following groups:

         - Low income families, with children under 18 years, including those receiving Temporary Assistance for Needy Families
                  (TANF).

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         -        Children's Medicaid - Children whose families do not receive
                  TANF, but who are under age 21 and meet the eligibility requirements.

         -        Pregnant women who meet the TANF income and resource criteria.

         - Wards of the state and foster children. These children may enroll in managed care on a voluntary basis.

         - CHIP - Phase I - children under age 19 whose family's income is up to 150% of federal poverty level.

         PACKAGE B (Pregnancy Coverage):

         Pregnancy-related coverage is provided to women whose income is below 150% of poverty without regard to their resources. Eligibility extends up to 60 days postpartum.

         PACKAGE C (CHIP Phase II):

         Preventive, primary and acute care services for children under age 19 whose family's income is 150-200% of federal poverty level.

         PACKAGE D (Reserved):

         Formerly Hoosier Healthwise for People with Disabilities and Chronic Illnesses. It provided full coverage with case management services.

         PACKAGE E (Emergency Services):

         Individuals enrolled in this package are eligible for emergency services only. These individuals are considered Hoosier Healthwise members; however, they are not enrolled in managed care.

         For a complete comparison of the benefits available under each of benefit package, see Appendix 3.

3.4.1    HOOSIER HEALTHWISE MCO COVERED SERVICES

         Hoosier Healthwise MCO covered services are included in the MCO's capitation rate and the MCO's responsibility. Hoosier Healthwise MCO covered services include all Medicaid (Packages A and B), and CHIP (Package C) covered services with the exception of carved out services (refer to 3.4.3 for a listing of carved out services).

         CHIP Package C has a benefit package similar to Medicaid, but has some additional benefit limitations. 407 IAC 3-3-1 sets forth the CHIP Package C covered services which can be found on the State's website. The MCO must

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         arrange and assure the provision of all MCO covered services except self-referral services. For additional information about self-referral services, refer to Section 3.4.2.4 of this BAA. Detailed explanations of the amount, duration and scope of Medicaid covered services and limitations are cited in Title 405, Article 5 of the Indiana Administrative Code, which can be found on the State's website at www.state.in.us/legislative/iac. Services delivered must be sufficient in amount, duration or scope to reasonably expect that provision of such services would achieve the purpose of the furnished services.

         The following is a general list of Hoosier Healthwise covered services that are MCO covered services, listed by general categories. If a service is not a Hoosier Healthwise covered service under a particular benefit package, then the MCO is not responsible for providing that service to members enrolled in that benefit package. For a more complete list of services covered in each of the Hoosier Healthwise benefit packages, see Appendix 3, Hoosier Healthwise Benefit Package Comparison.

         -        Emergency and poststabilization services

         -        Physician services

         -        Primary care services

         -        Preventive health services

         -        Therapeutic and rehabilitative services

         -        Specialty care services

         -        Nursing services

         -        Hospital services

         -        Inpatient care

         -        Outpatient services

         -        Therapy services

         -        Laboratory and x-ray services

         -        Diagnostic studies

         -        Sterilization, hysterectomy services

         -        Early and Periodic Screening, Diagnosis, and Treatment
                  (EPSDT)

         -        Initial and periodic screenings

         -        Diagnosis and treatment

         -        Home health services

         -        Physical, occupational and respiratory therapy

         -        Speech pathology

         -        Renal dialysis

         -        Pharmacy services

         -        Legend drugs

         - Non-legend drugs (selected over-the-counter drugs) as identified in OMPP's over-the-counter formulary (the OTC formulary can be found in the IHCP Provider Manual which can be found at www.indianamedicaid.com)

         -        Medical supplies and equipment

         -        Durable medical equipment

         -        Braces and orthopedic shoes

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         -        Prosthetic devices

         -        Hearing aids

         -        Preventive and diagnostic services

         -        Transportation services

         -        Emergency transportation

         -        Non-emergency transportation

         -        Transportation to and from excluded but covered services

         -        HIV/AIDS targeted case management

         -        Diabetes self-management training

         -        Smoking cessation

         If the MCO elects not to provide, reimburse for, or provide coverage of, a counseling or referral service because of an objection on moral or religious grounds, it must furnish information about the services it does not cover as follows, in accordance with 42 CFR 438.102(b):

         - To the State with its application for a Hoosier Healthwise contract;

         - To the State if it adopts the policy during the term of the contract;

         -        To potential members before and during enrollment; and

         - To members within 90 days after adopting the policy with respect to any particular service.

         The MCO must comply with all member requests for a second opinion from a qualified professional. If the provider network does not include a provider who is qualified to give a second opinion, the MCO must arrange for the member to obtain a second opinion from a provider outside the network, at no cost to the member.

         In accordance with 42 CFR 438.208(c), the MCO must allow members with special needs who are determined to need a course of treatment or regular care monitoring to directly access a specialist for treatment via an established mechanism such as a standing referral from the member's PMP or an approved number of visits. Treatment provided by the specialist must be appropriate for the member's condition and identified needs.

         In accordance with 42 CFR 438.206(b)(2), the MCO must also provide female enrollees with direct access to a women's health specialist within the network for covered care necessary to provide women's routine and preventive health care services. This is in addition to the enrollee's designated source of primary care if that source is not a woman's health specialist. Direct access must be permitted via an established mechanism such as a standing referral from the member's PMP or an approved number of visits.

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3.4.2    SPECIAL PROVISIONS

         Specific managed care coverage and payment policies (described below) apply to certain types of services and providers, including the following:

         -        Emergency room services and poststabilization services

         -        Out-of-area services

         -        Out-of-plan providers

         -        Self-referral services

         -        Federally Qualified Health Centers (FQHCs)

         -        Rural Health Clinics (RHCs)

         -        Short-term placements in a long-term care facility

         -        Co-payments

3.4.2.1  EMERGENCY SERVICES AND POST-STABILIZATION SERVICES

         The MCO must cover emergency services without regard to prior authorization or the emergency care provider's contractual relationship with the MCO. Thus, the MCO is responsible for coverage and payment of all emergency services, including out-of-plan or out-of-area emergency services. The MCO must ensure that emergency services are available 24 hours a day, seven days a week. The MCO must comply with emergency services requirements specified in Indiana Code 12-15-12.

         As specified in, Indiana Code 12-15-12 and 42 CFR 438.114, "Emergency Services" are defined as covered inpatient and outpatient services furnished by a qualified IHCP provider that are necessary to evaluate or stabilize an emergency medical condition. "Emergency Medical Condition" is defined as:

                  A medical condition manifesting itself by acute symptoms of sufficient severity, including severe pain, that a prudent lay person, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, serious impairment to body functions or serious dysfunction of any bodily organ or part.

         The MCO will not be responsible for paying for services not meeting the above "prudent layperson" definition and that are not authorized by the MCO or by the PMP. The MCO may use its discretion in determining whether to cover and reimburse non-emergency care provided in the emergency room.

         The MCO may not determine what constitutes an emergency on the basis of lists of diagnoses or symptoms. The MCO may not deny payment for treatment obtained when an enrollee had an emergency medical condition, even if the outcomes, in the absence of immediate medical attention, would not have been

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         those specified in the above definition of emergency medical condition.
         The MCO is prohibited from refusing to cover emergency services because the emergency room provider, hospital, or fiscal agent does not notify the member's PMP, MCO, or applicable State entity of the member's screening and treatment within 10 calendar days of presentation for emergency services. A member who has an emergency medical condition may not be held liable for payment of subsequent screening and treatment needed to diagnose the specific condition or stabilize the patient. The attending emergency physician, or the provider actually treating the enrollee, is responsible for determining when the enrollee is sufficiently stabilized for transfer or discharge. The physician's determination is binding and may not be challenged by the MCO.

         The MCO must cover poststabilization services related to an emergency medical condition that are provided after an enrollee is stabilized in order to maintain the stabilized condition, or, under the circumstances described in 42 CFR 438.114(e) to improve or resolve the enrollee's condition. The MCO is financially responsible for post-stabilization services obtained within or outside the MCO network that are pre-approved by a plan provider or other MCO representative. In addition, the MCO is also financially responsible for post-stabilization care services obtained within or outside the MCO network that are not pre-approved by a plan provider or other MCO representative, but are administered to maintain the enrollee's stabilized condition if:

         - The MCO does not respond to a request for pre-approval within 1 hour;

         -        The MCO cannot be contacted; or

         - The MCO representative and the treating physician cannot reach an agreement concerning the enrollee's care and a plan physician is not available for consultation. In this situation, the MCO must give the treating physician the opportunity to consult with a plan physician and the treating physician may continue with care of the patient until a plan physician is reached or one of the criteria of 422.133(c)(3) is met.

         The MCO must limit charges to enrollees for poststabilization care services to an amount no greater than what the MCO would charge the enrollee if services were obtained through the MCO network.

         The MCO's financial responsibility for poststabilization care services it has not pre-approved ends when:

         - A plan physician with privileges at the treating hospital assumes responsibility for the enrollee's care;

         - A plan physician assumes responsibility for the enrollee's care through transfer;

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         -        An MCO representative and the treating physician reach an
                  agreement concerning the enrollee's care; or

         -        The enrollee is discharged.

3.4.2.2  OUT-OF-AREA SERVICES

         The MCO is responsible for payment of emergency services obtained out-of-area. However, MCO members and/or providers must obtain authorization from the PMP or MCO in order to obtain non-emergency services out-of-area; otherwise, the MCO may deny payment to the out-of-area rendering provider.

3.4.2.3  OUT-OF-PLAN SERVICES

         In accordance with 42 CFR 438.206(b)(4), the MCO must authorize and pay for out-of-network care if the MCO is unable to provide necessary medical services covered under the contract to a particular enrollee. Authorized out-of-network services must be provided in a timely manner and adequately covered for as long as the entity is unable to provide them.

         The MCO shall reimburse out-of-plan claims for plan or PMP authorized services provided to its members at a rate negotiated with the provider or according to the lesser of the following:

         - The usual and customary charge made to the general public by the provider; or

         - At established IHCP reimbursement rates in effect for participating IHCP providers at the time the service was rendered.

3.4.2.4  MCO-COVERED SELF-REFERRAL SERVICES

         Capitation amounts include payment for the following services known as self-referral services which include:

         -        Services rendered for the treatment of an emergency (See
                  Section 3.4.2.1 above);

         -        Family planning services;

         -        Chiropractic services;

         -        Podiatric services;

         -        Eye Care services (except eye care surgical services);

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         -        HIV/AIDS targeted case management services;

         The MCO may negotiate reimbursement paid to self-referral service providers who have contractual relationships with the MCO. However, when members choose IHCP-enrolled providers for self-referral services who do not have contractual relationships with the MCO, the MCO is nevertheless responsible for payment to these providers at established Hoosier Healthwise fees that currently exist for paying participating Hoosier Healthwise providers. The current Hoosier Healthwise fee schedule can be found on the IHCP web site at: www.indianamedicaid.com. In addition, the MCO is responsible for ensuring that self-referral services are covered and prior authorized in accordance with 405 IAC 5. The MCO should encourage providers of self-referral services to communicate with PMPs once any form of medical treatment is undertaken.

3.4.2.4.1 FAMILY PLANNING

         Federal regulation requires, in 42 CFR 431.51 (b)(2), freedom of choice of providers and access to family planning services and supplies. Hoosier Healthwise members enrolled in an MCO may not be restricted in choice of family planning service provider. Family planning services are those services provided to individuals of childbearing age to temporarily or permanently prevent or delay pregnancy. Refer to the IHCP Provider Manual for a complete list of family planning services which can be found at www.indianamedicaid.com.

         CMS interprets family planning services to include birth control pills. Therefore, the member must be allowed to obtain birth control pills on a self-referral basis. The OMPP recognizes the need for appropriate management of prescription medication in the interest of the member's health. However, the OMPP also recognizes the importance of removing barriers to family planning services. In order to reduce potential barriers to obtaining birth control pills, which may include, but may not be limited to transportation to pharmacies for periodic refills, MCOs must, at a minimum, reimburse for the dispensation of up to a 90-day supply of birth control pills, per member, at one time, if prescribed.

3.4.2.4.2 CHIROPRACTIC, EYE CARE AND PODIATRY SERVICES

         The Indiana General Assembly has specifically provided that chiropractic care (IC 12-15-12-1), eye care (IC 12-15-12-7), podiatry (IC 12-15-12-8) are self-referral services. Hoosier Healthwise members may self-refer these services to any IHCP provider.

3.4.2.4.3 HIV/AIDS TARGETED CASE MANAGEMENT SERVICES

         Members with HIV/AIDS may self refer to case management services. HIV/AIDS case management services are limited to no more than 60 hours per quarter and are available to Package A and Package B members (as the case management services relate to the pregnancy.) For more detailed information

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         concerning HIV/AIDS case management refer to the IHCP Provider Manual available at www.indianamedicaid.com.

3.4.2.5  MCO-COVERED DIABETES SELF-MANAGEMENT SERVICES

         Generally, diabetes self management (DSM) is not a self-referral service. MCOs may limit the providers from whom members may receive DSM. However, MCOs must permit members to self-refer to any chiropractor, optometrist, podiatrist, or non-MCO covered service provider with an IHCP provider agreement, who may provide DSM services.

         Indiana Code (IC) 27-8-14.5-6 requires insurers, including IHCP, to provide coverage for DSM training services. The statute also provides that coverage for DSM is subject to the requirements of the health insurance plan regarding the use of participating providers (IC 27-8-14.5-6(c)). However, state statutes also provide that chiropractic care (IC 12-15-12-1), eye care (IC 12-15-12-7) and podiatry (IC 12-15-12-8) are self-referral services. This means that although the MCOs may require members to receive DSM services from non self-referral providers in the MCO's network, they must make allowances for members who choose an IHCP chiropractor, optometrist, or podiatrist outside the network for DSM related services.

3.4.2.6  FEDERALLY QUALIFIED HEALTH CENTERS (FQHCS) AND RURAL HEALTH CENTERS
         (RHCS)

         Since FQHCs and RHCs are essential community providers, MCOs are strongly encouraged to contract with FQHCs and RHCs. The MCO must reimburse FQHCs and RHCs for services no less than the level and amount of payment that the MCO would make to a non-FQHC or RHC provider for the services. OMPP endorses the following two types of contractual arrangements:

         - The FQHC or RHC accepts a full capitation (i.e., for primary care, specialty care, and hospital care); or

         - The FQHC or RHC accepts a partial capitation or other method of payment at less than full risk for patient care (i.e., primary care capitation, fee-for-service).

         OMPP will provide a supplemental payment at least quarterly to the FQHC and RHC to bring reimbursement up to 100% of reasonable costs. In order to calculate the supplemental payment, the amount paid directly to the FQHC or RHC by the MCO for services provided to members will be subtracted from 100% of reasonable costs. The MCO must submit to OMPP, or its designee, at least quarterly, the amount paid by the MCO to the FQHC or RHC for services provided to MCO members, and/or in capitated amounts, in order for OMPP to calculate the supplemental payment due to the FQHC or RHC.

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         The MCO shall identify to the State any performance incentives offered to the FQHC or RHC. All such FQHC and RHC incentives which accrue during the contract period that are related to the cost of providing FQHC-covered or RHC-covered services to RBMC members shall be included along with any fee-for-service and/or capitation payments in the determination of the amount of direct reimbursement paid by the MCO to the FQHC or RHC.

         The MCO must provide assurances that it is paying the FQHC or RHC at a rate that is not less than the level and amount of payment the MCO would make for the services if the services were furnished by a provider which is not a FQHC or RHC. The MCO shall provide supporting documentation of its rates at OMPP's request. In addition, the FQHC or RHC, and the MCO, are required to maintain and submit records documenting the number and types of encounters provided to MCO members and to provide these records at OMPP's request. Capitated FQHCs and RHCs must also submit encounter data (e.g., in the form of shadow claims to the MCOs). The number of encounters will be subject to audit by OMPP or its representatives.

3.4.2.7  SHORT-TERM PLACEMENTS IN LONG-TERM CARE FACILITIES

         Although long-term care facilities are not a Hoosier Healthwise MCO-covered service, an MCO may allow its enrolled Hoosier Healthwise members to obtain services in a nursing facility setting on a short-term basis (no more than 30 days) if this setting is more cost effective than other options and the member can obtain the care and services needed.

3.4.2.8  CO-PAYMENTS

         Hoosier Healthwise MCO members, with the exception of Package C enrollees, may not be charged any co-payments or other cost-sharing fees for MCO-covered services. For Package C members, certain services such as transportation, non-emergency use of the emergency room, and pharmacy may be subject to a member co-payment under the Hoosier Healthwise program.

         Following 407 IAC 3-10-3 and 407 IAC 3-9-3, members enrolled in Package C may be charged co-payments for prescription drugs ($3.00 generic and $10.00 brand name) and ambulance transportation ($10.00). Package C members cannot be charged a co-payment for emergency room services, but they may be required to pay for the entire visit if it is deemed a non-emergency.

3.4.3 MEDICAID AND HOOSIER HEALTHWISE COVERED, BUT MCO NON-COVERED, SERVICES (CARVED-OUT SERVICES)

         Medicaid and Hoosier Healthwise services excluded from the MCO's capitated payment amount, but still a covered benefit for Hoosier Healthwise members, are

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         known as "carved-out" services. The carved-out services, subject to the benefit package limitations in which a member is enrolled, include:

         -        Long-term institutional care

         -        Hospice care

         - Services provided by a school as part of a student's Individualized Education Plan(IEP)

         - Dental services rendered by providers enrolled in IHCP in a dental specialty; the dental specialties are: endodontist, general dentistry practitioner, oral surgeon, orthodontist, pediatric dentist, periodontist, pedodontist, and prosthodontist

         - Behavioral health services, including mental health and substance abuse and chemical dependency services, rendered by providers enrolled in IHCP with a mental health specialty; those provider specialties are listed below.

         Behavioral health services rendered by providers enrolled in IHCP with a mental health specialty can be accessed by members on a self-referral basis. These services are reimbursed to the provider by the IHCP fiscal agent on a fee-for-service basis. These provider specialties are: psychiatric hospital, outpatient mental health clinic, community mental health clinic, psychiatrist, psychologist, certified psychologist, health services provider in psychology, certified social worker, certified clinical social worker, psychiatric nurse, independent practice school psychologist and advanced practice nurse under IC 25-23-1-1(b)(3), credentialed in psychiatric or mental health nursing by the American Nurses Credentialing Center.

         MCOs are fully responsible for payment for behavioral health services rendered BY PROVIDERS OTHER THAN PROVIDERS IN THE MENTAL HEALTH SPECIALTIES LISTED ABOVE. Behavioral health services rendered by providers other than those in the above-specified mental health specialties are not required to be rendered on a self-referral basis.

         The MCOs are financially responsible for all facility, ancillary, and professional services related to carved-out behavioral health services, including services related to substance abuse and chemical dependency diagnoses, when rendered in an acute care hospital, by the PMP, or by another specialty not enrolled as one of the specialists listed in the above paragraph. MCO member confinements in acute care hospitals with primary diagnoses of substance abuse and chemical dependency are the responsibility of the MCO. MCOs are financially responsible for behavioral health services provided in an acute care hospital, regardless of the admitting diagnoses. (The responsible party for claim payment is based on billing provider type and specialty.)

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3.4.4    ENHANCED SERVICES

         In conjunction with the provision of covered services, contracted MCOs are strongly encouraged to develop and maintain programs that enhance the general health and well-being of Hoosier Healthwise managed care members, including programs that specifically address preventive health and preventive risk factors. Wellness programs available to the MCO's commercial population should be made available to Hoosier Healthwise members. The MCO is encouraged to provide enhanced services, such as health education classes which target the Hoosier Healthwise population specifically. In addition to wellness and education services, it is appropriate for an MCO to provide non-Hoosier Healthwise covered services to members that are more clinically appropriate or cost-effective than Hoosier Healthwise covered services. The MCO must inform OMPP at least four weeks prior to implementing or providing any enhanced services. Enhanced services must comply with the education/outreach and other relevant guidelines set forth in this BAA.

3.4.5    DRUG FORMULARIES

         The MCO can implement restrictions on prescribed drugs; however, before a Hoosier Healthwise MCO implements a drug formulary, the MCO must submit the formulary to OMPP at least 35 days before the MCO intends to implement the formulary. OMPP will forward the formulary to the DUR Board for review and recommendation. Based on the recommendation of the DUR Board, OMPP will either approve, disapprove or require modifications to the MCO's proposed formulary.

         IC 12-15-35-47 provides that if a Hoosier Healthwise MCO removes one or more drugs from the formulary or places new restrictions on one or more drugs on the formulary, the MCO must submit the changes to OMPP for review and recommendation by the DUR Board. More information regarding the DUR Board is available at www.indianamedicaid.com.

3.5      RESPONSIBILITIES OF OMPP AND CHIP

         Hoosier Healthwise managed care is funded by two separate sources:
         Medicaid and CHIP. While MCO contractors are responsible to both OMPP and the CHIP Office, the OMPP managed care unit is responsible for administering Hoosier Healthwise MCO contracts, monitoring contractor performance and performing certain quality assurance activities.

3.5.1 DETERMINATION OF HOOSIER HEALTHWISE BENEFITS AND HOOSIER HEALTHWISE MANAGED CARE ELIGIBILITY

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         Through the IFFSA Division of Family and Children, the State is
         responsible for determining if persons are eligible for benefits and enrollment in Hoosier Healthwise. The OMPP is responsible for identifying and enrolling people who have been determined eligible for benefits into Hoosier Healthwise managed care. Most people eligible for Packages A, B and C are required to enroll in Hoosier Healthwise managed care.

3.5.2    MEMBER ENROLLMENT IN HOOSIER HEALTHWISE MANAGED CARE


         Initial applicants and re-applicants for Hoosier Healthwise will receive a presentation by the enrollment broker on Hoosier Healthwise managed care and assistance in selecting a PMP. Members are educated on the benefits of primary and preventive care, the differences between PrimeStep and the MCO networks, and the importance of choosing a PMP. Additionally, members receive educational materials and may watch a video describing Hoosier Healthwise.

         Benefit Advocates (BAs), who are employed by the enrollment broker, provide potential members with a list of their provider options and explain that they have 30 days from the date they are determined eligible for Hoosier Healthwise to choose a PMP. Whether the choice leads to enrollment in PrimeStep or RBMC will depend on the PMP's enrollment status at the time of selection. The education provided by the BAs focuses on the choice of a physician, but the implications of network choice are also discussed. MCOs are required to provide information regarding their network, grievance procedures, and any other information requested by the State, for use in member education and enrollment. If a potential member fails to make a PMP selection within thirty days, one will be made for him or her through an auto-assignment enrollment mechanism processed by the IndianaAIM system. Once a PMP is chosen, or when a PMP is assigned, the member is linked to a Hoosier Healthwise PMP, and thereby enrolled in managed care.

         For members who apply for Hoosier Healthwise from an outstation location (enrollment center), the same requirements apply to the MCO and OMPP. OMPP will assure that those individuals are educated and enrolled in Hoosier Healthwise.

         If the member does not choose a PMP within 30 days, a PMP will be assigned to the member through an auto-assignment process that complies with Section 1932(a)(4)(D) of Title XIX of the Social Security Act. This process automatically assigns a PMP to a member if he/she fails to select a PMP. A detailed description of the auto-assignment logic is contained in the MCO Policies and Procedures Manual.

         Once a member is linked to a PMP, either by self-selection or auto-assignment, the member will be informed by mail of the member's PMP and plan enrollment. The PMP and the MCO are informed of the enrollment on bi-monthly enrollment rosters, which are updated on the first and fifteenth of each month.

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         The MCO is prohibited from discriminating against individuals eligible to enroll on the basis of race, color, national origin, health status or the need for health care services, and will not use any policy or practice that has the effect of discriminating on the basis of race, color, national origin, health status or the need for health care services, in accordance with 42 CFR 438.6(d). The MCO may neither terminate enrollment nor encourage a member to disenroll because of a patient's health care needs or a change in a patient's health care status. Further, a patient's health care utilization patterns may not serve as the basis for disenrollment from the MCO. A PMP may refuse a member assignment only if he or she does not feel medically qualified to accept the case. A new PMP selection for the member will then be facilitated by the enrollment broker.

         The member will be allowed at any time to change PMPs. Requests for a PMP change are made through the Hoosier Healthwise Helpline department (managed by the enrollment broker) and are documented, tracked, and monitored.

3.5.2.1  MEMBER DISENROLLMENT FROM HOOSIER HEALTHWISE MCOS

         The MCO must comply with all federal enrollment and disenrollment requirements stated in 42 CFR Section 438.56, as applicable to the Hoosier Healthwise program. Members may change PMPs at any time, for any reason. However, members should be encouraged to establish a relationship with their PMP.

         In accordance with 42 CFR 438.56(d)(2), the following are typical reasons for members to request to disenroll from the MCO:

         -        The member moves out of the MCO's service area.

         - The MCO does not, because of moral or religious objections, cover the service the member seeks.

         - The member needs related services (for example a cesarean section and a tubal ligation) to be performed at the same time; not all related services are available within the network; and the member's PMP another provider determines that receiving the services separately would subject the member to unnecessary risk.

         - Other reasons, including but not limited to, poor quality of care, lack of access to services covered under the contract, or lack of access to providers experienced in dealing with the member's health care needs.

         For more information regarding acceptable reasons for a member requesting a network change, refer to the MCO Policies and Procedures Manual. The MCO may make PMP changes within its own network as requested by its members; however, the MCO must notify the enrollment broker of the change. If the member desires a change to a PMP in another MCO, the MCO must direct the

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         member to call the Hoosier Healthwise Helpline so the enrollment broker can make this change.

         Unless certain conditions are identified and approved for disenrollment from the Hoosier Healthwise managed care program entirely, members may be required to participate in the PrimeStep component of the program upon MCO disenrollment.

         Oral or written requests for disenrollment are made through the enrollment broker and are documented, tracked, and monitored. OMPP has the ultimate authority for allowing eligible members to disenroll from the program. Members who disenroll and switch programs frequently will be monitored and such activity will be discouraged. Disenrollment determinations will be made and implemented no later than the first day of the second month following the month in which the enrollee or the MCO files the disenrollment request. If a disenrollment decision is not made within this timeframe, the disenrollment will automatically be considered approved, in accordance with 42 CFR Section 438.56(d)(3).

         In accordance with 42 CFR 438.56(b), the MCO, a PMP, or both may, with just cause, and following certain guidelines, choose to discontinue their relationship with a Hoosier Healthwise member for the following reasons:

         -        Missed appointments

         -        Member fraud

         - Uncooperative or disruptive behavior resulting from the member or the member's family

         -        Medical needs could be met by a different PMP

         -        Breakdown in physician and patient relationship

         - Member access care from providers other than the selected or assigned PMP

         -        Member insists on medically unnecessary medications

         MCOs may not request to disenroll a member because of a change in the member's health status, or because of the member's utilization of medical services, diminished mental capacity, or uncooperative or disruptive behavior resulting from his or her special needs (except when the member's continued enrollment in the MCO seriously impairs the entity's ability to furnish services to either this particular member or other members).

         To ensure that the MCO does not request member disenrollment for reasons not permitted, the MCO must provide evidence to the enrollment broker that one of the acceptable terms for disenrollment exists. The enrollment broker may then disenroll the member from the MCO.

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         Within Package C, there is a 60-day grace period for non-payment of premiums after which a child is disenrolled. Families will be required to pay any premiums owed from the previous twenty-four months before they will be allowed to re-enroll their children in Package C. Families will lose their benefits if they do not pay the premiums.

3.5.2.2  REDETERMINATION ENROLLMENT IN HOOSIER HEALTHWISE RBMC

         Redetermination enrollment will occur no later than once every six months for TANF members and once every 12 months for Pregnancy Medicaid, Children's Medicaid, and Package C members. The redetermined member will be given the opportunity to choose a PMP in either the PrimeStep or RBMC delivery system. Redetermination is generally a seamless process if there have been no gaps in coverage, but some members lose eligibility upon redetermination, especially members in Package B.

         When there is a break in the member's eligibility, upon redetermination, the individual will be instructed to participate in an educational session and re-select a PMP. If a selection is not made by the member 30 days from the date of eligibility, he/she will be automatically re-enrolled in Hoosier Healthwise and assigned to the previous PMP. If the reasons for reassignment to the previous PMP are not appropriate, an assignment is made to an appropriate PMP.

3.5.3    MCO ENROLLMENT ROSTERS

         OMPP's fiscal agent notifies each MCO of all members enrolled in the MCO's network. The fiscal agent generates semi-monthly MCO Member Enrollment Rosters using information obtained from the state's Indiana Client Eligibility System (ICES) transmissions, PMP assignments entered into the IndianaAIM system during member enrollment, and the auto-assignment process. The MCO Member Enrollment Rosters provide the MCO with a detailed listing of all members for whom the MCO is responsible, including new and continuing members, newborns, and members terminated since the previous listing. The enrollment roster also includes deleted members who appeared as eligible members on the previous roster, but whose eligibility was terminated prior to the actual effective date with the MCO. The MCO enrollment rosters will include Package C members and distinguish them from Package A and B. The PMP enrollment rosters will also include Package C members but will not distinguish them from Package A and B members. It is the MCO and rendering provider's responsibility to check for eligibility.

         If an MCO receives either eligibility information or capitation payment for a member, the MCO is financially responsible for the member. While the enrollment rosters are accurate at the time they are produced, there may be discrepancies from real-time eligibility information. The AVR/OMNI eligibility

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         systems, which are updated daily, should be used in the event of any discrepancies. MCOs who discover eligibility/capitation discrepancies should notify OMPP or the fiscal agent within 30 days of discovering the discrepancy.

         Monthly member enrollments are provided to the MCO in two segments:

         - On the 26 th of the month, MCOs are provided with managed care enrollments entered into the IndianaAIM system from the 11th through the 25th days of the month. Listed are members who are effective on the first day of the following month.

         - On the 11th day of the month, MCOs are provide with managed care enrollments entered into the IndianaAIM system from the 26th day of the month through the 10th day of the following. Listed are members who are effective on the 15th day of the current month.

         The MCO should note that the member data on enrollment rosters are current as of the day the rosters are produced.

3.5.4    UTILIZATION REVIEW

         OMPP and/or the CHIP Office may waive certain administrative requirements, including prior authorization procedures, to the extent that such waivers are allowed by law and are consistent with policy objectives. The MCOs may be required to comply with such waivers and will be provided with prior notice by the Office. Removal of prior authorization requirements has no impact on the ability or responsibility of the MCO to review claims for medical necessity.

3.5.5    Monitoring

         OMPP and its MCO monitoring contractor will be responsible for reviewing and monitoring the performance of the MCO and for identifying violations of the requirements and performance standards outlined in
         Section 3.6 of this BAA. OMPP and the monitoring contractor will monitor contract compliance throughout the contract period. The MCO shall also be subject to annual, external independent reviews of quality outcomes, timeliness of, and access to, the services covered under the contract. The CHIP Office will monitor the access, quality, and cost-effectiveness of services provided to the CHIP members.

         The contract monitoring process and policies undergo ongoing review by OMPP. OMPP reserves the right to change or modify the reporting requirements, evaluation instruments and enforcement policies as necessary at any time during the contract period.

         The MCO shall allow, during normal business hours, duly authorized agents or representatives of the State or Federal government access to the health plan's

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         premises or health plan's subcontractor's premises to inspect, audit, monitor, or otherwise evaluate the performance of the health plan or its subcontractors.

3.5.6    CAPITATION PAYMENTS

         OMPP will be responsible for the payment of capitation payments to the MCO. Capitation payments are made on the first Wednesday after the fifteenth of the month. Barring problems with the run, the files will always be available for download from an electronic bulletin board system during the early morning hours of the following day.

3.6      RESPONSIBILITIES OF MCO

         The MCO will be responsible for arranging or administering the prompt provision of all medically necessary MCO covered services as outlined in this BAA and in accordance with all applicable state and federal requirements. The MCO must notify OMPP when it makes significant changes to the managed care program that affect capacity or services, such as change in services, geographic area or payments. The MCO must notify OMPP of the change at least 30-calendar days prior to the effective date of change. If the MCO changes subcontractors, it must notify OMPP 90 days before the contract effective date.

         The MCO must adhere to all requirements and reporting standards specified in this Section of the BAA. Any changes in the requirements and reporting standards will be communicated to the MCO at least 60 days before they are effective, unless otherwise required by law.

         In addition to the requirements outlined within this document, the MCO must comply with all requirements stated within the MCO Policies and Procedures Manual as well as any revised requirements, which OMPP may specify in the future.

3.6.1    ADMINISTRATION AND ORGANIZATIONAL STRUCTURE

         The MCO must maintain an administrative and organizational structure that supports a high quality, comprehensive managed care program. The MCO's management approach and organizational structure should ensure effective linkages between administrative areas such as: provider enrollment, member services, provider services, regional network development, quality improvement and utilization review, management information systems, and services provided through subcontractor arrangements.

         The MCO must also be organized in a manner that will facilitate efficient and economic delivery of services conforming to acceptable business practices within the State of Indiana. The MCO must clearly demonstrate its corporate

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         qualifications and experience as a managed care organization, and also specifically as a Medicaid managed care organization, must employ senior level managers with sufficient experience and expertise in health care management, and must employ or contract with skilled clinicians for medical management activities. Section 3.6.1.1 specifies minimal requirements of managerial, technical, and operational resources. The MCO must promptly provide written notification to OMPP of any vacancies of key positions listed in section 3.6.1.1 and must make every effort to fill vacancies in all key positions with qualified persons approved by the OMPP.

3.6.1.1  ADMINISTRATIVE REQUIREMENTS

         The MCO must have in place sufficient administrative staff and organizational components to comply with all program requirements and standards. In addition, all MCO key personnel must be accessible to OMPP and other program contractors via voice-mail and electronic mail systems. The MCO must contract or employ the following minimum staff persons:

         - CONTRACT MANAGER - The MCO must employ a management level staff person (one dedicated, full-time equivalent or FTE) who is dedicated to managing the MCO's Hoosier Healthwise members and is the primary contact person with the State or its designee.

         - MEDICAL DIRECTOR - The MCO must employ or contract the services of a Medical Director. The Medical Director shall review any potential quality of care problems and direct the Quality Assurance/Utilization Review program.

         - MEMBER RELATIONS MANAGER - The MCO must employ a full-time (one dedicated FTE) Member Relations Manager and a sufficient number of member representatives to coordinate communications between the MCO, members, and OMPP.

         - PROVIDER RELATIONS MANAGER - the MCO must employ a full-time (one dedicated FTE) Provider Relations Manager and a sufficient number of provider representatives to coordinate communications between the MCO, providers, and OMPP.

         - QUALITY IMPROVEMENT/UTILIZATION REVIEW MANAGER - The MCO must employ a full-time (one dedicated FTE) Quality Improvement/Utilization Control Manager and a sufficient number of staff dedicated to perform QI/UR activities.

         The MCO shall have in place organizational and administrative systems capable of implementing contractual obligations that include, but are not limited to the following:

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         - A Grievance Coordinator to investigate member and provider complaints and grievances against the MCO.

         - A financial officer to oversee the budget and accounting systems of the MCO.

         - A systems coordinator to oversee MIS and serve as a liaison between the MCO and the State's fiscal agent.

         - A sufficient number of member service representatives to service the special needs of the Hoosier Healthwise population.

         - A sufficient number of claims examiners to process the timely and accurate submission of claims, claims correction letters (CCL), resubmission and overall disposition of all claims for the MCO.

         - A sufficient number of staff to ensure the timely and accurate submission of shadow claim data.

         - Support services staff to ensure the timely and accurate processing of support services reports/requests i.e. telephone systems, MIS, etc.).

         It is the MCO's responsibility to ensure that all staff have appropriate training, education and experience to fulfill the requirements of their position.

         The MCO must submit to OMPP on an annual basis an updated organizational chart including email addresses for staff. The MCO organizational chart shall include at least the following positions:

         - Executive management

         - Support/administrative staff

         - Medical director

         - Quality improvement director, staff and committee

         - Utilization management staff

         - Member services staff

         - Provider services staff

         - Claims administrator/Management information systems staff

         - Education/outreach staff (outreach staff is not required, but the MCO must specify if the MCO or any of its subcontractors intend to conduct outreach activities)

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         The number of member and provider services staff must be sufficient to satisfy the demand of members and providers.

3.6.1.2  MEETING REQUIREMENTS

         The MCO must comply with all meeting and reporting requirements detailed in the MCO Policies and Procedures Manual and Section 3.6 of this BAA.

         Quality improvement activities include both MCO meeting participation and MCO reporting. The lists below are an outline of current meeting and reporting requirements for the MCO.

         Meetings

         The MCO must attend and must participate in the following meetings:

         - Managed Care Monthly Policy/Operations meeting

         - Managed Care Technical meeting

         - Quality Improvement Committee (QIC)

         - Clinical Studies Workgroup

         The MCO must attend and may participate in the following meetings:

         - Clinical Advisory Committee (CAC)

         - Drug Utilization Review (DUR) Board

         The MCO may attend the following meetings:

         - Medicaid Medical Policy meeting

         - Medicaid Surveillance, Utilization Review (SUR) meeting

3.6.1.3  REPORTING REQUIREMENTS

         MCOs are required to submit Quarterly Reports to OMPP and the monitoring contractor according to a schedule established by OMPP, specified in the Reporting Manual. The Quarterly Reports are composed of seven sections:

         - NETWORK DEVELOPMENT

           PURPOSE: To identify what services are provided within the network for assessment of how well the MCO is addressing the needs of the program in terms of access/capacity. The MCO must identify current enrollment, gaps, and the steps that will be taken to resolve any potential problems relating to network development.

         - MANAGEMENT INFORMATION SYSTEMS

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           PURPOSE: To identify the collection of data and maintenance of network information systems for MCO management of services accessed and utilized by members and providers. The MCO must submit claims processing and shadow claims processing/adjudication data. The MCO must also identify specific cases and trends to prevent and respond to any potential problems relating to timely and appropriate claims processing, and shadow claim submission.

         - QUALITY IMPROVEMENT

           PURPOSE: To state the on going or future methods/processes used to identify program and clinical improvements which are to be made to enhance the appropriate access, quality, and utilization of program services by members and providers.

         - MEMBER EDUCATION AND OUTREACH

           PURPOSE: To identify methods used to communicate to members about preventive health care and program services.

         - PROVIDER EDUCATION AND OUTREACH

           PURPOSE: To identify methods used to communicate to providers about clinical, technical, and quality improvement issues relating to the program.

         - SERVICE UTILIZATION/FINANCIAL REPORTING

           PURPOSE: To identify utilization and financial trends, which includes but is not limited to: capitation rate calculation sheets (CRCS), Medicaid, Medicare, and commercial population enrollment, financial stability indicators, stop loss or reinsurance information, and financial statements required by Department of Insurance.

         - OTHER REPORTING

           PURPOSE: To state program-related issues that may not change on a quarterly basis, but are necessary for program monitoring including, but not limited to: MCO organizational chart and contact list, annual summary of activities, annual workplan of future activities, annual summary of program integrity activities specific to the Hoosier Healthwise population, Physician Incentive Plan (PIP) disclosure information, and annual member survey results.

         The Quarterly Report Submission Schedule is presented in the Reporting Manual.

         Additional detail regarding specific reporting requirements for each area can be found in the Reporting Manual, and/or the MCO Policies and Procedures Manual.

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3.6.1.4  SUBCONTRACTOR REVIEW REQUIREMENTS

         As used in this BAA, the term "subcontractor(s)" does not include contractual agreements between MCOs and health care providers or other ancillary medical providers. The term "subcontractor(s)" does include contracts between one prepaid health care delivery plan and another prepaid health care delivery plan or administrative entity not Involved in the actual delivery of medical care.

         The MCO is responsible for the performance of any obligations that may result from this BAA. Subcontractor or agreements do not terminate the legal responsibility of the MCO to the State to ensure that all activities under the contract are carried out. The MCO must oversee subcontractor activities. The MCO will be held accountable for any functions and responsibilities that it delegates.

         The MCO must comply with 42 CFR 438.230 and the following subcontracting requirements:

         - The MCO must obtain the approval of OMPP and IDOA before subcontracting any portion of the project's requirements. THE MCO MUST GIVE OMPP A WRITTEN REQUEST AT LEAST 30 DAYS PRIOR TO THE USE OF A SUBCONTRACTOR. If the MCO makes changes to the subcontractor contract, it must notify OMPP 60 days prior to the revised contract effective date.

         - The MCO must evaluate prospective subcontractors' abilities to perform delegated activities prior to contracting with the subcontractor to perform services associated with the Hoosier Healthwise program.

         - The MCO must have a written agreement in place that specifies the subcontractor's responsibilities and provides an option for revoking delegation or imposing other sanctions if performance is inadequate. The written agreement must be in compliance with all State of Indiana statutes, and will be subject to the provisions thereof.

         - The MCO must monitor delegates' performance on an ongoing basis and conduct formal, periodic and random reviews, as directed by OMPP.

         - All subcontractors must fulfill all State and federal requirements appropriate to the services or activities delegated under the subcontract. In addition, all subcontractors must fulfill the requirements of this BAA that are appropriate to the service or activity delegated under the subcontract.

         - The MCO must take corrective action if deficiencies are identified during the review.

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         All employment agreements, provider contracts, agreements or other arrangements by which the MCO intends to deliver services required under this BAA, whether or not characterized as a subcontract under this BAA, shall be subject to review and approval by OMPP and must be sufficient to assure the fulfillment of the requirements of 42 CFR 434.6(a) that are appropriate to the service or activity delegated under such employment agreements, provider contracts, agreements or other arrangements. In addition, MCOs must comply with all subcontract requirements specified in 42 CFR 438.230.

3.6.2    PROVIDER NETWORK REQUIREMENTS

         The MCO will be solely responsible for arranging for and administering covered services to its members. Covered services shall be medically necessary, and shall be administered by or arranged for by, a designated PMP or the MCO. The MCO will assure that each member has PMP who is responsible for providing an ongoing source of primary care appropriate to his or her needs. PMPs coordinate each member's care and make any referrals necessary.

         The MCO must ensure that its network provides available, geographically accessible and adequate numbers of facilities, medical providers, ancillary providers, locations and personnel for the provision of covered services within the MCO's service area, in accordance with 42 CFR 438.206. MCOs must arrange for laboratory services only through those IHCP enrolled laboratories with Clinical Laboratory Improvement Amendments (CLIA) certificates.

         The MCO must ensure that all of its providers, including ancillary providers, are enrolled as IHCP providers and that there are sufficient providers to adequately serve the MCO's members. The MCO must have policies and procedures detailing the process used to select and maintain providers. Policies regarding provider availability are referenced in the MCO Policies and Procedures Manual and the Hoosier Healthwise Povider Manual.

         In accordance with 42 CFR 438.206(b)(l), the MCO must consider the following elements when developing and maintaining its provider network:

         - The anticipated Hoosier Healthwise enrollment;

         - The expected utilization of services, taking into consideration the characteristics and health care needs of specific Hoosier Healthwise populations represented in the MCO;

         - The numbers and types (in terms of training, experience, and specialization) of providers required to furnish the contracted Hoosier Healthwise services;

         - The numbers of network providers who are not accepting new Hoosier Healthwise patients;

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         - The geographic location of providers and Hoosier Healthwise enrollees, considering distance, travel time, the means of transportation ordinarily used by Hoosier Healthwise enrollees, and whether the location provides physical access for Hoosier Healthwise enrollees with disabilities.

         Provider enrollment activities will be governed by the following:

         - PMP EDUCATION AND OUTREACH:

           The MCO will educate its own network providers.

         - PMP PANEL SIZE:

           PMP maximum panel size is limited to a total of 2,000 members for both delivery systems combined. Exceptions will be granted to allow the PMP to accept former Hoosier Healthwise patients, new family members of already enrolled individuals, and in designated medically under-served areas as determined by OMPP. The number of PMP panel slots must be stated in the PMP contract.

         - PMP ENROLLMENT:

           PMPs enroll directly with the MCO for the RBMC delivery system. PMPs will be allowed to enroll in both PrimeStep and RBMC, although they may only accept new members in one delivery system at a time. For example, while the PMP's practice is open for PrimeStep member enrollment, it will be closed for new RBMC member enrollment, and vice versa. Within RBMC, PMPs may not be enrolled in more than one MCO. In order for a PMP to change enrollment status, the PMP must disenroll from one delivery system and enroll in the other delivery system. The PMP must notify the fiscal agent no later than the 24th day of the month prior to the month they wish to switch delivery system enrollment.

         - PMP DISENROLLMENT:

           The MCO will provide the fiscal agent's Managed Care Unit with a list of representatives who have been trained and authorized to submit PMP disenrollments and keep it updated as responsibilities change.

           The MCO will notify the fiscal agent of the intent to disenroll a PMP within five working days of the receipt/issuance of the PMP's disenrollment request. The fiscal agent will not process the disenrollment until the disenrollment request is sent, but advance notification will allow the opportunity to begin the coordination of enrollment in another network, if necessary.

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                  The MCOs will submit completed requests for disenrollment to the fiscal agent at least five working days prior to the 24th day of the month for mandatory requests.

                  If a PMP disenrolls from the MCO, the MCO must ensure that the PMP provides continuation of care for his/her Hoosier Healthwise patients for a minimum of 30 days, or until another PMP is chosen or assigned.

                  In the event of a provider termination, the MCO must make a good faith effort to notify members in writing of the termination within 15 calendar days of receipt of the provider intent or issuance of the termination notice, in accordance with 42 CFR 438.10(f). This notification applies to members who received their primary care from, or were seen on a regular basis by, the terminated provider. Please refer to the MCO Policies and Procedures Manual for more details regarding PMP disenrollment.

         Requirements governing provider selection can be found at 42 CFR
         438.214. The MCO shall not discriminate with respect to participation, reimbursement, or indemnification as to any provider who is acting within the scope of the provider's license or certification under applicable State law, solely on the basis of such license or certification. However, the MCO is not prohibited from including providers only to the extent necessary to meet the needs of the MCO's members or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the MCO. Emphasis should be placed on the credentialing and re-credentialing process to ensure that provision of quality care is maintained.

3.6.3    PROVIDER NETWORK ACCESS TO CARE REQUIREMENTS

         The MCO must have a mechanism in place to ensure that emergency services are available seven days a week, 24 hours per day without prior approval. The MCO must maintain a network of sufficient size and resources to offer quality care that can accommodate the needs of the members within each enrollment area. The MCO must have a mechanism in place to ensure that contracted PMPs are required to provide or arrange for coverage of services 24 hours a day, seven days a week. The MCO must also ensure that PMPs are available to see patients a minimum of 20 hours over a three day period per practice location per week. The three day requirement can be fulfilled by more than one PMP in a group practice. Each MCO must also assess the PMP's non-Hoosier Healthwise practice to ensure that this segment of the population is receiving accessible services on an equal basis with the Hoosier Healthwise population.

         The MCO must monitor compliance with access requirement regularly and take corrective action if practitioners within the network fail to comply with the established access requirements. The MCO must comply with access standards selected and approved by the QIC (Appendix 5 of the BAA).

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         The MCO must establish and maintain provider networks in geographically accessible locations for the populations to be served.

         The MCO must provide OMPP, the enrollment broker and all Hoosier Healthwise members with a network directory which lists PMPs and specialists, including their name, specialty, willingness and/or ability to provider services for members with special needs, location(s), qualifications, whether or not they are accepting new patients, and what languages, other than English, the provider speaks, in accordance with 42 CFR 438.206. Hospital providers, pharmacists, home care providers and all other network providers must also be listed in the network directory. Office hours of physician and ancillary providers must be stated. Office hours should include evening and weekend hours of operation. An electronic data file of the network directory must be provided to OMPP's enrollment broker, including updates, for the purpose of providing a program comparison guide for members and potential members, as required by federal law. The MCO must certify that all provider network information submitted to OMPP is timely and accurate.

         - The MCO must update the network directory monthly using addenda and/or through reprints, and make available for use by the enrollment broker in each location where potential members are enrolled in the Hoosier Healthwise program and any other location specified by the State.

         - Physician to member ratios for each geographic area must be sufficient to handle network capacity.

         - The MCO must have policies and procedures to allow members to change their PMPs within timeframes appropriate to authorized disenrollment and grievance procedures requirements.

         - The MCO must track member disenrollments and reasons for disenrollment.

         - The MCO must have a reliable method and system for providing 24 hour access to care and emergency services. Direct contact with a qualified clinical staff person must be available through a toll-free member services voice and telecommunication device for the deaf telephone number.

         - The MCO must ensure that PMPs in its network maintain office locations sufficiently near members' homes so that members can reach the PMP office within a reasonable amount of time, using available and affordable means of transportation.

         - Procedures must be in place for referrals to specialists.

         - The following waiting times should be monitored. These standards are included in the Reporting Manual:

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                           - Time to get an appointment with a provider.

                           - Time actually waiting to see a provider in his/her
                             office.

                           - For maternity care the MCO shall be able to provide
                             initial prenatal care appointments for enrolled pregnant members according to standards developed by the CAC and the QIC.

                           - For primary care services, the MCO shall provide
                             appointments according to standards developed by the CAC and QIC.

                           - For children with special health care needs, the
                             MCO shall provide appointments acccording to the standards developed by the CAC and QIC.

         The MCO must submit documentation assuring adequate network capacity and services, as specified by OMHP, as follows:

                           - At the time the MCO enters into contract with the
                             State

                           - At any time there has been a significant change in
                             the entity's operations that would affect adequate capacity and services, including change in services benefits, geographic service area or payments

                           - At the time of enrollment of a new population in
                             the MCO

         The MCO and its PMPs and other network providers should have a comprehensive system in place to respond to the cultural, racial and linguistic needs of the Hoosier Healthwise population, including those members with special health care needs.

3.6.4    PROVIDER PAYMENT REQUIREMENTS

         The MCO must pay providers for covered medically necessary services rendered to their members in accordance with the standards set forth in I.C. 12-15-13-1.6 and 1.7, unless the MCO and provider agree to an alternate payment schedule and method. The MCO must pay or deny electronically filed claims within 21 days of receipt and clean paper claims be paid within 30 days of receipt. If the MCO fails to pay or deny a clean claim within these timeframes and subsequently pays the claim, the MCO shall also pay the provider interest as required under I.C. 12-15-13-1.7(d). "Clean claim" has the meaning set forth in I.C. 12-15-13-0.6. These standards will apply to out-of-network claims for which the MCO is responsible and any other claims submitted by providers that have not agreed to alternate payment arrangements.

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         While the MCO may choose to subcontract claims processing functions, or portions of those functions, with a State-approved subcontractor, the MCO is expected to demonstrate that the use of such subcontractors is invisible to providers, including out-of-network and self-referral, and will not result in confusion to the provider community about where to submit claims for payments. For example, the MCO may elect to establish one post office box address for submission of all out-of-network provider claims. If different subcontracting organizations are responsible for processing those claims, it will be the MCO's responsibility to ensure that the claims are forwarded to the appropriate processing entity. Use of a method such as this will not lengthen the timeliness standards discussed in this section. In this example, date of receipt will be defined as the date the claim is received at the post office box.

         If the MCO has excessive claims liability with its providers and these liabilities continue to increase, the State then has the option to withhold capitation payments from the MCO until the timeliness requirements are met.

3.6.5    DISCLOSURE OF PHYSICIAN INCENTIVE PLAN

         The MCO may implement a physician incentive plan only if:

         (1) no specific payment will be made directly or indirectly under the plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual member; and

         (2) the stop-loss protection, member survey, and disclosure requirements under 42 CFR 417.479 are met.

         The MCO must provide information concerning its physician incentive plan in accordance with the disclosure requirements listed at 42 CFR 417.479(h)(l)(i)-(v), 422.208, 422.210, and 438.6. These requirements are as follows:

         - Whether services not furnished by a physician or physician group are covered by the incentive plan. If only the services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the plan need not be made.

         - The type of incentive arrangement; for example, withhold, bonus, capitation.

         - If the incentive plan involves a withhold or bonus, the percent of the withhold or bonus.

         - Proof that the physician or physician group has adequate stop-loss protection, including the amount and type of stop-loss protection.

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         - The panel size and, if patients are pooled, the method used to determine if substantial financial risk exists. The method used must be permitted by federal regulation, 42 C.F.R. 417.479(h)(v).

         - The annual member survey results and a copy of the survey instrument used.

         Similar requirements apply to subcontracting arrangements with physician groups and intermediate entities. These requirements are further detailed at 42 CFR 417.479(i).

3.6.6    ADVANCE DIRECTIVES

         In accordance with 42 CFR 422.128,438.6 and 438.10, MCOs must maintain written policies and procedures for advance directives relating to all adult individuals receiving medical care by or through the MCO. The policies and procedures must meet the advance directive requirements stated in Subpart I of 42 CFR 489.

         The MCO must provide written information to members regarding the MCO's advance directive policies and the member's rights under State law. The MCO must communicate to the member its policies for ensuring that member rights in relation to advance directives are implemented and respected. The MCO must provide a statement to the members outlining any limitations associated with implementing advance directives as a matter of conscience. The MCO must also inform individuals that complaints against providers concerning noncompliance with the advance directive requirements may be filed with the Indiana State Department of Health by calling 1-800-246-8909. If changes are made to the State's advance directive laws, the MCO must notify members in writing of the change within 90 days of the effective date of change.

3.6.7    MEMBER SERVICES

3.6.7.1  MEMBER HOTLINE

         The MCO must establish a single toll-free telephone number to assist with questions that members may have about the MCO's providers or benefits. In accordance with 42 CFR 438.10(c), the MCO must satisfy each of the following requirements:

         - Provide a description of the oral interpretation services offered to members

         - Notify members of the availability of free oral interpretation services for all languages

         - Make free oral interpretation services available for all languages

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         - Explain the process for accessing interpretation services

         - Notify members that written information is available to them in prevalent languages upon request

         - Explain to members the process for requesting written information in non-English languages

3.6.7.2  SERVICES FOR NEWBORNS

         The MCO must arrange for, and administer covered services to a newborn child of a Package A or B MCO enrolled mother from the newborn's date of birth. The MCO will receive the newborn's corresponding monthly capitation rate from the newborn's date of birth. If the newborn changes his/her PMP resulting in a change in network, the MCO remains responsible for services from the newborn's date of birth until such time as eligibility and enrollment in another network can be verified through the Eligibility Verification System (EVS).

         Newborns of women who were in Package C on the newborn's date of birth are not enrolled in an MCO. New-borns of teenagers enrolled in Package C are not automatically eligible for the benefits. If a teenager who is enrolled in Package C becomes pregnant, an application must be submitted for the newborn, the newborn must be found eligible for the program, and the premium payment must be made before the newborn is enrolled in the program. Once the first premium payment is received, and the member is thus eligible for benefits, the newborn may be assigned, prospectively, to managed care.

         Pregnant women in Packages A or B are encouraged to select a doctor for their newborn, prior to the birth. If the mother was in PrimeStep or fee-for-service (not managed care) on the newborn's date of birth, and there is a newborn PMP preselection assignment, the effective date with the MCO or PrimeStep PMP is the next 1st or 15th of the month, dependent on when the newborn's eligibility was initially established in the IndianaAIM system. If a Package A or B mother is enrolled in an MCO and she selects a PrimeStep PMP for her newborn, the system will auto-assign the newborn to the mother's MCO and then the PrimeStep PMP pre-selection will be entered as a PMP change when the newborn's eligibility is established. The MCO will be financially responsible for the newborn from birth until eligibility is established. The fiscal agent produces a newborn pre-selection report monthly for the MCOs. The MCOs are encouraged to use this report for outreach to expectant mothers who have not yet pre-selected an MCO PMP for their children.

         MCOs must accept as enrolled all individuals appearing on monthly enrollment rosters and infants enrolled by virtue of the mother's enrollment status, as described above, as well as those members for whom capitation payment is received. MCOs may not discriminate against Hoosier Healthwise managed care members on the basis of their Health needs or health status.

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3.6.7.3  MEMBER OUTREACH FOR THE HOOSIER HEALTHWISE RBMC

         The MCOs and their subcontractors are permitted and encouraged to promote their services to the general community. However, direct outreach to potential Hoosier Healthwise members and Hoosier Healthwise members who are not members of the MCO is not permitted. For example, MCOs cannot conduct, indirectly or directly, door-to-door, phone or other "cold call" marketing practices. The prohibition on MCO outreach to Hoosier Healthwise managed care members applies equally to members who apply for the program at a County DFC office or at any other outstation location.

         The MCO must comply with the following provisions applicable to marketing and all other marketing provisions in 42 CFR 438.104. Outreach and any marketing activities (written and oral) shall be presented and conducted in an easily understood manner and format, at a fifth grade reading level, and shall not be misleading or designed to confuse or defraud members and/or potential members. The MCO must include in its workplan the methods it will use to assure that materials are accurate and do not mislead. Examples of false or misleading statements include, but are not limited to:

         - Any assertion or statement that the member or potential member must enroll in the MCO to obtain benefits or to avoid losing benefits

         - Any assertion or statement that the MCO is endorsed by CMS, the Federal or State government, or a similar entity

         All outreach and marketing materials must be submitted to and approved by OMPP at least 10 business days prior to distribution. OMPP's decision on any material is final.

         MCOs cannot entice a potential member to join the MCO by offering the sale of any other type of insurance as a bonus for enrollment and MCOs must ensure that a potential member can make his/her own decision as to whether or not to enroll. Any type of incentives used to market an outreach or education program must be prior-approved by the State, and their value may not exceed ten dollars ($10) per event or $50 per year per member. Under no circumstances are monetary incentives to be offered or used.

         All brochures, presentation materials and informational packets used by education and outreach representatives should follow Quality Assurance Reform Initiative (QUARI) standards. To the extent possible, all material must be written at a fifth grade reading level or lower and must be culturally appropriate. Materials submitted to the State for approval must indicate the measurement used to assess the reading level (i.e. SMOG, FOG or other method) and the level the method indicated. Marketing materials must be distributed within the entire service area served by the MCO.

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         The MCO will send its education/outreach and marketing plans and policies and procedures to OMPP and the AGO monitoring contractor on a quarterly basis. The quarterly report is due on the last day of the month following the reporting quarter. The MCO will update its plan quarterly, including reporting on the status of previously projected activities, and submit it to OMPP and the MCO monitoring contractor. OMPP and the MCO monitoring contractor will review the outreach/education and marketing plans and workplans. OMPP will respond to the MCO with specific feed back to be used in improving the MCO's performance.

3.6.7.4  MEMBER EDUCATION REQUIREMENTS

3.6.7.4.1 MEMBER MATERIALS

           The MCO will be responsible for developing and maintaining member education programs designed to provide the members with clear, concise, and accurate information about the MCO. The MCO must provide information requested by the State, or the State's disagree, for use in member education and enrollment, upon request. Member education materials must include, but are not limited to the following:

         - MEMBER HANDBOOK which describes in full detail the terms and nature of services offered by the MCO, including MCO covered and MCO non-covered services and benefits, preventive services, limitations and exclusions, provider network, self-referral services (specified in Section 3.4.2.4 of this BAA), wellness programs and other enhanced services, coordination of benefits, disenrollment, member rights and responsibilities, grievance procedures, and any other terms and conditions pertinent to the member.

         - MCO BULLETINS OR NEWSLETTERS specific to the Hoosier Healthwise population issued not fewer than three times a year which provide updates related to covered services, access to providers, and updated policies and procedures.

         - LITERATURE REGARDING HEALTH/WELLNESS PROMOTION PROGRAMS offered by the MCO are encouraged.

         - NOTIFICATION OF COVERED SERVICES THE MCO DOES NOT ELECT TO COVER on the basis of moral or religious grounds and guidelines for how and where to obtain those services, in accordance with 42 CFR 438.102. The MCO must provide this information to members before and during enrollment and within 90 days after adopting the policy with respect to any particular service.

         - The MCO must inform the members that the following information is available upon request:

           - Information on the structure and operation of the MCO

           - Physician incentive plans as set forth in 42 CFR 438.6(h)

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            The MCO must provide the information listed under this section within a reasonable timeframe, following the notification from OMPP of the member's enrollment. In addition, the MCO must notify members at least once a year of their right to request and obtain the information listed in this section. If the MCO makes significant changes to the information provided under this subsection, the MCO must notify the member in writing of the intended change at least 30 calendar days prior to the intended effective date of the change, in accordance with 42 CFR 438.10(f)(4). OMPP defines significant changes as any changes that effect member accessibility of the MCO's services and benefits. All materials must be approved by the OMPP prior to distribution.

3.6.7.4.2   ALTERNATE FORMAT REQUIREMENTS

            OMPP will identify prevalent languages spoken by Hoosier Healthwise members. The MCO must make written information in each prevalent non-English language, as identified by OMPP, available upon the member's request. In addition, the MCO must identify additional languages that are prevalent among the MCO's membership.

            The MCO must inform members that information is available upon request in alternative formats and explain how alternative formats may be obtained. OMPP defines alternative formats as Braille, large font letters, audiotape, prevalent languages, and verbal explanation of written materials. To the extent possible, written materials must be not exceed a fifth grade reading level.

3.6.7.5     MEMBER GRIEVANCE PROCEDURES AND REPORTING STANDARDS

            As required by 42 CFR 438.228, the MCO shall have a formal grievance system that is approved in writing by the OMPP for promptly reviewing and resolving grievances and appeals registered by its members.

            At a minimum, the grievance system includes a grievance process, an appeal process, as well as expedited review procedures and access to the State's fair hearing system. The grievance system must comply with Indiana Code 27-13-10 and 27-13-10.1 and 42 CFR 438, Subpart F, and include the all elements outlined below. The MCO must comply with all grievance and appeal reporting requirements provided in the Reporting Manual.

            In accordance with Subpart F of 42 CFR 438, the MCO's grievance and appeal process must comply with each of the requirements stated below.

            - DECISIONS IMPLEMENTATION: Decisions must be implemented as expeditiously as the member's health condition requires and no later than the date the decision expires. If services were not furnished while an appeal is pending and a decision to deny, limit or delay services is overturned, the MCO must authorize or provide the disputed services promptly.

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            -     MEMBER ASSISTANCE: The MCO shall treat oral inquiries seeking to appeal an action as appeals and shall confirm those inquiries in writing, unless an expedited resolution is requested. The MCO must assist members in completing forms and procedural steps, as needed.

            - MEMBER REPRESENTATION: The MCO must provide members with a reasonable opportunity to present their case in person and in writing at each level of review. The MCO must recognize as parties to the appeal members, member representatives and legal representatives of deceased members' estates. The MCO must allow the enrollee and representative opportunity to examine the enrollee's case file before and during the appeals process.

            - PROVIDER INFORMATION AND RIGHTS: The MCO must provide information about the member grievance system to all providers and subcontractors at the time they enter into a contract. The MCO may not take punitive action against a provider who supports a member's appeal or requests an expedited resolution.

            - CONTINUATION OF BENEFITS: The MCO must continue the members benefits during grievances, appeal, external reviews and State fair hearings if:

                        - The member or provider files the appeal in a timely manner

                        - The appeal involves termination, suspension or reduction of previously authorized service

                        - The services were ordered by an authorized provider

                        - The original services coverage period has not expired, or

                        -     The member requests a benefits extension.

                  If a benefits continuation is granted, the benefits must be continued until:

                        -     The member withdraws the review request

                        - The timeframe for requesting the next level of review passes

                        -     An adverse decision is made or the time period, or

                        - The service limits of a previously authorized service has been met.

            If the final resolution is adverse to the member, the MCO may recover the cost of services furnished while the grievance, appeal, external review or Medicaid hearing was pending. Services may be recovered to the extent they were furnished solely because of the requirements in this section. If a decision is made in favor of the member, the MCO must pay for services received during the review process.

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            -     UTILIZATION REVIEW STAFF: UR staff making determinations on service cannot have been involved in previous levels of review. Reviewers must possess the proper clinical expertise to make decisions regarding denials based on medical necessity, denials of expedited reviews and clinical grievances and appeals.

            - ISSUES TRACKING: The MCO must maintain a single toll-free telephone number for members with inquiries and grievances. The MCO must track and report inquiries, grievances and appeals, as described in the Reporting Manual.

            - MEMBER NOTIFICATION OF GRIEVANCE AND APPEALS PROCESS: The MCO must provide members with a description of the grievance and appeals procedures and timeframes after receiving notification from OMPP of the member's enrollment. The materials must include information regarding State fair hearings, the right to file a grievance and appeal, allotted timeframes, the availability of assistance in the filing process, toll-free numbers enrollees can use to file an appeal over the phone, an explanation of continued benefits and the members responsibility to pay costs associated with an adverse decision. The grievance policies and procedures provided to the member must comply with 438.400 through 438.424. In addition, the MCO must notify members at least once a year of their right to request and obtain the information listed in this section. If the MCO makes significant changes to the information provided under this subsection, the MCO must notify the member in writing of the intended change at least 30 calendar days prior to the intended effective date of the change.

            - MEMBER NOTICE OF RESOLUTION: The MCO must provide the member with written notice of the resolution of the appeal. The notice must include the following information:

                  -     The results and date of the resolution

                  -     For decisions not wholly in favor of the enrollee:

                                -     The right to request a State fair hearing,

                                -     How to request a State fair hearing,

                                - The member's right to continue to receive benefits pending a hearing,

                                -     How to request the continuation of
                                      benefits, and

                                -     If the MCO's action is upheld in the
                                      hearing, the enrollee may be liable for
                                      the cost of any continued benefits.

            MCOs must submit a monthly report on inquiries, grievances and appeals, as specified in the Reporting Manual, to the monitoring contractor. The MCO must submit separate monthly reports of inquires, grievances and appeals filed for children with special health needs.

            The MCO must submit a quarterly report of all external independent reviews and Medicaid hearings to the Hoosier Healthwise monitoring contractor. The MCO

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            must submit separate quarterly reports of external reviews and
            Medicaid hearings filed for children with special health needs.

            Failure to submit the information on time, and/or in the format required, may result in the assessment of liquidated damages by the State, in accordance with Section 3.16 of this BAA.

            Records for all formal inquires and grievances shall be maintained for a period of three years after resolution. The record shall include a complete description of the grievance (or a copy of the original), the response to, and disposition of, such grievances. The record shall also include sufficient information to demonstrate timely attention to written grievances, including the date the grievance was filed, the date reviewed, the date resolution was proposed, the date any corrective action was initiated, and, if applicable, the plan of correction to avoid such occurrences in the future.

3.6.7.6     PROTECTION OF MEMBER-PROVIDER COMMUNICATIONS

            The MCO must not prohibit or restrict a health care professional from advising a member about his/her health status, medical care, or treatment options, regardless of whether benefits for such care are provided under the contract, if the professional is acting within the lawful scope of practice. In accordance with 42 CFR 438.102(a), the MCO must allow health professionals to advise the member on alternative treatments that may be self administered and provide the member with any information needed to decide among relevant treatment options. Health professionals are free to advise members on the risks, benefits and consequences of treatment or nontreatment.

            The MCO must not prohibit health professionals from advising members of their right to participate in decisions regarding their health, including the right to refuse treatment and express preferences for future treatment methods. The MCO may not take punitive action against a provider who requests an expedited resolution or supports a member's appeal.

            This provision does not require the MCO to provide coverage of a counseling or referral service if it objects to the service on moral or religious grounds. However, the MCO must makes it policies regarding these services available to member and potential members within 90 days after the date the MCO adopts a change in policy regarding such a counseling or referral service.

            Information provided must comply with 42 CFR 438.10, as specified in
            Section 3.6.7.4 of this BAA.

3.6.7.7     MEMBER RIGHTS

            In accordance with 42 CFR 438.100, the MCO must have written policies and procedures regarding member rights. The MCO must ensure that its staff and

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            affiliates take member rights into consideration when delivering services. The member rights policies and procedures must include the member's right to:

            - Receive enrollment notices, informational materials, and instructional materials relating to members in an easily understood manner and format.

            - Be treated with respect and due consideration for his or her dignity and privacy.

            - Receive information on available treatment options and alternatives presented in a manner appropriate to the member's condition and ability to understand.

            - Receive information regarding advance directive policies in place.

            - Participate in decisions regarding the member's health care, including the right to refuse treatment.

            - Be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience or retaliation, in accordance with Federal regulations.

            - Request a copy of the member's medical record and request amendments or corrections, as provided for in 45 CFR 164.524 and 164.526.

            -     Be furnished with covered health care services.

            - Exercise his or her rights, and that the exercise of those rights will not adversely affect the way the MCO and its providers or OMPP treat the member.

            - Request a second opinion from a qualified professional. If the provider network does not include a professional who is qualified to give a second opinion, the member can request the MCO to arrange for the member to obtain a second opinion from a professional outside the network, at no cost to the member.

            In addition to the rights stated above, the MCO's member rights policies and procedures must comply with all Federal and State laws, including the Health Insurance Portability and Accountability Act (HIPAA), regarding a member's right to privacy and confidentiality.

3.6.7.8     MEMBERS WITH SPECIAL NEEDS

            The MCO must also assist OMPP with identifying, assessing and tracking its members with special needs, as required by OMPP and pursuant to 42 CFR 438.208(c). The MCO must have procedures in place to conduct assessments of each member identified as having potential special health care needs in order to identify any ongoing special conditions of the member that may require a course of treatment or regular care monitoring. The assessment procedures must use appropriate health care professionals. Grievances and appeals filed by members with special needs must be reported separately in the grievance reports.

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3.6.8       PROVIDER SERVICES

            The MCO must provide enrollment and education services for the provider network, ensure proper maintenance of medical records, maintain proper staffing to respond to provider inquires and be able to process provider disputes and appeals.

            The MCO must have written policies and procedures for registering and responding to provider disputes in a timely fashion. The MCOs policies and procedures for informal claims disputes, formal claims disputes and binding arbitration must be in compliance with the requirements provided in the Claims Dispute Resolution process outlined in the MCO's contract with the State.

3.6.9       PROVIDER CREDENTIALING

            The MCO must have written credentialing and re-credentialing policies and procedures for ensuring quality of care and assuring that all providers rendering services to their members are licensed by the State and qualified to perform their services as approved IHCP providers. The MCO's credentialing and recredentialing policy must, at a minimum, comply with the State's credentialing and recredentialing policy as stated below.

3.6.9.1     PROVIDER CREDENTIALING AND RECREDENTIALING POLICIES AND PROCEDURES

            The MCO must have written policies and procedures for credentialing health care professionals it employs and with whom it contracts. The MCO should refer to NCQA standards as a guideline for credentialing. At a minimum, the requirements outlined in this policy must be met.

            MCOs must credential PMPs, chiropractors and podiatrists, at a minimum. The MCO must have documented plans to periodically review and revise policies and procedures. If the MCO contracts with a subcontractor that conducts the MCO's credentialing activity, the MCO must have access to the subcontractor's credentialing files. At minimum, the MCO must obtain and review verification of the following:

            -     A current valid license to practice.

            - Status of clinical privileges at the hospital designated by the practitioner as the primary admitting facility.

            - Current and valid Drug Enforcement Administration (DEA) or controlled substance registration (CSR) certificate, as applicable (DEA certificates are not applicable to chiropractic settings).

            - Proof of graduation from medical school and completion of a residency, or board certification for medical doctors (MDs) and doctors in osteopathy

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                  (DOs), as applicable since the last time the provider was
                  credentialed or recredentialed.

            - Proof of graduation from chiropractic college for doctors of chiropractic medicine (DC).

            - Proof of graduation from podiatry school and completion of residency program for doctors in podiatric medicine (DPMs).

            - Work history that includes a minimum of five years on the curriculum vitae (the MCO is not required to verify work histories).

            - Current, adequate malpractice insurance according to the MCO's policies.

            - History detailing any pending professional liability claims, as well as claims resulting in settlements or judgments paid by or on behalf of the practitioner.

            - Proof of board certification if the practitioner states being board certified.

            - Verification of IHCP enrollment. If group enrollment, verify that the provider is linked appropriately to the group, and verify that the provider is enrolled at the appropriate service locations.

            The credentialing policies and procedures must specify the professional criteria required to participate in the MCO. Each practitioner file must contain sufficient documentation to demonstrate that these criteria are evaluated. Primary sources used by the MCO to verify credentialing information must be included in its policies and can include use of external agencies such as county medical societies, hospital associations, or private verification services.

3.6.9.2     MECHANISMS FOR CREDENTIALING AND RECREDENTIALING

            The MCO must document the mechanism for credentialing and recredentialing MDs, DOs, DPMs, and DCs that fall under the MCO's scope of authority and action, and with whom it contracts or employ to treat members outside the inpatient setting. This documentation includes but is not limited to the following:

            -     The scope of practitioners covered.

            - The criteria and the primary source verification of information used to meet these criteria.

            -     The process used to make decisions.

            - The extent of any delegated credentialing or recredentialing arrangements.

            Policies and procedures must specify the requirements and the process used to evaluate practitioners. Selection decisions must be based on the network needs of the MCO, as well as practitioners' qualifications. Selection decisions cannot be

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            based solely on a practitioner's membership in another organization, such as a hospital or medical group.

            Policies and procedures must include physicians and other licensed independent practitioners who are subject to these policies, as well as criteria to reach a decision.

            The MCO must have a process in place for receiving advice from participating practitioners in credentialing and recredentialing to ensure that procedures are followed consistently. MCOs must seek practitioner expertise on current practice in the medical community and advice on modifying the criteria, as appropriate. This expertise can be obtained from a committee with participating practitioner representation or from consultation with participating practitioners.

            Participating practitioners must complete an application for membership on such a committee. Through the application process, the practitioner discloses information about health status and any history of issues with licensure or privileges that may require additional follow-up. A signed attestation statement on the application ensures that the practitioner has completed it in good faith. Before making a credentialing decision, the MCO must have the following information on the practitioner:

            - Information from the National Practitioner Data Bank (NPDB). NPDB is not applicable to chiropractors and podiatrists.

            - Information about sanctions or limitations on licensure from the State Board of Medical Examiners, Federation of State Medical Boards, or the Department of Professional Regulations, if available.

            - Information from the State Board of Chiropractic Examiners or the Federation of Chiropractic Licensing Boards.

            -     Information from the State Board of Podiatric Examiners.

            -     Previous sanction activity by Medicare and the IHCP.

            Evidence indicating that the MCO has obtained information from the previously designated organizations must be included in the credentialing file.

3.6.9.3     CREDENTIALING - INITIAL VISIT

            The MCO credentialing process must include an initial visit to the offices of all potential primary medical providers including all OB/GYNs. There must be a structured review that evaluates the site against the MCO standards. The initial site visit must also include documentation of the evaluation of the medical record-keeping practices at each site to ensure conformity with the maintenance of medical records. Section 5: MCO Education, Outreach, and Marketing Activity outlines this documentation.

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3.6.9.4     RECREDENTIALING

            The MCO must have a [ILLEGIBLE] recredentialing process that verifies the credentialing information subject to change over time. The recredentialing process must be organized to verify the information through a primary source on the current standing of items listed in this section, such as member complaints, quality reviews, utilization management, and member satisfaction. The MCO must recredential providers at least every three years. The description of the recredentialing process must include data from at least three of the following six sources:

            -     Member complaints

            -     Quality reviews (practice-specific)

            -     Utilization management (profile of utilization)

            -     Member satisfaction (practice-specific)

            -     Medical record review

            -     Practice site reviews

            The recredentialing evaluation process must use this data as objective evidence in the reappraisal of professional performance, judgment, and clinical competence. There must be evidence that the MCO has taken action based on the data. Examples of action taken include continuation in the MCO, required participation in continuing education, required supervision, a clear plan for improvement with the practitioner, evidence of changes in the scope of practice, or termination of the practitioner from the MCO.

3.6.9.5     RECREDENTIALING PRACTICE SITE VISIT

            The MCO must conduct an on-site visit at the time of recredentialing to determine if there have been any changes in the facility, equipment, staffing, or medical record-keeping practices that would affect the quality of care or services provided to members of the MCO. Primary medical providers, OB/GYNs, and other high- volume specialists must be included in this site visit. The MCO is responsible for determining which high-volume specialists are subject to this visit, based on its own experience with the specialist.

3.6.9.6     ALTERING CONDITIONS OF PROVIDER PARTICIPATION

            MCOs must have plans for developing and implementing policies and procedures for altering conditions of a provider's participation with the MCO due to issues of quality of care and service. These policies and procedures need to specify actions the MCO may take before terminating the provider's participation with the MCO. Policies and procedures must have mechanisms in place for reporting serious quality deficiencies to the OMPP that could result in a provider's suspension or termination. These policies and procedures must specify how reporting will occur and the individual staff members responsible for reporting deficiencies.

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            The policies and procedures must include a well-defined appeals process for instances in which the MCO decides to alter the provider's condition of participation as a result of quality of care or service issues. The MCO must ensure providers are aware of the appeals process. Policies and procedures must include mechanisms to ensure that providers are treated fairly and uniformly.

3.6.9.7     CREDENTIALING PROVIDER HEALTH CARE DELIVERY ORGANIZATIONS

            The MCO must have policies and procedures for credentialing health care delivery organizations, including but not limited to, hospitals, home health agencies, freestanding surgical centers, laboratories, and subcontracted networks of providers.

            Every three years after the effective date of the initial contract the MCO must confirm the following:

            - That the organizations are in good standing with state and federal regulatory bodies.

            - That the organizations have been reviewed and approved by an accreditation body before contracting with the MCO.

            - That the organizations conform to the previously mentioned requirements.

            The MCO must also develop standards of participation and assess these providers accordingly if the provider has not received accreditation.

            The MCO is prohibited from contracting with or paying (except in the case of emergency situations) providers that are excluded from participation in Federal health care programs. The MCO must credential and recredential all providers. The MCO is required to report on the credentialing status of its providers, as required in the Reporting Manual.

            In accordance with 42 CFR 438.214, the credentialing and re-credentialing policies and procedures must be uniformly applied to all contracted providers. The MCO may not discriminate against providers serving high-risk populations or specializing in conditions requiring costly treatment. If the MCO declines to include an individual or group of providers in its network, the MCO must furnish written notice to the provider of the reason for its decision. The health plan must have written policies and procedures for monitoring its providers and for sanctioning providers who are out of compliance with the plan's medical management standards.

            In accordance with 42 CFR 438.12, the MCO is not required to contract with providers beyond the number necessary to meet the needs of its member. The MCO may choose to use different reimbursement amounts for different specialties or for different practitioners in the same specialty. The MCO is also permitted to establish measures that are designed to maintain quality of services and control

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            costs as long as they are consistent with the MCO's responsibilities to its members. Agreements with participating providers must include provisions to hold the State harmless and ensure continuation of benefits.

            The MCO must have a process in place to review and authorize all network provider contracts and review and authorize contracts established for reinsurance and third-party liability, if applicable.

3.6.9.8     PROVIDER ENROLLMENT AND EDUCATION

            All education/outreach materials designed for distribution to enrolled providers must be submitted to OMPP for review and approval at least 10 working days prior to distribution. The MCO must receive approval from OMPP prior to distribution of materials. OMPP's decision on any material is final.

3.6.9.9     MAINTENANCE OF MEDICAL RECORDS

            As required by Indiana Code [ILLEGIBLE], the MCO must assure that its participating providers maintain health records of all medical services received by the member from the MCO and its providers in accordance with 42 CFR 431.305 and 405 IAC 1-5-1. The medical record must include, at a minimum, a record of outpatient and emergency care, specialist referrals, ancillary care, laboratory and x-ray tests and findings, prescription for medications, inpatient discharge summaries, histories (including immunization) and physicals and a list of smoking and chemical dependencies.

            Medical records shall be maintained in a detailed and comprehensive manner which conforms to good professional medical practice, permits effective professional medical review and medical audit processes, and which facilitates an accurate system for follow-up treatment. Health records must be legible, signed and dated, and maintained for at least seven years as required by state and federal regulations. Confidentiality of medical records must be maintained in accordance with State and Federal regulations, include HIPPA.

3.6.9.10    MCO COMMUNICATIONS WITH PROVIDERS

            The MCO must establish and maintain a regular means of communicating and providing information on changes in policies, procedures and other network changes to its providers. This may include guidelines for answering written correspondence to providers, offering provider-dedicated phone lines, or a regular provider newsletter. The MCO must give 60-day advance notice to providers of significant changes that may affect the providers procedures (e.g. changes in subcontractors). In addition, the MCO must notify the State of significant changes at least 30 days prior to provision of the provider notification.

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            MCOs must provide a staff of sufficient size to respond timely to provider inquiries, questions and concerns regarding the MCO's Hoosier Healthwise delivery system.

3.6.10      PROGRAM INTEGRITY PLAN AND REPORTING STANDARD

            Pursuant to 42 CFR 438.601 and 438.610, the MCO must have a written program integrity plan that describes in detail the manner in which fraud and abuse will be detected. The plan should include, but not be limited to:

            - Written policies, procedures and standards of conduct that articulate the organization's commitment to comply with all applicable Federal and State standards.

            - A description of the safeguards the MCO will implement in order to avoid and detect fraud (i.e., process for verifying services are actually provided).

            - Designation of a compliance officer and a compliance committee who will be responsible for detecting fraud and monitoring the contracting process between the MCO and its subcontractors. The compliance officer and compliance committee will be accountable to senior management.

            - Training and education for the compliance officer and the organization's employees that will be provided to detect fraud.

            - Methods of establishing effective lines of communication between the compliance officer and the organization's employees.

            - A process for enforcing standards through well-publicized disciplinary guidelines.

            -     An internal monitoring and auditing process.

            - The manner (how, when, and to whom) in which fraud will be reported. The reporting guidelines must include mechanisms for reporting the following to the state regarding all complaints of fraud and abuse that warrant investigation:

                        - Number of complaints of fraud and abuse made to State that warrant preliminary investigation

                        -     Name

                        - Provider ID number (each provider is required to have a unique identifier)

                        -     Source of complaint

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                        -     Type of provider

                        -     Nature of complaint

                        -     Approximate dollars involved

                        -     Legal and administrative disposition of the case

            - Provision for prompt response to detected offenses, and for development of corrective action initiative relating to the MCO's contract.

            An annual summary of program integrity activities specific to the program must be submitted to OMPP and the MCO monitoring contractor within 60 days of the end of the contract year. The OMPP may assess liquidated damages, as specified in Section 3.16 of this BAA, for MCO non-compliance with this reporting standard.

3.6.10.1    MCO COMMUNICATIONS WITH INDIANA MEDICAID FRAUD CONTROL UNIT (IMFCU)

            The MCO shall immediately report to the IMFCU and OMPP any suspicion or knowledge of fraud and/or abuse, including but not limited to the false or fraudulent filings of claims and/or the acceptance or failure to return monies allowed or paid on claims known to be false or fraudulent. The reporting entity shall not attempt to investigate or resolve the reported suspicion, knowledge or action without informing the IMFCU and must cooperate fully in any investigation by the IMFCU or subsequent legal action that may result from such an investigation.

            If subsequent investigation or legal action results in a monetary recovery to the OMPP, the reporting MCO shall be entitled to share in such recovery following final resolution of the matter settlement agreement/final court judgment) and following payment of recovered funds to the State of Indiana. The MCO's share of recovery shall be as follows:

            From the recovery, the State (including the IMFCU) shall retain its costs of pursing the action, and its actual documented loss (if any). The State shall pay to the MCO the remainder of the recovery, not to exceed the MCO's actual documented loss. Actual documented loss of the parties will be determined by paid false or fraudulent claims, canceled checks or other similar documentation which objectively verifies the dollar amount of loss.

            If the State determines it is in its best interests to resolve the matter under a settlement agreement, the State has final authority concerning the offer, or acceptance, and terms of a settlement. The State shall exercise its best efforts to consult with the MCO about potential settlement. The MCO's preferences or

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            opinions about acceptance, rejection, or the terms of a settlement may be considered, but are not binding on the State.

            If final resolution of a matter does not occur until after the contract has expired, the preceding terms concerning disposition of any recovery and consultation with the MCO shall survive expiration of the contract and remain in effect until final resolution of a matter referred to the IMFCU by the MCO under this section.

            If the State makes a recovery in a matter where the MCO has sustained a documented loss but the case did not result from a referral made by the MCO, the recovery shall be distributed in accordance with the terms of this section.

3.6.11      REGIONAL NETWORK DEVELOPMENT REQUIREMENT AND REPORTING STANDARD

            OMPP recognizes the difficulty MCOs may have in developing networks outside of the urban areas of the state. Instead of requiring MCOs to concentrate on expanding networks into rural areas, MCOs contracting with the State should focus their efforts on providing quality health care to Hoosier Healthwise managed care members in geographical areas where the MCOs believe they can most effectively provide care However, MCOs are encouraged, but not required, to develop networks in rural areas of the state.

            The MCOs must maintain a comprehensive network in the service area where the MCO is contracted to provide services.

3.6.12      QUALITY IMPROVEMENT AND UTILIZATION REVIEW PROGRAM

            The MCO must monitor, evaluate, and take effective action to identify and address any needed improvements in the quality of care delivered to members by all providers in all types of settings. In addition, the MCO must have a utilization review program in place that meets the requirements specified in this BAA.

3.6.12.1 QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PROGRAM AND REPORTING STANDARD

            The MCO must have a quality improvement (QI) program that meets the requirements of 42 CFR 438.240. The activities of the QI program are to be designed in such a way that they lead to improvements in the MCO's functioning and delivery of health care to its Hoosier Healthwise members, and, to the extent possible, in the health outcomes of the members.

            The MCO will be required to submit quality improvement data that includes the status and results of performance improvement projects, as specified in the Reporting Manual. If the MCO does not comply with the submission of the quality improvement reporting requirements, OMPP will notify the MCO of the

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            noncompliance and will designate a period of time not less than ten
            (10) days in which the MCO must provide a written response to the notification or the OMPP reserves the right to assess liquidated damages in accordance with Section 3.16 of this BAA.

            The MCO Medical Director shall be responsible for the coordination and implementation of the QI program. The MCO shall establish an internal committee to monitor and evaluate quality improvement activities. The committee shall be representative of key management staff, MCO departments, and subcontractors, if appropriate. The MCO must send the Medical Director and/or any other appropriate personnel to the Hoosier Healthwise Quality Improvement Committee meetings to report on QI activities and to update OMPP on internal activities and outcomes. The MCO must send the Medical Director and/or any other appropriate personnel to the Clinical Advisory Committee (CAC) meetings and to the Drug Utilization Review (DUR) Board meetings.

            OMPP reserves the right to review the qualifications of individuals whom the MCO wishes to place in positions key to the operation of the QI program and related functions.

            The MCO must meet the following performance requirements:

            - The MCO must have an internal system for monitoring services, including clinical appropriate data collection and management for focused studies, internal quality improvement activities, and other quality improvement activities requested by the OMPP.

            - The MCO must conduct performance improvement projects that are designed to achieve, through ongoing measurements and intervention, significant improvement, sustained over time, in clinical care and nonclinical care areas that are expected to have a favorable effect on health outcomes and enrollee satisfaction. The performance improvement projects must involve the following:

                        - Measurement of performance using objective quality indicators.

                        - Implementation of system interventions to achieve improvement in quality.

                        -     Evaluation of the effectiveness of the
                              interventions.

                        - Planning and initiation of activities for increasing or sustaining improvement.

            - The MCO's performance improvement projects must be completed in a reasonable time period so as to generally allow information on the success of

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                  performance improvement projects in the aggregate and to
                  produce new information on quality of care every year. .

            - The MCO must report the status and results of each quality improvement project to the State as requested.

            - The MCO must have staff with expertise and skill sets in quality assurance and improvement, and in data collection and management.

            - The MCO must have written policies and procedures for quality improvement. Policies and procedures must include methods, timelines, and individuals responsible for completing each task.

            - The MCO must have mechanisms in place for detecting over-and under-utilization to be used in conjunction with its quality assessment and improvement program.

            - The MCO must participate appropriately in focused studies and in other studies requested by the OMPP.

            - The MCO must demonstrate an effort toward implementing member-targeted or PMP-targeted programs that result from areas for improvement identified through readiness review, focused studies, and internal quality improvement efforts.

            - The quality improvement program must include an assessment of quality and appropriateness of care provided to members with special needs, in accordance with 42 CFR 438.240(b)(4).

            - The MCO must report an national performance measures developed by CMS. The MCO must develop an approach for meeting the desired performance levels established by CMS upon release of the national performance measures, in accordance with 42 CFR 438.240(a)(2).

            - The MCO must participate in the Hoosier Healthwise Quality Improvement Committee (QIC), Managed Care Policy/Operations meetings, MCO Technical meetings, and Clinical Studies meetings. See Section 3.6.1.2.

            - The MCO must submit quarterly reports, as described in the Reporting Manual, on its QI program and activities and performance.

            - The MCO must be able to demonstrate that its QI program is integrated throughout the organization, and by any subcontractors, if appropriate, for the purposes of assessment, evaluation and implementation of modifications and changes.

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            -     The MCO should conduct a quality of care chart audit at least bi-annually of providers of services, including service providers of its subcontractors. Methods for conducting the chart audit should be described within the quality improvement plan.

            - The MCO must participate in measuring indicators related to areas of clinical priority and quality of care. The CAC and the QIC will establish areas of clinical priority and indictors of care. These may vary from one year to the next and they will reflect the needs of the Indiana Hoosier Healthwise population. Examples of areas of clinical priority for which measures have been studied include:

                        -     Immunization rates;

                        -     EPSDT;

                        -     Prenatal care initiation;

                        -     Cervical cancer screening; and

                        -     Access to care.

                  The MCO will be required to conduct focused studies and other quality measures such as Medicaid HEDIS measures. Focused studies and quality measures activities will be coordinated with the OMPP and its designated contractor. The MCO is expected to attend clinical studies meetings held for the purposes of developing study design and for coordination of related activities.

            - The MCO must have procedures to measure various quality indicators. These indicators may be modified or vary at the discretion of the Quality Improvement Committee or Clinical Advisory Committee. The MCO must have in place a quality improvement process that uses at least these indicators to refine and develop MCO policies and procedures.

            - The MCO must have procedures in place to conduct performance feedback to providers that discusses clinical and facility indicators and ways to improve performance.

3.6.12.2    UTILIZATION REVIEW (UR) REQUIREMENT AND UR REPORTING STANDARD

            The MCO must maintain an efficient utilization review program that:

            -     Identifies instances of over-and under-utilization

            -     Identifies aberrant provider practice patterns

            -     Ensures active participation of a normal review committee

            -     Evaluates efficiency and appropriateness of service delivery

            -     Facilitates program management and long-term quality

            -     Identifies critical quality of care issues.

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            The MCO is encouraged to monitor utilization through retrospective reviews. As part of the utilization review, the MCO must monitor utilization of preventive care services by members and access to preventive care, specifically to identify members who are not accessing preventive care services, as appropriate, and in accordance with preventive care standards, during their enrollment period with the MCO. The MCO is responsible for conducting follow-up education to the identified members to ensure that preventive care services are accessed appropriately and in accordance with preventive care standards.

            The major components of the MCO's utilization review (UR) program should encompass, at a minimum, the following:

            - A utilization review committee directed by the MCO's Medical Director to oversee the utilization review process.

            - Sufficient resources to regularly review the effectiveness of the utilization review process, and to make changes to the process as needed.

            - The MCO must have written policies and procedures for utilization management and authorization of service that conform with industry standards. Policies and procedures must include methods, timelines, and individuals responsible for completing each task. The MCO must require that all subcontractors comply with these policies and procedures.

            In accordance with 42 CFR 438.210, the MCO's utilization review program must comply with the following requirements:

            - The MCO must adopt practice guidelines that are based on valid and reliable clinical evidence or consensus among clinical professionals, and consider the needs of members. Guidelines must be selected upon consultation with contracting professionals and must be reviewed and updated periodically. The MCO must distribute the guidelines to all providers and make the guidelines available to all members and potential members upon request.

            - The MCO must consistently apply review criteria and consult with requesting providers, as appropriate.

            - Clinical professionals who have appropriate clinical expertise in the treating member's condition or disease must make all decisions to deny a service authorization request or to authorize a service in an amount, duration or scope that is less than requested.

            - The MCO must define service authorizations in a manner that at least includes a member's request for the provision of a service.

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            -     The MCO must provide a notice of action to members in writing, which notifies members of decisions to deny a service authorization request or to authorize a service in an amount, duration or scope that is less than requested. Notices must be mailed a least 10 days prior to the effective date of the action. The notifications must meet all requirements stated within 3.6.7.4.1 and 3.6.7.4.2 regarding non-prevalent languages, oral interpretation and format. The form letters used must be approved by OMPP. In addition, the MCO must also provide written notification to the requesting provider. The member notification must clearly explain:

                        - The action the MCO has or intends to take (i.e., deny or reduce services)

                        -     The reason for the action

                        - The member's or the provider's right to file an appeal

                        - The procedures for exercising the member's right to file an appeal or grievance

                        - The circumstances under which the member may file an expedited grievance or appeal and the process for requesting and expedited resolution

                        - The enrollee's right to have benefits continue pending the resolution of an appeal and the process for requesting continued benefits

                        - The circumstances under which a member may be required to pay the costs of continued benefits

                        - The enrollee's right to represent himself or use legal counsel, a relative, a friend or other spokesman

                        -     The specific regulations that support the action

                        - If the member has exhausted the MCO's appeal process, an explanation of the enrollee's right to request a FSSA Hearing.

            - The MCO must notify members of standard authorization decisions as expeditiously as required by the member's health condition, not to exceed 14 calendar days after the request for services. Extensions of up to 14 calendar days are permitted if the member or provider requests an extension or if the MCO justifies to the State a need for more information and explains how the extension is in the member's best interest. If the MCO does not make a decision within the timeframe, the MCO must notify the member on the last day of the decision timeframe that is has not made a decision. OMPP considers untimely decisions to be denials.

            - The MCO must make and notify enrollees of decisions to terminate, suspend, or reduce previously authorized Hoosier Healthwise-covered services at least 10 days before the date of action, with the following exceptions:

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            -     Notice is shortened to five days if probable member fraud has been verified

            - Notice may occur no late than the date of the action in the event of:

                        -     The death of a member;

                        - The MCO's receipt of a signed written statement from the member requesting service termination or giving information requiring termination or reduction of services (the member must understand the result of supplying this information);

                        - The member's admission to an institution and consequential ineligibility for further services;

                        - The member's inaccessibility via mail in the event that the member's address is unknown and mail directed to the member him has no forwarding address;

                        - The member's acceptance for Medicaid services by another local juriscdiction;

                        - A prescribed change in the level of medical care by the member's physician;

                        - An adverse determination made with regard to the preadmission screening requirements for NF admissions on or after January 1, 1989; or

                        - Endangered safety or health of the individuals in the facility;

                        - Sufficient improvement in the resident's health that allows a more immediate transfer or discharge

                        - An immediate transfer or discharge required by the member's urgent medical needs

                        - A member's residency in the nursing home of less than 30 days

            - The MCO must notify the member of a decision to deny payment on the day of the MCO's decision.

            - The MCO makes expedited review decisions as expeditiously as required by the member's condition, but no later than three business days after the request, when appropriate. The expedited review period may be extended up to 14 calendar days if requested by the member. If the MCO does not make a decision within the timeframe, the MCO must notify the member on the last day of the decision timeframe that is has not made a decision. OMPP considers untimely decisions to be denials.

            - The MCO must not provide incentives for denying, limiting or discontinuing medically necessary services to individuals that conduct utilization management

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            - The services provided under this contract must be no less than the amount, duration, and scope for the same services furnished under Traditional Medicaid. Pursuant to 42 CFR 438.210(a)(3), the MCO may place appropriate limits on coverage on the basis of medical necessity or utilization control criteria, provided the services furnished can reasonably be expected to achieve their purpose. The MCO is prohibited from arbitrarily denying or reducing the amount, duration or scope of required services solely because of diagnosis, type of illness or condition.

            A written UR plan detailing how the MCO's UR program works, and how it relates to PMPs and other providers via individual feedback, must be submitted to the OMPP with the first quarterly report of 2001. OMPP may assess liquidated damages, as specified in Section 3.16, for MCO non-compliance with this reporting standard.

3.6.13      MANAGEMENT INFORMATION SYSTEMS

            In accordance with 42 CFR 438.242, the MCO must have available a claims processing and management information system sufficient to support network provider claims payments and data reporting between the MCO and the State or its designee, including but not limited to utilization, grievances and appeals. The MCO must demonstrate and maintain the capability to control, process, and pay providers for services rendered to plan members in accordance with Indiana Code 12-15-13.

            The MCO will receive detailed claims submissions from both network and out-of-network providers. The MCO shall have the capability to collect and generate service-specific procedures and diagnosis data on a per member basis, to price specific procedures or encounters (depending on the agreement between the provider and the MCO), and to maintain detailed records of remittances to providers. The MCO is responsible for annual 1099 reporting of provider earnings. The MCO must have written policies, procedures and an operational plan in place for information systems that will transmit shadow claims to the State no later than one year from the date of services. The MCO is expected to meet a shorter time frame for a specified percentage of claims. See Section 3.6.13.3 for the shadow claims requirements.

            Management information systems capabilities are necessary to collect, analyze, integrate and report data for the following areas:

            - Member data exchange

            - Provider data exchange

            - Member and provider grievances and appeals

            - MCO provider network data, including additions, changes, and deletions

            - Shadow claim/encounter data reporting

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            - Third party liability

            - Claims processing

            - internal quality improvement measures

            - Utilization monitoring, including tracking and monitoring members with special needs

            The MCO must make all collected information available to OMPP and upon request to CMS.

            OMPP requirements in each of the areas listed above are described in the following subsections. The MCO must also meet the quarterly reporting requirements listed in the Reporting Manual.

3.6.13.1    MEMBER ENROLLMENT DATA CHANGE

            As stated in Section 3.5.3, OMPP will maintain enrollment data and notify the MCOs of members who are enrolled with the MCO. OMPP will maintain an updated enrollment roster as a part of the Indiana eligibility file for MCOs. This eligibility file will determine the monthly capitation payment for the MCO.

            The MCO must verify member eligibility and the capitation received for each eligible member. The MCO is financially responsible for any member for whom it receives eligibility or capitation. The MCO must have a process to reconcile their eligibility and capitation records monthly. The MCO must identify eligibility/capitation discrepancies and notify OMPP or EDS within 30 days of discovering the discrepancy.

            The MCO must accept enrollment data via cartridge or bulletin board access as directed by OMPP. The MCO must load the eligibility information into their claims system within five days of receipt. Because the enrollment rosters are produced semi-monthly and the IndianaAIM system is updated with daily ICES transmissions, changes in enrollment may occur during the interim period between the production of the roster and the effective date. For example, a member who is auto-assigned to an MCO on the 20th day of the month with an effective date on the first day of the following month appears on the MCO enrollment roster produced on the 26th of the month. If that member loses eligibility in the Hoosier Healthwise program, and that loss is reported between the 26th day and the end of the month, this deletion is included on the second enrollment roster of the month. Because the member lost eligibility prior to the effective date in the MCO network, he or she is reported as a deleted member on the next enrollment roster. An automated eligibility reconciliation process is currently in development. When completed, this process will assist MCOs in the reconciliation of membership records at quarterly intervals.

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3.6.13.2    CLAIMS PROCESSING

            MCOs must have a detailed approach to claims processing, including electronic claims submission (ECS), for both in and out-of-network providers that submit claims. The approach should address all claim types (CMS 1500, UB92, and Pharmacy). The MCO must comply with the claims processing standards under Indiana Code 12-15-13-1.6 and 12-15-13-1.7.

            The approach should also take into account communication with providers, particularly out-of-network providers, and ensure that submission requirements are efficient and not burdensome for all providers. For example, the MCO could establish a central claims submission point for all out-of-network and self-referral providers. The MCO must adhere to any federally mandated electronic claims submission standards and any other standards as directed by OMPP.

3.6.13.3    SHADOW CLAIMS REPORTING

            It is OMPP's goal to improve the quality of, and access to, Hoosier Healthwise services. In order to ensure that these goals are being met in Hoosier Healthwise, OMPP must track expenditures and service utilization on an ongoing and regular basis.

            The State must collect information that is sufficient to calculate future capitation rates. Information must also be collected that enables the calculation of reimbursement rates for the fee-for-service reimbursement system. This information is gathered in the form of shadow claims (or encounter data). Shadow claims are reports of individual patient encounters with an MCO's healthcare network. These claims contain fee-for-service equivalent detail as to procedures, diagnoses, place of service, billed amounts, and rendering/billing providers, as well as detailed claims data for utilization analysis, quality improvement program analysis, and future capitation rate adjustments.

            The MCO must collect shadow claims/encounter data in standard formats and verify that the data is accurate, complete and timely. The MCO is responsible for ensuring the timely receipt of shadow claims from its capitated providers. The MCO is also responsible for the timely provision of shadow claims to OMPP. The MCO must have policies for using incentives, sanctions, or other sanction-like programs to ensure timely receipt of shadow claims from its capitated providers.

            Shadow claims will be reviewed for, at least, four elements: timeliness, completeness, correctness and accuracy. See Section
            3.6.13.3.1 below for the specifics of what is expected for each of these named elements. The State will assess liquidated damages, in accordance with Section 3.16 of this BAA, for failure to comply with these requirements.

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3.6.13.3.1  SHADOW CLAIMS REQUIREMENTS AND SUBMISSION STANDARDS

            MCOs must submit shadow claims data in an electronic format that adheres to the data specification in the Electronic Claims Submission Manual and any other federally mandated electronic claims submission standard. The MCO must submit at least one batch of shadow claims for UB-92, CMS 1500 and pharmacy claims each month. More than one submission is acceptable, but an overall average of calendar monthly submissions will be assessed for compliance with requirements below and will be subject to liquidated damages assessments for non-compliance.

            A shadow claim must be submitted to the State's fiscal agent for every service rendered to an MCO member MCOs must meet requirements for shadow claims submissions for the elements of timeliness, completeness, correctness, and accuracy as follows:

            TIMELINESS: The MCO must file a shadow claim within 365 days from the first date of service

            The OMPP will conduct an annual review to determine MCO compliance with the submission schedule and liquidated damages will be assessed, in accordance with Section 3.16 of this BAA.

            COMPLETENESS: Each shadow claim will be assessed for its compliance with pre-cycle edits. For each batch of shadow claims submitted, 98 percent of the batch must pass all pre-cycle edits. The remaining two (2) percent must be corrected and resubmitted until a 100 percent accuracy rate is achieved. Each time the batch is resubmitted, it is treated as a new submission and checked for compliance with the 98 percent standard. As batches are resubmitted, these batches will be included in the overall average of calendar monthly submissions. Liquidated damages will be assessed, per claim type, in accordance with the schedule in Section 3.16 of this BAA, for submissions that fall below the 98 percent standard.

            CORRECTNESS: For each claim type submitted in shadow claims, 85 percent of those claims must adjudicate with a paid status in a calendar month. Each resubmission will be included in the overall average of calendar monthly submissions for the calculation of paid/denied status. Eighty-five percent of all shadow claims must be adjudicated in IndianaAIM with a paid status within 365 days of the first date of service on the claim. Liquidated damages will be assessed, by claim type, in accordance with the schedule in Section
            3.16 of this BAA, for submissions that fall below the 85 percent compliance standard. The OMPP recognizes that certain claims will be denied appropriately, so it may not be possible at any time to attain 100 percent paid claims. However, the remaining 15 percent must be corrected and resubmitted with a goal of achieving as close to 100 percent paid status as possiible.

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            ACCURACY: In addition, the MCO must ensure that shadow claims submissions are accurate. The MCO must submit to OMPP its internal criteria for determining claims payment accuracy, their internal standard for an acceptable level of accuracy, as well as its monitoring plan for determining levels of accuracy. The monitoring plan must include a description of any liquidated damages, sanctions or sanction-like provisions employed to ensure accuracy of claims, and how often the MCO conducts its claims accuracy audits. The OMPP will regularly monitor MCO shadow claims for accuracy. The OMPP reserves the right to assess liquidated damages, similar to that described in the MCO monitoring plan for non compliance. The MCO must submit the status and results of its internal Hoosier Healthwise claims audit to OMPP. OMPP reserves the right to re-audit claims or perform a random sample audit of all claims.

            The MCO shall report problem(s) with shadow claims submissions at the monthly MCO technical meeting. The purpose of the meeting is to provide a forum for MCO technical support staff to ask questions related to data exchange issues and shadow claims issues. In addition, the MCO must report on the measures it is taking to correct any shadow claims submission problem(s) that have been identified. The MCO must include a discussion of the quarter's claims submission problem(s) and its corrective action plan and progress in the quarterly quality report submitted to OMPP.

3.6.13.4    THIRD-PARTY LIABILITY REPORTING

            Federal regulations require that OMPP's contract with risk-based managed care entities specify any activities to be performed by the MCO relating to third party liability (TPL) requirements in 42 CFR 433.138, Subpart D. MCOs will be responsible for identifying and collecting third party liability information, and may retain third party liability collections.

            The State's fiscal agent will provide each MCO with a monthly listing, on tape, of the known TPL resources for its members. The tape will be produced monthly and will report information relating to:

            - Member name/RID/SSN

            - Carrier name/Address/Phone number/Contact person

            - Policyholder name/Address/SSN/Relationship to member

            - Policy number/Effective date/Coverage type

            The MCO will provide the same categories of information to the fiscal agent each month for those members where it identifies newly discovered health insurance, a change in an member's health insurance coverage, or casualty insurance coverage available to an member that has not been included in the fiscal agent's monthly listing.

            The MCO shall notify the local county DFC office within 30 days of the date it becomes aware of the death of one of its Hoosier Healthwise members, giving the

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            member's full name, address, Social Security Number, member identification (RID) number, and date of death. The MCO will have no authority to pursue recovery against the estate of a deceased Medicaid member.

            As TPL information is a component of capitation rate development, MCOs must maintain records regarding TPL collections sufficient to comply with the financial reporting requirements described in this BAA. TPL recovery information will be reported to OMPP annually.

3.6.13.4.1  MCO TPL RESPONSIBILITIES - COST AVOIDANCE

            When the MCO is aware of health or casualty insurance coverage prior to paying for a health care service for a member, it shall avoid payment by rejecting a provider's claim and direct that the claim be submitted first to the appropriate third party.

            If insurance coverage is not available, or if one of the exceptions to the cost avoidance rule discussed in Section 3.6.13.4.2 applies, then payment must be made and a claim made against the third party, if it is determined that the third party is or may be liable.

            The MCO must ensure that its cost avoidance efforts do not prevent a member from receiving medically necessary services in a timely manner.

3.6.13.4.2  COST AVOIDANCE EXCEPTIONS

            In the following situations, the MCO must first pay the provider and then coordinate with the liable third party:

            - The coverage is derived from a parent whose obligation to pay support is being enforced by the State Title IV-D Agency and the provider of service has not received payment from the third party within 30 days after the date of service.

            - The claim is for prenatal care for a pregnant woman or for preventive pediatric services (including EPSDT) that are covered by the Medicaid program.

            - The claim is for labor, delivery and post-partum care, and does not involve hospital costs associated with the inpatient hospital stay.

            If any other third party payor fails to respond within 90 days of the date of the provider's attempt to bill, the MCO must pay the claim upon submission by the provider of the claim and documentation supporting the billing provider's persistent attempts to obtain payment. Such documentation can include copies of unpaid bills or statements sent to the third party or copies of complaints filed with the Department of Insurance. A written explanation from the billing provider of

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            attempts to bill, dates of contracts, and response of third party should also be included. The MCO can propose other documentation requirements, but must assure that any additional requirements do not serve only to further delay payment.

            If the MCO was not aware of third party coverage at the time services were rendered or paid for, the MCO shall pursue reimbursement from potentially liable third parties, if it is cost-effective to do so.

            The OMPP has a cost avoidance waiver for pharmacy claims. This means that pharmacy providers, unlike other Medicaid providers, are not required to bill potentially liable third parties before filing claims for Medicaid payment. The MCO may negotiate agreements with its contracted pharmacy providers to cost avoid; however, if there are situations where the MCO is responsible for payment of an out-of-network or out-of-area claim to a non-contracted pharmacy provider, the MCO must follow fee-for service policy by paying the claim, including any co-payments, and then pursuing reimbursement from the liable third party.

3.6.13.4.3  COORDINATION OF BENEFITS

            If a Hoosier Healthwise member enrolled with the MCO is also enrolled or covered by a health or casualty insurer, the MCO is fully responsible for coordinating benefits so as to maximize the utilization of third party coverage. The MCO must share information on its members with special health care needs, with other MCOs, as specified by OMPP and in accordance with 42 CFR 438.208(b). In the process of coordinating care, the MCO must protect each member's privacy in accordance with the confidentiality requirements stated in 45 CFR 160 and 164. The MCO shall be responsible for payment of the member's coinsurance, deductibles, co-payments, and other cost-sharing expenses, but the MCO's total liability shall not exceed what the MCO would have paid in the absence of TPL, after subtracting the amount paid by the primary payor. There is one exception to this general rule because of the cost avoidance waiver discussed in the previous section. Co-payments imposed by a primary payor for pharmacy services remain the responsibility of the MCO, regardless of the amount paid for the service by the primary insurer. This exception does not apply to deductibles or coinsurance amounts for pharmacy services or co-payments, deductibles or coinsurance amount for any other service.

            The MCO shall coordinate benefits and payments with the health or casualty insurer for services authorized by the MCO, but provided outside the MCO's plan. Such authorization may occur prior to provision of service but any authorization requirements imposed on the member or provider of service by the MCO must not prevent or unduly delay a member from receiving medically necessary services. MCOs must include in their responses a detailed explanation of any authorization procedures they propose as part of their coordination of benefits efforts. The MCO remains responsible for the costs incurred by the member with respect to

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            care and services which are included in the MCO's capitation rate, but which are not covered or payable under the health or casualty insurer's plan.

            If the Hoosier Healthwise member's primary insurer is a commercial HMO and the MCO cannot efficiently coordinate benefits because of conflicts between the primary HMO's rules and the MCO's rules, the MCO may submit a written request for disenrollment to the enrollment broker. The request must provide the specific description of the conflicts and explain why benefits cannot be coordinated. The enrollment broker will consult with the OMPP and the request for disenrollment will be considered and acted upon promptly.

3.6.13.4.4  CASUALTY CASES

            The MCO may exercise any independent subrogation rights it may have under Indiana law in pursuit or collection of payments it has made when a legal cause of action for damages is instituted by the member or on behalf of the member. Any recoveries made may be retained by the MCO, but must be reported to the OMPP.

3.6.14      FINANCIAL REPORTING REQUIREMENTS

            The MCO must submit financial information including:

            - Department of Insurance quarterly audited statements

            - Certified annual audits

            - The final management letter provided by the independent certified public accountants shall be provided to OMPP along with the required financial statements

            - Insurance and re-insurance coverage

            - Health Employer Data Information Set (HEDIS(R)) Financial
              Stability Indicators

            - Utilization rates by category of service

            Please see Appendix 4 for financial reporting requirements.

            If the MCO does not meet the financial requirements, the State will notify the MCO of the non-compliance and designate a period of time, not less than ten days in which the MCO must provide a written response to the notification. OMPP will reserve the right to assess liquidated damages in accordance with Section 3.16 of this BAA.

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3.6.15      DISPUTE RESOLUTION PROCESSES

            A contract between the MCO and another entity for the provision of services under the Hoosier Healthwise managed care program must include a contract clause outlining a dispute resolution procedure for all disputed claims. The MCO also must develop and maintain a dispute resolution process to resolve disputed claims between the MCO and any provider not contracted with the MCO. The dispute resolution process must be in compliance with the Claims Dispute Resolution process outlined in the MCO's contract with the State.

3.7         REINSURANCE REQUIREMENTS

            The MCO must purchase reinsurance from a commercial reinsurer and must establish reinsurance agreerments meeting the requirements listed below. These agreements must be reviewed and approved by the State prior to their effective date.

            - The attachment point must be equal to or less than $75,000.

            - Reinsurance agreements must transfer risk from the ceding company to the reinsurer.

            - The reinsurer's payment to the ceding company must depend on and vary directly with the amount and timing of claims settled under the reinsured contract. Contractual features that delay timely reimbursement are not acceptable.

            - The MCO must follow the National Association of Insurance
              Commissioners' (NAIC) Reinsurance Accounting Standards and document its compliance with NAIC.

            - Subcontractors' reinsurance coverage requirements must be clearly defined in the reinsurance agreement.

            - If subcontractors do not obtain reinsurance on their own, the MCOs should be required to forward appropriate recoveries from stop-loss coverage to applicable subcontractors.

            - MCOs must receive reinsurance coverage of at least
              $2,000,000/member/year.

            - If the MCO elects to self-insure, it must provide audited financial information on its insurance subsidiary and obtain Moody's or Standard and Poor's bond and claims-paying ability ratings for its insurance subsidiary.

            - MCOs must obtain continuation of Coverage (Insolvency Insurance)
              to cover members who are in an acute care hospital/nursing facility setting until their

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              discharge and to continue plan benefits for members until the end of the period for which premiums have been paid.

            - Subcontractors should be encouraged to obtain their own stop-loss coverage with the above-mentioned terms.

            - MCOs are required to obtain reinsurance from insurance
              organizations that have S&P claims-paying ability ratings of "AA" or higher.

            - MCOs are required to obtain reinsurance from insurance
              organizations that also have Moody's bond ratings of "A1" or higher.

3.8         CHANGE IN SCOPE OF WORK

            An approved contract amendment is required whenever a change affects the payment provisions, the term or scope of the contract. Formal contract amendments may be negotiated by the State with the MCO on an annual basis to address changes to the terms and conditions, or the cost of the scope of work included under the contract which may result from new federal or state legislative requirements or medical policy mandates. An approved contract amendment is defined as one approved by OMPP, the MCO, and all other applicable State and Federal agencies prior to the effective date of such change.

            IFSSA/OMPP may use contract amendments to reduce or increase the scope of services in MCO contracts prior to their expiration to comply with changes in federal mandates for the Medicaid and/or CHIP Program or other circumstances as deemed necessary by the State. The State will establish processes for notifying MCOs of such changes when they occur and may adjust MCO capitation payments as determined by the State's actuaries.

3.9         TERMINATION OF CONTRACT

            The contract between the parties may be terminated on the following bases listed below:

            - By mutual written agreement of the State and MCO.

            - By the State, in whole or in part, whenever the State determines that the MCO has failed to satisfactorily perform its contracted duties and responsibilities and is unable to cure such failure within 60 days after receipt of a notice specifying those conditions.

            - By the State, in whole or in part, whenever, for any reason, the
              State shall determine that such termination is in the best interest of the State, with sufficient prior notice to the MCO as defined by Section 3.9.2.

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         -        By the State, in whole or in part, whenever funding from
                  State, Federal, or other sources are withdrawn, reduced, or limited, with sufficient prior notice to the MCO.

         - By the State, in whole or in part, whenever the State determines that the instability of the MCO's financial conditions threatens delivery of Medicaid services and continued performance of MCO responsibilities.

         Each of these circumstances is incorporated in the following sections. The State will provide the MCO with a hearing prior to contract termination in accordance with the 42 CFR Section 438.708. The notice of termination will include appeal rights. After the State notifies an MCO that it intends to terminate the contract, the State may give the MCO's members written notice of the State's intent to terminate the contract and allow the members to disenroll immediately.

3.9.1    TERMINATION FOR DEFAULT

         The State may terminate the Contract, in whole or in part, whenever the State determines that the MCO or subcontractor has failed to satisfactorily perform its contracted duties and responsibilities and is unable to cure such failure within a reasonable period of time as specified in writing by the State, taking into consideration the gravity and nature of the default. Such termination shall be referred to herein as "Termination for Default."

         Upon determination by the State that the MCO has failed to satisfactorily perform its contracted duties and responsibilities, the MCO shall be notified in writing, by either certified or registered mail, of the failure and of the time period of sixty (60) days which has been established to cure such failure. If the MCO is unable to cure the failure within the specified time period, the State will notify the MCO that the Contract, in full or in part, has been terminated for default.

         If, after notice of termination for default, it is determined by the State or by a court of law that the MCO was not in default or that the MCO's failure to perform or make progress in performance was due to causes beyond the control of, and without error or negligence on the part of, the MCO or any of its subcontractors, the notice of termination shall be deemed to have been issued as a termination for the convenience of the State, and the rights and obligations of the parties shall be governed accordingly.

         In the event of termination for default, in full or in part, as provided under this clause, the State may procure, upon such terms and in such manner as is deemed appropriate by the State, supplies or services similar to those terminated, and the MCO shall be liable for any costs for such similar supplies and services and all other damages allowed by law. In addition, the MCO shall be liable to the State for administrative costs incurred to procure such similar supplies or services as are needed to continue operations.

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         In the event of a termination for default prior to the start of operations, any claim the MCO may assert shall be governed by the procedures defined in Section 3.9.6 of this BAA.

         In the event of a termination for default during ongoing operations, the MCO shall be paid for any outstanding capitation payments due, less any assessed damages.

         The rights and remedies of the State provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under the Contract.

3.9.2    TERMINATION FOR CONVENIENCE

         The State may terminate performance of work under the Contract, in whole or in part, whenever, for any reason, the State shall determine that such termination is the most appropriate action for the State of Indiana. The provisions of this clause may also be applied to a termination of mutual agreement.

         In the event that the contract is terminated pursuant to this provision, the MCO shall be notified in writing by either certified or registered mail either sixty (60) days prior to or such other reasonable period of time prior to the effective date, of the basis and extent of termination. Termination shall be effective as of the close of business on the date specified in the notice.

3.9.3    TERMINATION FOR UNAVAILABLE FUNDS

         When the Director of the State Budget Agency makes a written determination that funds are not appropriated or otherwise available to support continuance of performance of this Contract, the Contract shall be canceled. A determination by the Budget Director that funds are not appropriated or otherwise available to support continuation of performance shall be final and conclusive.

3.9.4    TERMINATION FOR FINANCIAL INSTABILITY

         In the event that the MCO becomes financially unstable to the point of threatening the ability of the State to obtain the services provided for under the Contract, ceases to conduct business in normal course, makes a general assignment for the benefit of creditors, or suffers or permits the appointment of a receiver for its business or assets, the State may, at its option, immediately terminate this Contract effective at the close of business on the date specified. In the event the State elects to terminate the contract under this provision, the MCO shall be notified in writing, by either certified or registered mail, specifying the date of termination. The MCO shall submit a written waiver of the MCO's rights under the federal bankruptcy laws. In the event of the filing of a petition in bankruptcy by or against a principal subcontractor, the MCO shall immediately so advise the Contract Administrator as specified in the contract between the State and the

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         MCO. The MCO shall ensure that all tasks related to the subcontract are performed in accordance with the terms of this Contract.

3.9.5    TERMINATION FOR FAILURE TO DISCLOSE RECORDS

         The State may terminate the Contract, in whole or in part, whenever the State determines that the MCO has failed to make available to any authorized representative of the State, any administrative, financial and medical records relating to the delivery of times or services for which State Medicaid and CHIP program dollars have been expended.

         In the event that the Contract is terminated pursuant to this provision, the MCO shall be notified in writing, either by certified or registered mail, either sixty (60) days prior to or such other reasonable period of time prior to the effective date, of the basis and extent of the termination. Termination shall be effective as of the close of business on the date specified in the notice.

3.9.6    PROCEDURES FOR TERMINATION

         Upon delivery by certified mail or registered mail to the MCO of a Notice of Termination, specifying the nature of the termination and the date upon which such termination becomes effective, the MCO shall:

         - Stop work under the Contract on the date, and to the extent specified in the Notice of Termination.

         - Place no further orders or subcontracts for materials, services or facilities.

         - Notify all of the MCO's members regarding the date of termination and the process by which members will continue to receive medical care.

         - Terminate all orders and subcontracts to the extent that they relate to the performance of work terminated by the Notice of Termination.

         - Assign to the State in the manner, and to the extent that they relate to the performance of work terminated by the Notice of Termination.

         - Assign to the State in the manner, and to the extent directed, all of the rights, titles, and interests of the MCO under the orders or subcontracts so terminated.

         - With the approval of the State, settle outstanding liabilities and all claims arising out of such termination of orders and subcontracts.

         - Within ten working days from the effective date of the termination, transfer title to the State of Indiana (to the extent that title has not already been transferred) and deliver, in the manner and to the extent directed, all data,

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                  other information and documentation, in any form that relates to the work terminated by the Notice of Termination.

         - Complete the performance of such part of the work as has not been specified for termination by the Notice of Termination.

         - Take such action as may be necessary, or as the State may direct, for the protection and preservation of the property related to the Contract which is in the possession of the MCO and in which the State has or may acquire an interest.

         - Assist the State in taking the necessary steps to ensure a smooth transition of Requested Services after receipt of the Notice of Termination.

         The MCO acknowledges that any failure or unreasonable delay on its part in affecting a smooth transition will cause irreparable injury to the State, which may not be adequately compensable in damages. The MCO accordingly agrees that the State may, in such event, seek and obtain injunctive relief, as well as monetary damages. Any payments made by the State pursuant to this section may also constitute an element of damages in any action in which MCO default is alleged.

         The MCO shall proceed immediately with the performance of the above obligations. Upon termination of this Contract in full, the State shall require the MCO to return to the State any property made available for its use during the Contract term.

3.9.7    REFUNDS OF ADVANCED PAYMENTS

         The MCO shall, within thirty (30) days of receipt, return any funds advanced for coverage of members for periods after the date of termination of the contract.

3.9.8    LIABILITY FOR MEDICAL CLAIMS

         The MCO shall be liable for all medical claims incurred up to the date of termination. This shall include the relevant portion of hospital inpatient claims incurred for members hospitalized at the time of terminating.

3.9.9    TERMINATION CLAIMS

         If the Contract is terminated under this section, the MCO shall be entitled to be paid a prorated capitation amount, determined by the State based on available information, for the month in which notice of termination was received for the service days prior to the effective date of termination. The MCO shall have the right of appeal, as stated under the subsection on Disputes, of any such determination. The MCO shall not be entitled to be paid for any services performed after the effective date of termination.

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3.9.10   RIGHT TO SUSPEND OPERATIONS

         If, at any time during the operations phase of the Contract, the state determines that it is in its best interest to temporarily suspend enrollment, reassign all or some members to another health plan, terminate payments, or any part thereof, the State may do so by providing the MCO with written notice to that effect. The MCO shall, immediately upon receipt of such notice, cease providing services for the period specified in such notice. The MCO shall be responsible for any administrative costs incurred by the State as a result of suspending operations.

3.10     INDEMNIFICATION

         The MCO, its subcontractors and its providers shall indemnify and hold harmless the State, its officers, and employees from all suits, actions, or claims of any character brought because of injuries or damage received or sustained by any person, persons, or property. The contracting MCO also undertakes to indemnify and hold the State harmless from all losses, costs, damages, and all fees arising out of or in any manner connected with the MCO's performance of managed care services under the contract. The State shall not provide such indemnification to the contractor.

3.11     KICKBACKS

         Each MCO must certify and warrant that no gratuities, kickbacks, or contingency fees were paid in connection with the contract, nor were any fees, commissions, gifts, or other considerations made contingent upon the award of the contract.

3.12     ASSIGNMENTS

         MCOs shall not sell, transfer, assign, or otherwise dispose of the contract or any portion thereof or of any right, title, or interest therein without the prior written consent of the state. Such consent, if granted, shall not relieve the MCO of its responsibilities under the contract. This provision includes reassignment of the contract due to change in ownership of the organization.

3.13     AUDIT OR EXAMINATION OF RECORDS

         Throughout the duration of the contract term, or until all other pending matters are closed, whichever is later, and for a period of three years after termination of the contract, each MCO, in accordance with 45 CFR, 92.36(i), shall agree that the State Board of Accounts or any authorized representative of the State, and where Federal funds are involved, the Comptroller General of the United States or any other authorized representative of the United States Government, shall have access to, and the right to examine, audit, excerpt, and transcribe any pertinent books, documents, paper, and records of the contractor related to order, invoices, or payments under the contract. The contractor further expressly agrees to provide full cooperation and access to such records and personnel and to provide

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         such information as shall be requested by the state Insurance
         Commissioner or her designee.

3.14     FINANCIAL ACCOUNTING REQUIREMENTS

         Each MCO shall maintain accounting records relating directly to performance of the contract. Accounting records shall be maintained in accordance with generally accepted Federal cost accounting standards and principles and in accordance with NAIC. The MCO must provide documentation that it is in compliance with NAIC standards. In accordance with 42 CFR 455.100-104, the MCO must notify OMPP of any person or corporation with five percent or more of ownership or controlling interest in the MCO and must submit financial statements for these individuals or corporations. Financial records should include matters of ownership, organization, and operation of the MCO's financial, medical, and other record keeping systems.

         Authorized representatives or agents of the State and the Federal government shall have access to the MCO's accounting records and the accounting records of its subcontractors upon reasonable notice and at reasonable times during the performance and/or retention period of this contract for purposes of review, analysis, inspection, audit, and/or reproduction. In addition, each MCO shall file with the State Insurance Commissioner under oath and on a form prescribed by the State Insurance Commissioner, the financial and other information required. Non-federally qualified MCO's must report a description of certain transactions with parties of interest.

         Copies of any accounting records pertaining to the contract shall be made available by the MCO within ten days of receiving a written request from the State for specified records. If such original documentation is not made available as requested, the MCO agrees to provide transportation, lodging, and subsistence at no cost, for all State and/or Federal representatives to carry out their audit functions at the principal offices of the MCO or other locations of such records. The Family and Social Services Administration, The Indiana Department of Insurance, and other State and Federal agencies and their respective authorized representatives or agents shall have access to all accounting and financial records of any individual, partnership, firm, or corporation insofar as they relate to transactions with any department, board, commission, institution, or other State or Federal agency connected with the contract.

         Financial records pertaining to the contract, including all claims records, shall be maintained for three years following the end of the Federal fiscal year during which the contract is terminated, or when all State and Federal audits of the contract have been completed, whichever is later, in accordance with 45 CFR 74.53. However, accounting records pertaining to the contract shall be retained until final resolution of all pending audit questions and for one year following the terminating of any litigation relating to the contract if the litigation has not

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         terminated within the three year period. Accounting records and procedures shall be subject to State and Federal approval.

         In addition to the above, the MCO shall be subject to the applicable suspension, revocation and penalty provisions imposed by the State Insurance Commissioner.

3.15     CONTRACT PERFORMANCE DISPUTES AND APPEALS

         The Assistant Secretary of OMPP shall be authorized to resolve contract disputes between Contractors and OMPP upon the submission of a request in writing from either party. The request shall provide:

         - A description of the problem, including all appropriate citations and references from the contract in question

         - A clear statement by the party requesting the decision of his interpretation of the contract

         -        A proposed course of action to resolve the dispute

         The Assistant Secretary of OMPP shall determine whether:

         -        The interpretation provided is appropriate

         -        The proposed solution is feasible

         -        Another solution may be negotiable

         The Contractor agrees that, the existence of a dispute notwithstanding, it will continue without delay to carry out all its responsibilities under this contract which are not affected by the dispute. Should the Contractor fail to continue without delay to perform its responsibilities under this contract in the accomplishment of all nondisputed work, any additional costs incurred by the Contractor or the State as a result of such failure to proceed shall be borne by the Contractor, and the Contractor shall make no claim against the State of Indiana for such costs. If the Contractor and the OMPP cannot resolve a dispute within ten working days following notification in writing by either party of the existence of said dispute, then the procedures outlined in the contract between the MCO and the State shall apply.

3.16     LIQUIDATED DAMAGES AND OTHER REMEDIES FOR CONTRACT NON-COMPLIANCE

         In the event that the MCO fails to meet performance requirements or reporting standards set forth in this BAA, the contract, or reporting requirements schedule, it is agreed that damages shall be sustained by the State and the MCO shall pay to the State its actual or liquidated damages according to the following subsections and subject to the limitations provided in Section 1932(e) of the Balanced Budget

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         Act of 1997 and 42 CFR 438, Subpart I. The State may also impose any of the sanctions specified in 42 CFR 438, Subpart I, including the assessment of monetary penalties, and the appointment of temporary management. In accordance with 42 CFR 438, 708(a)(3), the State will impose temporary management if it finds that an MCO has repeatedly failed to meet substantive requirements in Section 1903(m) or Section 1932 of the Act. In the event that the State assumes temporary management of the MCO, the State will grant enrollees the right to terminate without cause and will notify enrollees of this right.

         It is agreed that in the event of a failure to meet specified performance or reporting requirements subject to liquidated damages, it is and will be impractical and difficult to ascertain and determine the actual damages which the State will sustain in the event of, and by reason of, such failure; and it is therefore agreed that the MCO will pay the State for such failures according to the following subsections. No punitive intention is inherent in the following liquidated damages provisions.

         Written notice of failure to perform will be provided to the MCO within thirty days of the State's discovery of such failure.

         If the OMPP elects not to exercise a damage clause contained anywhere in the BAA or contract in a particular instance, this decision shall not be construed as a waiver of the State's right to pursue future assessment of that performance requirement and associated damages, including damages that, under the terms of the BAA or contract, may be retroactively assessed.

3.16.1   NON-COMPLIANCE WITH PERFORMING REQUESTED SERVICES

         Damages resulting from failure of the MCO to provide the requested services will vary depending on the nature of the deficiency. Damages will include, but not be limited to, the costs incurred by the State to ensure adequate service delivery to the affected members. If non-compliance results in a transfer of members to another health plan, damages will include the following: the difference between the capitated rates that would have been paid to the originally contracted MCO and the actual rates paid to the replacement health plan; and costs incurred by the State to accomplish the transfer of members.

3.16.2   NON-COMPLIANCE WITH SHADOW CLAIMS DATA SUBMISSION REQUIREMENTS

         The MCO must comply with the shadow claims submission standards under
         Section 3.6.13.3.1 of this BAA. Liquidated damages will be assessed on three elements of shadow claims submissions, as follows.

         TIMELINESS: An annual review of the MCO's rate of compliance with the established schedule for submitting shadow claims within 90, 180, and 270 days increments will be performed. Liquidated damages in the amount of $200.00 per claim type, per percentage point of non-compliance will be assessed. For example, if the established schedule indicated that 50 percent of claims would be

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         submitted within 180 days and the MCO's actual performance was 48 percent compliance, then liquidated damages of $400.00 would be assessed. Damages will be assessed for each of the three time frames.

         COMPLETENESS: Each shadow claim must pass pre-cycle edits. For each batch submitted, a 98 percent compliance rate is required. Liquidated damages will be assess based on an overall average of calendar monthly submissions. For compliance levels lower than 98 percent, the following schedule of liquidated damages will be assessed:

Percent of Claims Accepted                     Liquidated Damages Amount
--------------------------                     -------------------------
       93.0 - 97.9                                        $ 100
       88.0 - 92.9                                        $ 300
       83.0 - 87.9                                        $ 500
       78.0 - 82.9                                        $ 700
       76.0 - 77.9                                        $ 900
        0.0 - 75.9                                        $1000

         Failure to submit all claim types per month will result in an assessment of liquidated damages of $2,000.00 for each claim type not submitted during that month.

         CORRECTNESS: Each claim must pass paid/denied edits and audits. For each claim type of shadow claims submitted, a minimum of 85 percent of details must adjudicate with a paid status in a calendar month. For compliance levels lower than 85 percent, the following schedule of liquidated damages will be assessed:

Percent of Details Accepted                   Liquidated Damages Amount
---------------------------                   -------------------------
      80.0 - 84.9                                       $ 100
      75.0 - 79.9                                       $ 300
      70.0 - 74.9                                       $ 500
      65.0 - 69.9                                       $ 700
      60.0 - 64.9                                       $ 900
       0.0 - 59.9                                       $1000

3.16.3 NON-COMPLIANCE WITH SUBMISSION OF QUALITY IMPROVEMENT PLAN AND QUARTERLY REPORTS

         The MCO must comply with the timely submission requirements and OMPP approval of the quality improvement plan, which is due within 90 days of the execution of the contract date. Because actual damages caused by non-compliance is not subject to exact determination, the State will assess the MCO, as liquidated damages, $200.00 for each business day that the plan is not delivered after the date it was due. In addition, $200.00 will be applied for each

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         business day that the quarterly report and/or readiness review responses are not delivered after the date it was due.

3.16.4   NON-COMPLIANCE WITH REPORTING GRIEVANCE DATA

         Each MCO will be expected to report complaints and grievances data, as required in Section 3.6.7.5 of this BAA. Failure to report the data within the allotted time frame and in the appropriate format will constitute non-compliance. Because actual damages caused by non-compliance is not subject to exact determination, the State will assess the MCO, as liquidated damages, $200.00 for each business day the MCO is out of compliance with either or both time frame and format requirements.

3.16.5   NON-COMPLIANCE WITH ALL OTHER REPORTING REQUIREMENTS

         Liquidated damages under this Subsection 3.16 of this BAA apply to non-compliance with all other reporting requirements for which liquidated damages are not separately addressed in Section 3.16 of this BAA.

         The MCO will comply with the education/outreach, marketing, network development/access to services, quality improvement, utilization and financial reporting requirements described in this BAA. Because actual damages caused by non-compliance is not subject to exact determination, the State will assess the MCO, as liquidated damages and not as a penalty, $200.00 for each business day the MCO is out of compliance.

         The MCO will be responsible for the timely reporting of utilization and financial data to keep OMPP and the Department of Insurance informed of the latest developments. If any non-compliance negatively impacts the ability of the State to monitor the MCO's solvency position, and changes in the MCO's financial position would have required the State to transfer members to another health plan, actual damages for which the MCO will be responsible in addition to the liquidated amounts above, will include the following: the difference between the capitated rates that would have been paid to the originally contracted MCO and the actual rates paid to the replacement health plan as a result of member transfer; and costs incurred by the State to accomplish the transfer of members. Further, OMPP may withhold all capitation payments until satisfactory financial data is provided.

3.16.6   NON-COMPLIANCE WITH GENERAL CONTRACT PROVISIONS

         The objective of this requirement is to provide the State with an administrative procedure to address issues where the MCO is out of compliance with the Contract. Examples of noncompliance include:

         - Fails to provide medically necessary services that the MCO is required to provide by law or under this contract.

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            -           Imposing premiums or charges on members that are in
                        excess of the premiums or charges permitted under the Hoosier Healthwise program.

            - Discriminating among enrollees on the basis of their health status or need for health care services.

            - Misrepresenting or falsifying information furnished to CMS or to the State.

            - Misrepresenting or falsifying information furnished to a member, potential member, or health care provider.

            - Failing to comply with the requirements for physician incentive plans, as set forth (for Medicare) in 42 CFR
                        422.208 and 422.210.

            - Distributing, either directly or indirectly through any agent or independent contractor, marketing materials that have not been approved by the State or that contain false or materially misleading information.

            - Violating any of the other applicable requirements of sections 1903(m), or 1932 of the Balanced Budget Act of 1997 and any implementing regulations.

            Through routine monitoring, the State may identify contract non-compliance issues resulting from non-performance. If this occurs, the Assistant Secretary of the OMPP or his/her designee will notify the MCO in writing of the nature of the non-performance issue, the basis and nature of the sanction, and the required timeframe for correction. The State will establish a reasonable period of time, not less than ten business days, in which the MCO must provide a written response to the notification. If the noncompliance is not corrected within the specified time, the State may enforce any of the remedies listed below or as allowed under 42 CFR 438 Subpart I.

3.16.6.1    RIGHT TO SUSPEND ENROLLMENT

            Whenever the State determines that the managed care organization is out of compliance with this contract the State may suspend the MCO's right to enroll new participants under this contract. The State must notify the MCO in writing of its intent to suspend new enrollment ten business days before the beginning of the suspension period. The suspension period may be for any length of time specified by the State.

3.16.6.2    RIGHT TO SUSPEND MONTHLY CAPITATION PAYMENTS

            The State may suspend capitation payments for the following month or subsequent months when the State determines that the MCO is out of compliance with this contract. The managed care organization shall be given written notice ten business days prior to the suspension of capitation payments and specific reasons for non-compliance that results in suspension of payments. The OMPP may continue to suspend all capitation payments until non-compliance issues are corrected.

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            In addition, payments provided for under the contract will be denied for new enrollees when, and for so long as, payment for those enrollees is denied by CMS in accordance with the requirements in 42 CFR 438.730.

3.16.7 NON-COMPLIANCE WITH SUBMISSION OF EDUCATION/OUTREACH AND MARKETING MATERIALS

            The MCO must submit all education/outreach materials, including materials developed by subcontractors, to the State for approval, prior to distribution, in accordance with Section 3.6.7.3 and
            3.6.7.4. If the OMPP becomes aware of the failure of the MCO to comply with these requirements, the OMPP may assess liquidated damages in the amount of $200.00 for every piece of material distributed, without OMPP approval, to either members or enrolled providers.

3.17        WARRANT AGAINST CONTINGENCY FEES

            Each MCO warrants that no person or selling agency has been employed or retained to solicit and secure the MCO contract upon an agreement or understanding for commission, percentage, brokerage, or contingency excepting bona fide employees or selling agents maintained by the MCO for the purpose of securing the business. For breach or violation of this warranty, the State of Indiana will have the right to cancel the contract without liability, or in its discretion, to deduct from the contract price or to otherwise recover, the full amount of such commission, percentage, brokerage, or contingency.

3.18        INSURANCE

            Before delivering services under the contract, MCOs will obtain from an insurance company duly authorized to do business in the State of Indiana, at least the minimum coverage levels as listed below for the following types of insurance:

            -           Professional Liability Insurance for the MCO Medical
                        Director

            -           Workers' Compensation

            -           Comprehensive Liability Insurance

            -           Property Damage Insurance

            -           Errors and Omissions Insurance

            Each MCO must be in compliance with all applicable insurance laws of the State of Indiana and the federal government throughout the term of the contract.

3.18.1      PROFESSIONAL LIABILITY INSURANCE

            Professional liability insurance in the amount of at least one million dollars ($ 1,000,000.00) for each occurrence shall be maintained for the MCO Medical Director.

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3.18.2      WORKERS' COMPENSATION

            The Contractor shall obtain and maintain, for the duration of this Contract, workers' compensation insurance for all of its employees working in the State of Indiana. In the event any work is subcontracted, the Contractor shall require the subcontractor similarly to provide workers' compensation insurance for all the latter's employees working in the state, unless such subcontractor's employees are covered by the workers' compensation protection afforded by the Contractor. Any subcontract executed with a firm not having the requisite workers' compensation coverage will be considered void by the Sate of Indiana.

3.18.3      MINIMUM LIABILITY AND PROPERTY DAMAGE INSURANCE

            The Contractor shall obtain, pay for, and keep in force, general liability insurance (including, but not limited to automobile and broad form contractual coverage) against bodily injury or death of any person in the amount of one-million dollars ($1,000,000.00) for each occurrence; and insurance against liability for property damages, as well as first-party fire insurance, including contents coverage for all records maintained pursuant to this contract, in the amount of five-hundred thousand dollars ($500,000.00) for each occurrence; and such insurance coverage that will protect the State against liability from other types of damages, for up to five-hundred thousand dollars ($500,000.00) for each occurrence.

3.18.4      ERRORS AND OMISSIONS INSURANCE

            The Contractor shall obtain, pay for, and keep in force for the duration of the Contract, Error and Omissions Insurance in the amount of one-million dollars ($1,000,000.00).

3.18.5      BONDS

            There must also be a willingness on the part of the MCO to furnish to the IDOA a performance bond of five hundred thousand dollars ($500,000.00). The performance bond, which is due within ten calendar days after the execution of the renewed contract, shall be in the form of a cashier's check, a certified check, or a surety bond. No other check or surety will be accepted. If a surety bond is executed, the surety company must be authorized to do business in the State of Indiana as approved by the Insurance Department of the State of Indiana. The Performance Bond shall be made payable to the IDOA of the State of Indiana and shall be effective for the duration of the contract and any extensions thereof.

            The State reserves the right to increase required bond amounts if enrollment levels indicate the need for higher liquidated damages.

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3.18.6      EVIDENCE OF COVERAGE

            The Contractor shall furnish to the State upon request, a certificate or certificates evidencing that required insurance is in effect, for what amounts, and applicable policy numbers and expiration dates, prior to start of work under the Contract. In the event of cancellation of any insurance coverage, the Contractor shall immediately notify the State of such cancellation. The Contractor shall provide the State with written notice at least ten days prior to any change in the insurance required under this subsection.

            The Contractor shall also require that each of its subcontractors maintain insurance coverage as specified above or provide coverage for each subcontractor's liability and employees. The provisions of this clause shall not be deemed to limit the liability or responsibility of the Contractor or any of its subcontractors hereunder.

3.19        FORCE MAJEURE

            Neither the MCO nor the State will be liable for any damages or excess costs for failure to perform their contract responsibilities if such failure arises from causes beyond their reasonable control and without fault or neglect by the MCO or the State. Such causes may include, but are not restricted to, fires, earthquakes, tornadoes, floods, unusually severe weather, or other catastrophic natural events or acts of God; quarantine restrictions; explosions; subsequent legislation by the State of Indiana or the Federal government; strikes by other than the MCOs' employees; and freight embargoes. In all cases, the failure to perform must be beyond the reasonable control of, and without fault or negligence of, either party.

            Within 48 hours of the occurrence of such an event, the MCO will initiate disaster recovery and/or back-up procedures to provide alternate services for the resumption of business operations. During such period, the MCO will be responsible for all costs and expenses related to provision of the alternate services. Each MCO will notify OMPP prior to initiation of alternate services as to the extent of the disaster and/or emergency and the expected duration of alternate services within 24 hours from onset of the problem.

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
BAA 1-28                                                              Appendix 2

                                    EXHIBIT 2
                          BAA 1-28, APPENDIX 2, REVISED

                          DEFINITIONS AND ABBREVIATIONS

Following are explanations of terms and abbreviations appearing throughout the BAA. These terms will apply in the interpretation of the BAA.

ACTION - The denial or limited authorization of a requested service, including the type or level of service; reduction, suspension, or termination of a previously authorized service; denial, in whole or in part, of payment for a service; failure to provide services in a timely manner; or failure of an MCO or PIHP to act within the timeframes.

AMBULATORY-SENSITIVE CONDITIONS - Chronic diseases or conditions that are amenable to timely office-based management and, therefore, can result in improved patient status and decrease in high cost of care (e.g. reduced inpatient stays and decrease in Emergency Room utilization). Examples of ambulatory-sensitive conditions are diabetes, asthma, congestive heart failure, and pregnancy.

AUTOMATED VOICE RESPONSE (AVR) SYSTEM - A system that helps providers obtain pertinent information about Traditional Medicaid and Hoosier Healthwise member eligibility, benefit limitation, Hoosier Healthwise managed care membership, including delivery system and Primary Medical Provider information, as well as information about prior authorization. Enrollee information obtained through AVR is confidential.

BALANCED BUDGET ACT OF 1997 - Public Law 105-33 that makes numerous changes to various titles of the Social Security Act and creates a new Title XXI, the State Children's Health Insurance Program (CHIP).

BIDDER OR OFFEROR - A qualified, "eligible organization" that submits a bid under this BAA, meets the Criteria for Selection in Section 4.3 of this BAA, and can perform the scope of services outlined in this BAA.

BROAD AGENCY ANNOUNCEMENT (BAA) - This document.

CAPITATION MODEL - A set of fixed rates that is comprised of individual rate components for each type of covered service category (e.g., inpatient hospital, outpatient hospital, physician, home health, etc.).

CAPITATION RATE - The fixed fee that OMPP and CHIP pay monthly to a contracted managed care organization (MCO) for each Hoosier Healthwise member enrolled with that MCO for the provision of covered medical and health services whether or not the member received services during the month for which the fee is intended. These rates vary by age/sex and pregnancy delivery..

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

BAA 1-28                                                              Appendix 2

CASUALTY INSURANCE - Includes, but is not limited to, no fault auto insurance, worker's compensation benefits, and medical payments coverage through a homeowner's insurance policy.

CHILDREN'S HEALTH INSURANCE PROGRAM (CHIP) - As part of the Balance Budget Act of 1997, Congress created CHIP as a way to encourage states to provide health insurance to uninsured children. The federal CHIP program gave states the option to develop a children's health insurance program that was: 1) a Medicaid expansion; 2) a private health insurance program; or 3) a combination of a Medicaid expansion and a private program. The Indiana program is a combination program.

CHILDREN'S MEDICAID - Children whose families do not receive Temporary Assistance to Needy Families (TANF), but who are under age 21 and meet the eligibility requirements.

CHIP COVERED SERVICES - A service provided or authorized by a CHIP provider for a CHIP Package C enrollee for which payment is available under IHCP as set forth 407 IAC 3-3-1.

CLINICAL ADVISORY COMMITTEE (CAC) - The committee established by the OMPP comprised of actively participating medical providers enrolled in Hoosier Healthwise. The CAC's mission is to advise the OMPP concerning its policies by making recommendations that support the quality, accessibility, appropriateness, and cost-effectiveness of health and medical care provided to Indiana's Hoosier Healthwise managed care members.

COLD-CALL MARKETING - Any unsolicited personal contact with a potential enrollee by an employee or agent of an MCO for the purpose of influencing the individual to enroll with the MCO.

CONTRACT - A binding agreement between OMPP and CHIP and the successful offeror for arranging delivery of medical and health services to Hoosier Healthwise managed care program enrollees in which the eligible organization assumes a risk as defined in the contract. The terms of any contract issued pursuant to this BAA shall be construed to be consistent with the Code of Federal Regulations 42 CFR, Part 434.

CONTRACTOR - Any successful offeror or organization selected as a result of the procurement process and contracted to deliver the products/services requested by this BAA.

COST AVOIDANCE - When Medicaid payment is denied or reduced because coverage is available from a liable third party.

CULTURALLY APPROPRIATE - The ability of individuals or organizations to effectively identify and address health practices and behaviors of target populations.

DISEASE MANAGEMENT - An approach to patient care that emphasizes coordinated comprehensive care along the continuum of disease and across health care services. It includes coordination of educational, promotive, preventive, diagnostic and therapeutic services and decisions.

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

BAA 1-28                                                              Appendix 2

DRUG UTILIZATION REVIEW BOARD - The Indiana Drug Use Review Board is appointed by the governor to serve in an advisory capacity to Indiana Medicaid with regard to the prescription and dispensing of drugs by Medicaid providers and the use of drugs by Medicaid recipients. The board, composed of representatives of the pharmacy, medical, and scientific community has a responsibility to establish criteria for both retrospective review and prospective surveillance of drug prescription and dispensing for and use by Medicaid recipients.

EARLY PERIODIC SCREENING, DIAGNOSIS, AND TREATMENT (EPSDT) SERVICES - Those services described at 405 IAC 5-15 as required by Federal law pursuant to 42 U.S.C. 1396d(r), which include certain preventive services to children under 21 years of age.

ELIGIBILITY VERIFICATION SYSTEM (EVS) - There are three eligibility verification systems available to providers. They are Automated Voice Response System (AVR), OMNI 380 Terminal (OMNI), and electronic claims software such as National Electronic Claims Submission (NECS) or Provider Electronic Solutions (PES).

EMERGENCY MEDICAL CONDITION - A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, serious impairment to bodily functions, or serious dysfunction of any bodily organ or part.

EMERGENCY SERVICES - With respect to an individual enrolled with a managed care organization, covered inpatient and outpatient services that are furnished by a provider that is qualified to furnish such services and are needed to evaluate or stabilize an emergency medical condition.

EPSDT - Early and Periodic Screening, Diagnosis and Treatment

ENROLLMENT BROKER - The contractor that is responsible for educating potential Hoosier Healthwise enrollees about and enrolling them in Hoosier Healthwise. This contractor is also responsible for enrolling providers in the Hoosier Healthwise PCCM delivery system and maintaining the Hoosier Healthwise Help-line.

EXPERIMENTAL SERVICE/TREATMENT - Medical technology or a new application of existing medical technology, including medical procedures, drugs, and devices for treating a medical condition, illness or diagnosis that: (1) is not generally accepted by informed health care professionals in the United States as effective, or (2) has not been proven by scientific testing or evidence to be effective in treating the medical condition, illness, or diagnosis for which its use is proposed. Experimental services/treatments are not covered by the Indiana Medicaid and CHIP programs and Federal Financial Participation is not available for experimental services.

FQHC - Federally Qualified Health Center.

FISCAL AGENT - The contractor that is responsible for managing all of the information systems related to the processing and reporting of enrollment, claims, and utilization data. This

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

BAA 1-28                                                              Appendix 2

contractor is responsible for making capitated payments and for reimbursing fee-for-service providers on behalf of OMPP.

HCFA - Health Care Financing Administration.

HEALTH MAINTENANCE ORGANIZATION (HMO) - An entity that operates a prepaid health care delivery plan that is licensed by the Indiana Department of Insurance as an HMO.

HEALTH INSURANCE - Includes, but is not limited to, coverage by any health care insurer, MCO, Medicare, or an employer-administered ERISA plan.

HOOSIER HEALTHWISE - Hoosier Healthwise was the name for Indiana's Medicaid managed care program. With the CHIP program's influence, and an extensive marketing campaign, Hoosier Healthwise is now the program name for Medicaid and CHIP sponsored health care coverage to eligible children, pregnant women and low-income families. The two delivery systems of Hoosier Healthwise are primary care case management (PCCM), risk-based managed care (RBMC).

INDIANAAIM - The Indiana Advanced Information Management System; another name for the State's Medicaid Management Information System (MMIS).

INDIANA DEPARTMENT OF ADMINISTRATION (IDOA) - The State of Indiana Department of Administration.

INDIANA DEPARTMENT OF INSURANCE (IDOI) - The State of Indiana Department of Insurance.

INDIANA FAMILY AND SOCIAL SERVICES ADMINISTRATION (IFSSA) - The umbrella agency administering many of Indiana's social service programs, including those administered by the Office of Medicaid Policy and Planning, and the Office of the Children's Health Insurance Program.

INDIANA HEALTH COVERAGE PROGRAMS -- Includes three distinct programs: 590, Traditional Medicaid, and Hoosier Healthwise (which also includes CHIP).

MCO ENROLLEE OR MCO MEMBER - A Hoosier Healthwise Package A, B or C enrollee who is eligible to participate in managed care, and is enrolled with a Hoosier Healthwise contracted MCO.

MANAGED CARE - Any effort to influence the utilization and efficiency of medical/health care through the restructuring and integration of both financing and health care delivery systems.

MANAGED CARE ENTITY (MCE) - Following the Balanced Budget Act, it refers to both PCCM and contracted MCOs.

Revision date: 7/10/2003                                                 Page 4

BAA 1-28                                                              Appendix 2

MANAGED CARE ORGANIZATION (MCO) - A contracting organization that assumes financial risk for arranging or administering a health care delivery system for Hoosier Healthwise enrollees and paying for covered health care services.

MANAGED CARE ENTITY MONITORING CONTRACTOR - An entity under contract with the State to evaluate the quality of services under the Hoosier Healthwise program and assist the State in monitoring the performance of the Managed Care Organization (MCO) under the MCO contract with the State and the PCCM component of the program.

MANAGED CARE MEMBER - An individual linked to a PMP and a plan within the Hoosier Healthwise program.

MARKETING - Communication from an MCO to a Medicaid recipient who is not enrolled in that entity, that can reasonably be interpreted as intended to influence the recipient to enroll in that particular MCO's Medicaid product, or either to not enroll in, or to disenroll from, another MCO's Medicaid product.

MARKETING MATERIALS - Materials that are produced in any medium, by or on behalf of an MCO that can reasonably be interpreted as intended to market to potential enrollees.

MEDICAID OR MEDICAL ASSISTANCE PROGRAM - Medicaid is a federal-state funded medical assistance program administered by the State to provide reasonable and necessary medical care for persons meeting both medical and financial eligibility requirements pursuant to federal law, 42 U.S.C. 1396 and state law, IC 12-15.

MEDICAID COVERED SERVICE - A service provided or authorized by a Medicaid provider for a Medicaid enrollee for which payment is available under the Indiana Medicaid program as set forth in 405 IAC 5. A list of covered services is referenced in IC 12-15-5-1.

MEDICAID MANAGEMENT INFORMATION SYSTEM (MMIS) - The new medical assistance and payment information system of the Indiana Family and Social Services Administration; also known as IndianaAIM.

MEDICAID ENROLLEE - A person who is Medicaid-eligible, enrolled and receives health services covered by Medicaid. Enrollees are divided into the following eligibility categories: Traditional Medicaid (Aged; Blind and Disabled); and Hoosier Healthwise (TANF; Pregnancy Medicaid and Children's Medicaid).

MEDICALLY NECESSARY - Medically necessary services covered by the Indiana Medicaid and CHIP are specified in 405 IAC 5.

MEMBER IDENTIFICATION NUMBER - The member identification number may also be called recipient identification (RID) number. This number is on the enrollee's Hoosier Health Card. See the IHCP Provider Manual for a picture of the card.

Revision date: 7/10/2003                                                  Page 5

BAA 1-28                                                              Appendix 2

NON-COVERED SERVICE - Service not covered, arranged or provided for under the Indiana Medicaid or CHIP program.

OFFICE OF MEDICAID POLICY AND PLANNING (OMPP) - The office within IFSSA that is the designated single state agency that administers the Indiana Health Coverage Programs. OMPP is responsible for developing the policies and procedures for Hoosier Healthwise.

OUT-OF-AREA SERVICES - Services provided outside of the MCO contracted region.

OUT-OF-PLAN SERVICES (also referred to as "OUT-OF-NETWORK" SERVICES) - Services provided outside of the established MCO network.

PACKAGE A - Full Medicaid coverage for low income families, with children under 18 years, including those receiving Temporary Assistance for Needy Families
(TANF); children whose families do not receive TANF, but who are under age 21 and meet the eligibility requirements; pregnant women who meet the TANF income and resource criteria; wards of the state and foster children (on a voluntary basis); and CHIP Phase I, children under age 19 whose family's income is up to 150% of federal poverty level.

PACKAGE B - Pregnancy-related coverage is provided to women whose income is below 150% of poverty without regard to their resources. Eligibility extends up to 60 days postpartum.

PACKAGE C - Preventive, primary and acute care services for children under age 19 whose family's income is 150-200% of federal poverty level.

PACKAGE D - Formerly Hoosier Healthwise for People with Disabilities and Chronic Illnesses. It provided full coverage with case management services.

PACKAGE E - Individuals enrolled in this package are eligible for emergency services only. These individuals are considered Hoosier Healthwise enrollees, however, they are no enrolled in managed care.

PARTICIPATING PROVIDER - The healthcare practitioner who is either employed by, or has executed an agreement with an MCO, to service Indiana Medicaid and Hoosier Healthwise managed care members.

POST-STABILIZATION SERVICES - Covered services, related to an emergency medical condition that are provided after an enrollee is stabilized in order to maintain the stabilized condition, or, under the circumstances described in 42 CFR 438.114(e) to improve or resolve the enrollee's condition.

PRIMARY CARE CASE MANAGEMENT (PCCM) - One of the delivery systems of Hoosier Healthwise, in which members are linked to a Primary Medical Provider (PMP) who contracts directly with the State of Indiana. The PMP is responsible for coordinating designated covered services and is reimbursed on a fee-for-service basis.

Revision date: 7/10/2003                                                  Page 6

BAA 1-28                                                              Appendix 2

PRIMARY MEDICAL PROVIDER (PMP) - Those contracted physicians who are responsible for providing primary and preventive care, and for authorizing other Medicaid and CHIP covered services as needed, and within the scope of their contracts to authorize, for members of Hoosier Healthwise.

PRIMESTEP - This is the name of the Hoosier Healthwise PCCM network. PCCM and PrimeStep are often used interchangeably.

QUALITY ASSURANCE/QUALITY CONTROL (QA/QC)- QA/QC are interrelated methods of monitoring the services that MCOs arrange or administer for their members.

QUALITY IMPROVEMENT COMMITTEE (QIC) - The committee established by the OMPP that serves to provide oversight for the appropriateness and quality of care provided to members by establishing standards and guidelines for the provision of care. The QIC is responsible for integrating the quality improvement process and serves as a coordinating and advisory body. ,

RHC - Rural Health Clinic.

REDETERMINATION - A process performed by the County Office of the Division of Family and Children (DFC) caseworkers, to determine whether a currently eligible member continues to be eligible to receive benefits.

RISK-BASED MANAGED CARE (RBMC) FOR HOOSIER - A fully capitated prepayment plan where MCOs are at risk to arrange for and administer the provision of a comprehensive set of covered services to Hoosier Healthwise members. Members are linked to a Primary Medical Provider (PMP) who contracts directly with the MCO.

SELF-REFERRAL SERVICES - Services that enrolled members may receive from any IHCP-enrolled provider qualified to render the service. These are: emergency services; family planning services; behavioral health services rendered by providers in a Medicaid mental health specialty; podiatric services; chiropractic services; eye care services (except for eye-care surgical services); and HIV/AIDS targeted case management services.

SERVICE AREA - The counties and municipalities in which an MCO is authorized by the State of Indiana pursuant to a contract under this BAA to operate as a Medicaid MCO and in which service capability exists as defined by the State.

SERVICES - Work to be performed as specified in this BAA.

SHADOW CLAIMS - Reports of individual patient encounters with an MCO's healthcare delivery system which contain fee-for-service equivalent detail as to procedures, diagnoses, place of service, billed amounts, and rendering/billing providers.

STATE - The State of Indiana.

Revision date: 7/10/2003                                                  Page 7

BAA 1-28                                                              Appendix 2

SUBCONTRACTOR - A state-approved entity that contracts with the MCO, or one of the MCO's approved subcontractors, to perform a specific part of the MCO's obligations under the provisions of the Contract between the State and the MCO. For purposes of this BAA, the definition of subcontractors is limited to parties not involved in the actual delivery of health care services.

TANF (TEMPORARY ASSISTANCE FOR NEEDY FAMILIES) - A cash assistance program for families (caretakers and children under 18 years). TANF replaces the cash-assistance program, Aid to Families with Dependent Children.

THIRD PARTY - Any person or entity who is or may be liable to pay for health care and services rendered to a Medicaid beneficiary. Some examples of "third parties" include a beneficiary's health insurer, casualty insurer, a managed care organization (MCO), or an employer-administered ERISA plan.

UPPER PAYMENT LIMIT - A federal regulation which requires that the maximum payments to the MCO, for a defined scope of services delivered to a defined number of members, may not exceed the cost to the Medicaid program of paying for those same services on a fee-for-service basis, for an actuarially equivalent non-enrolled population group.

UTILIZATION REVIEW (UR) - A process by which the MCO performs ongoing monitoring of the services arranged for and administered by the MCO and provided by its participating providers to ensure that members receive appropriate and medically necessary health care services.

Revision date: 7/10/2003                                                  Page 8

                                TRANSITION REPORT

NAME OF MCO                            MCO A
REPORTING PERIOD START DATE         JULY 1, 2003
REPORT DUE DATE                    AUGUST 7, 2003

                          PROVIDER NETWORK DEVELOPMENT

       REPORTING REQUIREMENT                         MANDATORY RISK BASED MANAGED CARE (RBMC) COUNTIES
                                                PORTER    LAPORTE      MORGAN   JOHNSON   HOWARD       GRANT    MADISON     DELAWARE
                                                ------    -------      ------   -------   ------       -----    -------     --------
Total member enrollment
Current MCO member enrollment
PRIMARY MEDICAL PROVIDER
OB-GYN contracts at beginning of period
Pediatricians at beginning of period
Other PMPs at beginning of period
New - OB-GYN contracts this period
New - Pediatrician contracts this period
New - Other PMP contracts this period
All PMPs at end of period                            0          0           0         0        0           0          0            0
PMP contracts pending ***
SPECIALISTS
Specialists at beginning of period
New specialist contracts this period**
Specialists at end of period
FACILITIES
Acute care hospitals beginning of period
Acute care hospitals end of period
Hospital contracts pending***
ANCILLARY PROVIDERS
Pharmacies beginning of period
Pharmacies end of period
Home Health Providers beginning
Home Health end of period
Transportation providers beginning
Transportation end of period
Other - Beginning of period
Other - End of period**

INSTRUCTIONS: For the first reporting period, MCOs should complete all cells highlighted in blue and yellow.

For all subsequent reporting periods, MCOs should complete cells highlighted in yellow only. Disenrollments should be reported and described should be reported and described in the Comments section.

* "PMP contract" refers to a contract with an individual provider rather than a group or delivery system

** Give provider type in Comments section

*** high probability of completing contract negotiations within 60 days after end of period

                                   EXHIBIT 3

MCO Transition Report for Mandatory MCO Counties (Phase II)

   PROVIDER             CLAIMS
    NETWORK           STATISTICS                   DATE DUE
 REPORT PERIOD       REPORT PERIOD    (5TH BUSINESS DAY AFTER MONTH END)
 -------------       -------------    ----------------------------------
   July-03             June-03             August 7, 2003
  August-03            July-03           September 8, 2003
September-03          August-03           October 7, 2003
 October-03          September-03         November 7, 2003
 November-03          October-03          December 5, 2003
 December-03         November-03          January 7, 2004
 January-04          December-03          February 6, 2004
 February-04          January-04           March 5, 2004
  March-04           February-04           April 7, 2004
  April-04             March-04             May 7, 2004
   May-04              April-04             June 7, 2004
   June-04              May-04              July 7, 2004
   July-04             June-04             August 6, 2004

Submissions are due to Kristy Bredemeier by 5:00 PM on the date listed
                         BredemeierKE@fssa.state.in.us

                                TRANSITION REPORT

NAME OF MCO                                             MCO A
REPORTING PERIOD START DATE                         JUNE 1, 2003
REPORT DUE DATE                                    AUGUST 7, 2003

                                CLAIMS PROCESSING

       REPORTING REQUIREMENT                     CURRENT PERIOD                  PREVIOUS PERIOD
       ---------------------                     --------------                  ---------------
Claims on-hand at beginning of period
Claims received this period
Claims paid this period*
Claims denied this period*
Claims on-hand end of period                                  0                                0
Average length of time to pay or deny (in days)

* Claims paid are those claims for which some payment was made to the billing provider, and those

                                TRANSITION REPORT

NAME OF MCO                                               MCO A
REPORTING PERIOD START DATE                            JULY 1, 2003
REPORT DUE DATE                                       August 7, 2003

                  REPORT                                    COMMENTS
                  ------                                    --------
PROVIDER ACCESS AND AVAILABILITY
CLAIMS PROCESSING

                                                      Joseph E. Kernan, Governor
                                                                State of Indiana

[INDIANA FAMILY &          "People        OFFICE OF MEDICAID POLICY AND PLANNING
SOCIAL SERVICES         helping people       402 W. WASHINGTON STREET, ROOM W382
ADMINISTRATION LOGO]         help                    INDIANAPOLIS, IN 46204-2739
                         themselves"

March 2, 2004

John Blank, MD, CEO
Harmony Health Plan of Illinois, Inc.
125 South Wacker Drive, Suite 2900
Chicago, IL 60606

RE: Hoosier Healthwise Contract, Fourth Amendment

Dear Dr. Blank,

Enclosed is your copy of the fully executed Fourth Amendment to the Hoosier Healthwise MCO contract.

The amendment is effective January 1, 2004, and adjusts the capitation rates. OMPP and Milliman USA discussed the adjusted rates with representatives of the MCOs on December 19, 2003.

OMPP appreciates Harmony's continued partnership in the Hoosier Healthwise program.

Sincerely,

/s/ John Barth
-------------------------------------
John Barth
Director of Managed Care

Enclosure

Cc: Robert Currie, Harmony
    Ginger Brophy

             Equal Opportunity / Affirmative Action Employer [SEAL]

MAR - 8 2004

                                FOURTH AMENDMENT
                                       TO
                                CONTRACT BETWEEN
                   THE OFFICE OF MEDICAID POLICY AND PLANNING,
              THE OFFICE OF THE CHILDREN'S HEALTH INSURANCE PROGRAM
                                       AND
                      HARMONY HEALTH PLAN OF ILLINOIS, INC.

      This FOURTH AMENDMENT to the above-referenced Contract is made and entered into by and between the State of Indiana [hereinafter "State" of "State of Indiana"], through the Office of Medicaid Policy and Planning and Office of the Children's Health Insurance Program [hereinafter called "State" or "Office"], of the Indiana Family and Social Services Administration, 402 West Washington Street, Room W382, Indianapolis, Indiana 46204, and Harmony Health Plan of Illinois, Inc., doing business as Harmony Health Plan of Indiana, [hereinafter called "Contractor"], 125 South Wacker Drive, Suite 2900, Chicago, Illinois, 60606.

      WHEREAS, the State of Indiana and Contractor have previously entered into a contract for a term beginning January 1, 2001, and ending December 31, 2002, [hereinafter "the original contract"] for services to arrange for and to administer a risk-based managed care program (RBMC) for certain Hoosier Healthwise enrollees in Packages A, B and C as procured through BAA 01-28;

      WHEREAS, the parties have previously entered into a First Amendment for additional duties and the adjustment of capitation rates related to the mandatory MCO enrollment of Hoosier Healthwise members residing in certain Indiana counties;

      WHEREAS, the Family and Social Services Administration (FSSA) issued new contract documents in lieu of a Second Amendment document so that FSSA may move its contract data into a single contract database. The original contract was issued for the contract term starting January 1, 2001, through December 31, 2002, and provided for a renewal clause, exercised at the option of the State for two additional years. The State exercised this option and renewed the contract from January 1, 2003, through December 31, 2004;

      WHEREAS, the parties have previously entered into a Third Amendment in order to bring the contract into compliance with applicable new federal regulations at 42 CFR 438 implementing the federal Balanced Budget Act of 1997;

      WHEREAS, the Office desires to further amend the contract with this FOURTH AMENDMENT to adjust the capitation rates under which the Contractor shall be paid and these rates have been determined to be actuarially sound for risk contracts, in accordance with applicable law and federal regulations at 42 CFR 438.6(c), and to update state contract language;

      NOW THEREFORE, the parties enter into this FOURTH AMENDMENT for the consideration set out below, all of which is deemed to be good and sufficient consideration in order to make this FOURTH AMENDMENT a binding legal instrument.

MCO Contract, Fourth Amendment         Page 1 of 4           Harmony Health Plan

1. The parties hereby ratify and incorporate herein each term and condition set out in the original Contract and the first, second, and third amendments, as well as all written matters incorporated therein except as specifically provided for by this FOURTH AMENDMENT.

2.    The effective date of this amendment is January 1, 2004.

3. The parties agree that Article IV. Payment, paragraph A, of the Second Amendment (renewal contract) is amended as follows:

                                CAPITATION RATES

CATEGORY                      PACKAGES A/B            PACKAGE C
--------                      ------------            ---------
NORTH REGION
Newborns                      $       397.38     $       217.38
Preschool                     $        73.69     $        78.20
Children                      $        58.10     $        63.25
Adolescents                   $        91.72     $        83.63
Adult Males                   $       246.78
Adult Females                 $       214.49
Deliveries                    $      3406.34     $      3406.34
CENTRAL REGION
Newborns                      $       406.30     $       162.90
Preschool                     $        82.21     $        78.39
Children                      $        58.89     $        53.63
Adolescents                   $       113.13     $        67.91
Adult Males                   $       247.25
Adult Females                 $       217.85
Deliveries                    $      3535.12     $      3535.12

4.    Insurance Coverage.

      a. The Contractor shall secure and keep in force during the term of this agreement, the following insurance coverage, covering the Contractor for any and all claims of any nature, which may in any manner arise out of or result from this agreement:

            1) Commercial general liability, including contractual coverage, and products or completed operations coverage (if applicable), with minimum liability limits of $500,000 per person and $1,0000,000 per occurrence unless additional coverage is required by the State.

            2)    (Reserved)

            3)    (Reserved)

            4) Workers compensation coverage meeting all statutory requirements of IC 22-3-2. In addition, an "all states endorsement" covering claims occurring outside the state of Indiana if any of the services provided under this agreement involve work outside the state of Indiana. The Contractor shall provide proof of such insurance coverage by tendering to the undersigned State representative, a certificate of insurance prior to the commencement of this agreement.

   b. The Contractor's insurance coverage must meet the following additional requirements:

            1) Any deductible or self-insured retention amount or other similar obligation

MCO Contract, Fourth Amendment       Page 2 of 4             Harmony Health Plan
                  under the insurance policies shall be the sole obligation of the Contractor.

            2) The State will be defended, indemnified, and held harmless to the full extent of any coverage actually secured by the contractor in excess of the minimum requirements set forth above. The duty to indemnify the State under this agreement shall not be limited by the insurance required in this agreement.

            3) The insurance required in this agreement, through a policy or endorsement, shall included a provision that the policy and endorsements may not be canceled or modified without thirty
                  (30) days prior written notice to the undersigned State representative.

            4) Failure to provide insurance as required in this agreement is a material breach of contract entitling the State to immediately terminate this agreement.

      c. The Contractor shall furnish a certificate of insurance and all endorsements to the undersigned State representative prior to the commencement of this agreement.

5. The Contractor agrees to comply fully with the provisions of the Contractor's MBE/WBE participation plans, and agrees to comply with all Minority and Women Business Enterprise statutory and administrative code requirement and obligations, including IC 4-13-16.5 and 25 IAC 5.

      The Contractor further agrees to cooperate fully with the minority and women's business enterprises division to facilitate the promotion, monitoring, and enforcement of the policies and goals of the MBE/WBE program, including any and all assessments, compliance reviews and audits that may be required.

6. The Contractor certifies that, if it is a non-domestic entity, it is registered with the Indiana Secretary of State to do business in the State of Indiana.

7. The parties agree that this Fourth Amendment to the parties' original Contract has been duly prepared and executed pursuant to Paragraph VII.B of the original contract.

8. The undersigned attests, subject to the penalties for perjury, that he is the contracting party, or that he is the representative, agent, member or officer of the contracting party, that he has not, nor has any other member employee, representative, agent or officer of the firm, company, corporation or partnership represented by him, directly or indirectly, to the best of his knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he has not received or paid, any sum of money or other consideration for the execution of this agreement other than that which appears upon the face of the agreement.

             //THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.//

MCO Contract, Fourth Amendment        Page 3 of 4            Harmony Health Plan

WHEREOF, the parties have, through duly authorized representatives, entered into this agreement. The parties having read and understood the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

For the Contractor:                         For the State of Indiana:

/s/ John Blank                              /s/ Melanie M. Bella
-------------------------------------       ------------------------------------
John Blank, MD                              Melanie M. Bella
President/CEO                               Assistant Secretary
Harmony Health Plan of Illinois, Inc.       Office of Medicaid Policy & Planning

Date: 1/8/04                                Date: 1/13/04

APPROVED:

/s/ [ILLEGIBLE]                             /s/ Elizabeth A. Culp
-------------------------------------       ------------------------------------
Marilyn Schultz, Director                   Elizabeth A. Culp, Director
State Budget Agency                         Children's Health Insurance Program

Date: 1-26-04                               Date: 1-14-04

APPROVED AS TO FORM AND LEGALITY:           APPROVED:

/s/ Stephen Carter                          /s/ A. Douglas Seidman (for)
-------------------------------------       ------------------------------------
Stephen Carter                              Charles R. Martindale, Commissioner
Attorney General of Indiana                 Department of Administration

Date: 2/25/04                               Date: 1/16/04

MCO Contract, Fourth Amendment        Page 4 of 4            Harmony Health Plan